As filed with the SEC on September 3, 2003
Registration No. 333-_______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT Under THE SECURITIES ACT OF 1933

HIENERGY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	3826	91-2022980
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Code)	(I.R.S. Employer Identification Number)

1601 Alton Parkway, Unit B Irvine, California 92606 (949) 757-0855
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Agent for Service: Dr. Bogdan C. Maglich, Chief Executive Officer HiEnergy Technologies, Inc. 1601 Alton Parkway, Unit B Irvine, California 92606 (949) 757-0855	With a Copy to: Nicholas J. Yocca, Esq. Yocca Patch & Yocca, LLP 19900 MacArthur Blvd., Suite 650 Irvine, California 92612 (949) 253-0800
(Name, address, including zip code, and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this registration becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [    ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  [     ]

The combined prospectus contained herein also pertains to Registration File No. 333-101055.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share	7,603,723 (2)	$1.05(3)	$7,983,909 (3)	$645.90(4)

(1)     In the event of a stock split, stock dividend or similar transaction involving the Registrant’s common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2)     This registration statement covers an aggregate of 7,603,723 shares of authorized but previously unissued common stock offered by the Company.

(3)     The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based upon a proposed maximum offering price per share of common stock of $1.05, which was the average of the high and low reported prices of the Registrant’s common stock on August 28, 2003.

(4)     This registration fee was calculated by (a) multiplying (i) the aggregate number of shares being covered by this registration statement (i.e., 7,603,723) by (ii) a proposed maximum offering price per share of common stock of $1.05, which was the average of the high and low reported sale prices of the Registrant’s common stock on August 28, 2003, and then (b) multiplying that product (i.e., 7,603,723 multiplied by $1.05 equals $7,983,909) by the current fee rate multiplier of 80 dollars and 90 cents per million dollars (i.e., 0.00008090).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement becomes effective on such date as the Commission, acting under Section 8(a), may determine.

WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject To Completion

PROSPECTUS

22,272,851 Shares

Common Stock

Our Common Stock, par value $0.001 per share, trades on the NASD OTC Bulletin Board(R) under the symbol "HIET."

The shares being offered pursuant to this prospectus include 10,000,000 shares sold or being offered by HiEnergy Technologies for the account of HiEnergy Technologies and 12,272,851 shares sold or being offered by selling security holders identified in this prospectus for their own accounts.  We received or will receive proceeds only from our sale of up to 10,000,000 shares of common stock, par value $0.001 per share, pursuant to this prospectus. We will not receive any proceeds from the sale of the other 12,272,851 shares by the selling security holders.

The mailing address and the telephone number of our principal executive offices are 1601 Alton Parkway, Unit B, Irvine, California 92606 and 949-757-0855.

Investing in our common stock involves a high degree of risk. Please see the section of this prospectus entitled "Risk Factors" beginning on page 3.

SEE INVESTOR SUITABILITY STANDARDS ON PAGE 16

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares are being offered on a delayed or continuous basis pursuant to Rule 415. Methods by which the selling prices of these shares may be determined will include directly negotiating prices, accepting bid prices as then quoted, or any other commercially practicable manner of pricing, depending upon the seller's particular manner of distribution. See "Plan of Distribution"  beginning on page 53.

As of the date of this prospectus, the closing sale price of our common stock was $1.36 as reported on the OTCBB. Our common stock does not trade on Nasdaq or any national securities exchange.

This prospectus relates to Registration Statement File No. 333-101055 and Registration Statement File No.                      and Registration Statement File No.                     .

The date of this prospectus is September 2, 2003.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

INVESTOR SUITABILITY

Because of the risks involved in owning our shares (see “Risk Factors” on page 3) no one should invest in our shares unless they can afford to lose their entire investment. Certain states (see “Investor Suitability Standards” on page 16) require that buyers meet certain investor suitability criteria. HiEnergy Technologies and selling security holders are not legally permitted to sell shares in every state pursuant to this prospectus. We are not selling shares in New Mexico or South Carolina, or in any other state where such sale is prohibited. We have thus far in these offerings sold only to accredited investors and only in the states of New York and Georgia and in Canada. The offering pursuant to this prospectus has been registered under the laws of the United States and qualified under the laws of the United States and New York, Georgia, Hawaii, Illinois, Puerto Rico and Wyoming. Other states where we qualify in the future may require higher standards of investor suitability.

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus. Because it is a summary, it necessarily does not contain all of the information necessary to your investment decision. To understand this offering fully, you should read carefully the entire prospectus.

Investment Risks

Investing in our common stock involves a high degree of risk. Please see the section of this prospectus entitled “Risk Factors” beginning on page 3. Please read “Risk Factors,” as well as other cautionary statements in this prospectus, before investing in shares of our common stock.

Our Company

HiEnergy Technologies, Inc. (“we”, “us” , or the “Company”) is a development stage company in the business of developing a substance detection technology. Our technology is stoichiometrically-based and can remotely determine the empirical chemical composition of substances, including explosives, biological weapons and illegal drugs.

We are the parent public company of what had been an operating subsidiary named HiEnergy Microdevices, Inc. We were incorporated under the laws of the State of Washington on March 22, 2000, under the name SLW Enterprises Inc. On April 30, 2002, we changed our name to HiEnergy Technologies, Inc. following our acquisition of an approximately 92% ownership interest in HiEnergy Microdevices, Inc. in a reverse take-over transaction.

As a result of this transaction, former stockholders of HiEnergy Microdevices came to own approximately 65% of our outstanding equity. The composition of our board of directors currently consists of five directors.

On October 22, 2002, we changed our domicile (state of incorporation) from Washington to Delaware by merging into a Delaware corporation. Our name remains HiEnergy Technologies, Inc. Our 92% owned subsidiary, HiEnergy Microdevices, is a Delaware corporation formed in 1995. Subsequent to the development of “atometry” by the U.S. Army and Dr. Maglich, HiEnergy Microdevices was the entity by which our technology had been developed. Dr. Bogdan Maglich, our Chairman of the Board, Chief Executive Officer, President, Treasurer and Chief Scientific Officer, founded HiEnergy Microdevices to commercialize the technology to remotely and non-intrusively decipher the chemical composition of substances.

We have developed technology capable of remote and non-intrusive, quantitative on-line deciphering of the chemical composition of substances, including explosives, biological weapons and illegal drugs. We plan to continue to develop, commercialize and market our technology to agencies, organizations and ultimately industrial users that need to improve the speed, accuracy and efficiency of their security screening procedures.

Our technology is a “stoichiometric” sensor that identifies the empirical chemical formulas of the analyzed chemical substance. “Stoichiometry” is the scientific term for the art and science of deciphering the empirical chemical formulas of unknown substances.

We are currently developing three detection systems, the SuperSenzor, MiniSenzor and MicroSenzor. During the period 1998-2002, our prototype SuperSenzor demonstrated the ability to retrieve from three feet away, in a matter of seconds, the chemical formula and three-dimensional location of (1) explosive simulant through steel or soil; (2) cocaine simulant through rice; and (3) anthrax through paper. The empirical chemical formulas of substances and their locations are obtained non-intrusively, trans-barrier, and online. On May 8, 2002, our prototype MicroSenzor demonstrated, before two inspectors of the Office of Inspector General of the Department of Transportation, the ability to semi-automatically, stoichiometrically identify one kilogram of TNT explosive simulant in a metal container from a distance of one foot in 20 minutes, and discriminate it from common non-explosive substances. On January 9, 2003, our MiniSenzor demonstrated high reliability in blind open air field tests at the Indian Point, Maryland, U.S. Navy base. The primary goal of the tests was to determine the ability of our MiniSenzor to chemically determine, from the outside, whether or not the filler of an artillery shell or other containers, is an explosive or an inert substance. MiniSenzor scored a perfect 100%.

Our principal executive offices are located at 1601 Alton Parkway, Unit B, Irvine, California 92606, and our telephone number is (949) 757-0855.

THE OFFERING

Common stock offered by us and the selling
security holders

Up to 22,272,851 shares of common stock may be offered and sold from time to time under this prospectus. These shares are comprised of 10,000,000 shares of our authorized and previously unissued common stock, of which thus far we have sold approximately 2,400,000 shares, that we intend to offer and sell for our own account, 8,316,675 shares of common stock outstanding to be offered by selling security holders, 3,789,110 more shares that may be offered by them under this prospectus upon issuance to selling security holders pursuant to exercise of outstanding warrants, options and convertible securities, and 167,066 shares of authorized and unissued common stock registered pursuant to registration rights agreements with certain of our stockholders. See “Selling Security Holders,” “Plan of Distribution,” and “Description of Securities.”

Use of Proceeds	We have and will receive and retain any and all net proceeds of selling the 10,000,000 shares of common stock that we will offer pursuant to this prospectus, net of any applicable discounts, commissions, charges or fees. Any proceeds received by us will be used for ongoing operations, research and development and payment of existing indebtedness. All other proceeds of this offering will be received by selling security holders for their own accounts. We may be, but do not anticipate, also receiving payments in connection with the exercise of options or warrants whose underlying shares may in turn be sold by selling security holders pursuant to this prospectus. See “Use of Proceeds.”

OTC Bulletin Board(R) trading symbol	HIET

SUMMARY FINANCIAL DATA

The following tables summarize the consolidated statements of operations and balance sheets data for our business.

STATEMENT OF OPERATIONS DATA:	FISCAL YEAR ENDED APRIL 30, 2002	FISCAL YEAR ENDED APRIL 30, 2003	FOR THE PERIOD FROM AUGUST 21, 1995 (INCEPTION) TO APRIL 30, 2003
Revenues	$148,166	$144,587	$470,503

Loss from operations	$(1,387,596)	$(5,409,665)	$(8,123,246)

Net loss	$(1,389,530)	$(6,257,056)	$(8,981,620)

Net loss per share	$(0.08)	$(0.27)	$(0.70)

Weighted average common shares outstanding	17,783,760	23,386,403	12,817,339

Balance Sheet Data:	As at April 30, 2003

Cash and cash equivalent	$107,008

Total assets	$1,813,095

Total liabilities	$897,348

Total Stockholders' Equity (deficit)	$915,747

RISK FACTORS

An investment in our common stock involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following risk factors before deciding to invest in shares of our common stock. Any of the following risks could actually harm our business, financial condition and operating results to a very material extent. As a result, the trading price of our common stock could decline rapidly, and you could lose all of your investment.

Risks Related to Our Business

We understand there presently is a formal SEC inquiry that relates to investors in our predecessor company about the time of the reverse takeover transaction between SLW Enterprises Inc. and HiEnergy Microdevices, Inc.

We were first made aware by a reporter with the Dow Jones News Service that there may be an alleged relationship between an individual by the name of Phil Gurian, who had previously been convicted and awaits sentencing for previous alleged stock manipulation schemes, and a former director and Chief Executive Officer of each of SLW and HiEnergy Technologies, Barry Alter. We initiated an independent investigation into whether such relationship existed, and if so, to determine further whether we or any of our directors or officers engaged in any wrongdoing. The investigation concluded that Mr. Alter had contact with Mr. Gurian in connection with the reverse acquisition of HiEnergy Microdevices by SLW in April 2002. Mr. Gurian was never a record stockholder of SLW or HiEnergy Technologies or HiEnergy Microdevices. However, we believe that Mr. Gurian introduced other investors to SLW who did own our stock or do own our stock. Our investigation revealed that some stockholders who purchased significant amounts of SLW shares shortly prior to the reverse acquisition knew or had other business dealings with Mr. Gurian. One of these stockholders was a company reportedly owned by Mr. Gurian’s mother, which disposed of its shares in April 2002 at a substantial profit. We believe that, innocently or intentionally, Mr. Alter knew of these purchases. Please see the section entitled “Legal Proceedings.” After our independent investigation concluded, the Dow Jones News Service has developed further its story about various connections that allegedly may have existed between these and other investors and Mr. Gurian himself and other connections including some between a former market maker and Mr. Gurian. We continue the development of our technology and products. Thus far our efforts are proceeding undisturbed and without interruption. Naturally, we cooperated fully with the SEC’s every request. We feel that we have fully complied with the request by the SEC for information. For instance, we have provided over 3,000 pages of documents. As to the conclusions of the independent committee, please see “Legal Proceedings.” We will also rely upon the SEC’s investigation to help us determine whether and what kind of corporate legal action is appropriate. The SEC has indicated that its investigation will not be swiftly concluded. To our knowledge, the SEC has indicated that it cannot conclude its investigation until Mr. Alter has a personal discussion with the SEC about Phil Gurian; he has not been served with any subpoena or similar compulsory order to speak with the SEC, and he cannot be serviced with a subpoena or other legal process of a U.S. court in his country of residence, Canada.

The price of our stock declined precipitously in connection with the news story and our announcements concerning our independent investigation and the SEC investigation. A loss of value is understandable based on the incident itself. For instance, if Mr. Alter committed any wrongful act while serving as our agent, we could have liability for any resulting damages. Also, our shareholders could lose confidence in us if they believe this incident is a result of unresolved problems. There may be material additional costs and expenses, such as legal expenses, that could be involved in sorting out these issues and assisting the SEC with such work. Much worse yet, this incident could materially damage the public’s perception of us, and adverse public sentiment can materially adversely affect the market price of our common stock and our financial results. One of the possible effects on us could be a continuing depressed stock price, which may result in difficulty raising equity capital or the sale of equity at prices that are unfavorable to us. Current management may also consider instituting litigation as a result of any wrongdoing that is found. Such litigation could also involve material costs that could affect our financial position. These costs may include the cost of indemnifying the defendants or advancing costs to the defendants pending the outcome of the suit.

Due to our losses and accumulated deficit, our auditors have raised concerns about our ability to continue as a going concern.

Our independent certified public accountants qualify their opinion contained in our consolidated financial statements as of and for the years ended April 30, 2003, 2002 and 2001 to include an explanatory paragraph related to our ability to continue as a going concern, stating that “during the year ended April 30, 2003, the Company incurred a net loss of $5,411,265, and it had negative cash flows from operations of $2,942,480. In addition, the Company had an accumulated deficit of $8,981,620 and was in the development stage as of April 30, 2003. These factors, among others, as discussed in Note 2 to the financial statements, raise substantial doubt about the Company’s ability to continue as a going concern.” Reports of independent auditors that mention substantial doubt about a company’s ability to continue as a going concern are generally viewed unfavorably by analysts and investors. This qualified audit report, and the facts underlying the qualification, may make it challenging and difficult for us to raise additional debt or equity financing to the extent needed for our continued operations or for planned increases, particularly if we are unable to attain and maintain profitable operations in the future. Consequently, future losses may have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows. We urge potential investors to review the report of our independent certified public accountants and our consolidated financial statements before making a decision to invest in HiEnergy Technologies, and not to invest in our common stock unless they can afford the potential loss of their investment.

If our losses continue into the future, our business and our stockholders will be adversely affected and our dependence on governmental customers, as we anticipate, can require longer than average lead times before sales are made.

We have incurred net losses since our inception. For the year ended April 30, 2003, we reported a net loss available to common shareholders of approximately $6,257,000, as compared to a net loss available to common shareholders of approximately $1,389,000 for the year ended April 30, 2002. Our accumulated deficit through April 30, 2003 was approximately $8,982,000. We have financed operations to date through a combination of government funding and equity financing. We expect that our losses will continue in fiscal year 2004 and further into the future. We cannot assure you that we will attain profitable operations in the future. In the past, the cash available from financial sources has funded operations with aggregate losses of $8,981,620 and has left a small surplus of equity at April 30, 2003 of $915,747. It appears that our financial requirements until we can become breakeven are at least $15,000,000. One of the reason for the continuation of anticipated losses is that we are highly dependent on governmental customers, which typically require longer than average lead times, and regarding  security have demonstrated the same characteristics.

One of our former directors has demanded that we advance him expenses of dealing with the SEC’s investigation.

Our former director Barry Alter has engaged his own separate legal counsel with respect to the SEC investigation regarding SLW Enterprises and is a recipient of what we understand to be an informal request from the SEC as to a desire to speak to him in its investigation. Mr. Alter demanded that we advance him in excess of $24,000 in connection with the informal investigation that the SEC has conducted Mr. Alter brought an action against us in Delaware seeking payment of his costs and expenses, then subsequently informed us that the action had been voluntarily dismissed without prejudice. Mr. Alter could make further demands for advancement of expenses, and the voluntary dismissal of his action does not prevent him from initiating a new action to recover past, present, and future expenses from us. We will, if financially able, vigorously contest any such action by Mr. Alter and could also bring action against Mr. Alter for indemnity, breach of fiduciary duty, fraud and other relief. If it is determined that Mr. Alter’s claim satisfies the conditions for advancement of expenses incurred in the SEC investigation, we may be obligated to advance any expenses, liabilities or losses incurred by him in connection with the investigation prior to a final determination whether Mr. Alter has satisfied the standard of conduct to justify indemnification. We could be subject to indemnification demands by Mr. Alter until there is a final judgment, which could be years away. See “Legal Proceedings” for more information.

Former director failed to disclose outside legal proceedings.

If certain legal proceedings involve a director of ours, and do not involve us whatsoever, we nevertheless are required to disclose them in Form 10-KSB pursuant to Item 401(d) of Regulation S-B. This Item relates specifically to any involvement of directors in outside legal proceedings, such as being an executive officer of any company declaring bankruptcy or, for instance, being subjected to certain kinds of judgments and injunctions. Gregory F.

Gilbert, a former director of ours, had not disclosed to us, during the course of our preparation of our annual report on Form 10-KSB for the year ended April 30, 2002 and subsequent reports up to February 2003, that he was involved in certain legal proceedings. Because the information had not been disclosed by Mr. Gilbert to us, and we did not otherwise become aware of it, we could not include the information in any filings with the SEC prior to filing, on March 11, 2003, an amendment to our annual report on Form 10-KSB for the year ended April 30, 2002. The amendment disclosed additional biographical information about Mr. Gilbert. Mr. Gilbert was involved in several legal proceedings that were unknown to us at the times when we filed various reports with the SEC. Afterward we were made aware of a judgment that permanently restrains and enjoins Mr. Gilbert from violating the anti-fraud provisions of the Securities Exchange Act of 1934 and imposes a civil penalty of $100,000 on him. Specifically, we base our information on a “Final Judgment as to Gregory Gilbert” from the United States District Court for the District of Columbia dated May 7, 1999, in SEC v. Bio-Tech Industries, Inc., et al., Case No. 98 Civ. 2298; and based on a review of the civil docket for this case, we do not believe this judgment, as reinstated on or about July 20, 1999, has been reversed, suspended or vacated. We also determined, based on an SEC Litigation Release No. 16182 (June 9, 1999), that a predecessor to Hamilton-Biophile Companies, of which Mr. Gilbert is Chief Executive Officer, was affirmatively required to file its quarterly and annual reports under the Securities Exchange Act of 1934. Additionally, Hamilton-Biophile, including its predecessors, reported in its filings with the SEC that it had filed or had filed against it petitions for voluntary and involuntary bankruptcy during Mr. Gilbert’s tenure as its Chief Executive Officer. We have seen no official evidence of a waiver of the filing requirements during the bankruptcy.

Certain kinds of legal proceedings perhaps may be considered especially relevant to a person’s suitability to serve as a director of any public company. Shareholders could potentially assert that we acted negligently in failing to uncover an involvement of a director personally in such legal proceedings. We did unwittingly fail to apprise ourselves of the existence of these legal proceedings, but we feel we acted with a reasonable amount of caution, in that we circulated a standard questionnaire to directors and nominees and exercised due care. These matters never came to our attention. Nonetheless, our shareholders could lose confidence in our corporate governance practices if they believe this incident is a result of an unresolved problem of inadequate screening of potential nominees for the Board of Directors. Much worse yet, this incident could materially damage the public’s perception of us, and adverse public sentiment can materially adversely affect the market price of our common stock and our financial results. Finally, the purchasers of common stock prior to our disclosure of the legal proceedings could claim that we are responsible for alleged monetary damages related to a decline in the market price of our stock.

Previous purchasers of our securities and stockholders could attempt to assert claims against us for inadequate disclosure.

In April, June and October 2002, we sold 5,204,248 shares of our presently outstanding common stock for gross proceeds of approximately $4,455,000 in private equity offerings. Facts related to Gregory Gilbert and a separate investigation by the SEC involving persons suspected of stock manipulation, which are described under “Former director failed to disclose outside legal proceedings,” “We understand there is presently a formal SEC inquiry that relates to investors in our predecessor company about the time of the reverse acquisition transaction between SLW Enterprises Inc. and HiEnergy Microdevices, Inc.” and “Legal Proceedings,” were not known to us and were not disclosed in sales materials or filings with the SEC. We do not believe that the information was material, and we believe that we have valid defenses against liability under the Securities Act of 1933 (the “Securities Act”), the Securities Exchange Act of 1934 (the “Exchange Act”) and other state and federal securities laws. However, if a court decides to the contrary, that could result in liability under the Securities Act to such purchasers or under the Securities Exchange Act of 1934 to stockholders, or under other state securities laws that may apply similar or different standards as the federal law. In such case, we would pursue all of our rights and remedies, if any, against our former officers and directors to the extent, if any, they were culpable. These matters were disclosed to the stockholders and the public before the public offering became effective.

We may be adversely affected by weaknesses in our internal controls.

A review by our management has determined that our internal controls suffer from inadequate policies and procedures. Deficiencies in the design and operation of our internal controls could adversely affect our ability to record, process, summarize and report material financial information or to regulate and govern misconduct. New management is committed to improving the state of our internal controls and their effectiveness. Deficiencies have been and are being addressed.

We have a single individual serving as our Chairman, Chief Executive Officer, President and Treasurer, and lack of breadth and depth or other weakness in the business and financial experience of management may impair our financial and business performance.

The potential success of our business depends to a great extent on Dr. Bogdan Maglich, the Chairman of our Board of Directors, Chief Executive Officer, President, Treasurer, and Chief Scientific Officer. We have not obtained key man insurance with respect to Dr. Maglich or any of our executive officers. Although Dr. Maglich has ample experience in monitoring the research and development of our technology as Chief Scientific Officer, and ample previous experience managing large numbers of researchers in academia, including financial management, he has relatively little or no direct experience in business or financial matters other than past experience in the general management of the business and financial operations of the Company. Dr. Maglich’s lack of previous experience in the area of management could adversely affect the existing and future operations of the Company. As a result, our future growth and success will depend in large part upon our need and ability to attract additional qualified management, scientific and professional personnel. The competition for qualified personnel in the technological industry is intense, and our inability to attract and retain additional key personnel could adversely affect our business and financial operations.

We must predict the amount of physical shielding required in our product to satisfy present and future national, state and local regulations.

For the time being, we will try to maintain a strategy to segregate the deployment of our technology from the general public. We anticipate a possible adverse public reaction to the concept of “neutron bombardment.” We anticipate the need for neutron shielding to make our equipment satisfactory as a matter of health and safety in certain applications, such as airports, to shield personnel from anticipated levels of radiation bombardment. We have not determined the levels of shielding that are required, which may vary tremendously depending on the applicable regulations of the jurisdiction in which the system is installed. We believe that any public objections can ultimately be overcome through education. Our Chief Scientific Officer, Dr. Maglich, believes that our equipment’s anticipated level of neutron radiation dose will result in 10 to 100 times less tissue damage than the level of x-ray radiation dose needed to accomplish baggage security screening. Fast neutrons, which are used in our technology, do not produce the same radioactive environment as thermal neutrons. Despite the relative safety of our technology, we propose to use our technology initially only for screening procedures that are remote from the general public (such as checked baggage) to avoid this adverse public reaction, instead of proposing to use our technology for check-in procedures (such as carry-on baggage screening). As public knowledge and awareness increase, we believe that the broader array of uses for our technology will become available. Concerns about safety may challenge our ability to generate revenues and adversely affect our financial position, cash flows and results of operations.

We are a development stage company that has not commenced commercial operations; we also expect to have competition in our field; we expect our competitors to have more thoroughly developed financial, sales and marketing plans than us; and we may not be able to achieve positive cash flows.

We are a development stage company. As a result, we have limited resources. Also, our business model is still in an evolving stage. Since we have not commenced commercial operations, we do not have the benefit of the many years of experience that some other companies have. We anticipate responding to the markets that present themselves at the time our products are ready to be sold, and as such, our business and marketing approach may change from time to time. No assurances can be made that the changes in the marketing of our products will meet with success. Our business plan might benefit from modification and optimization if we had more past experience executing our own business strategies. Our potential ability to generate income is unproven. Our competitors are established companies with operating histories and substantial existing contracts and relationships with the potential customers for our products.

Competition may arise and overtake us before we complete the development and testing of our stoichiometric technology and our detection systems are not completed within a reasonable period of time.

Our competitors and potential competitors have greater financial resources. Also we anticipate that our competitors will have access to some of our technology because we have Small Business Innovation Research (SBIR) grant contracts. The federal government does not undertake to protect data or inventions from public disclosure beyond four (4) years after the term of our SBIR grant contract. The federal government might also create competition by utilizing its own right and license to our technology developed under the SBIR contract. The U.S. federal government has royalty-free rights in the products and data resulting from our federal government SBIR grants. We nevertheless own the data and title to the products resulting from our SBIR grants and are permitted to obtain patent protection. A delay in development or testing of our prototypes may result in foregone potential sources of investment or revenue. Laboratory experiments have demonstrated the basic capability of the stoichiometric technology. Our technology must now be converted into saleable products. Experiments to increase the efficacy of our technology are ongoing. If we are unable to complete the development of our technology and commence to manufacture at least one of our models of detection systems within a reasonable period of time and if other stoichiometric technologies are developed, we may miss the opportunity to capitalize on our lead-time to market. The development of products based on our technology may take longer, cost more or be more difficult than expected. Other enterprises are seeking to develop products with similar capabilities. Our directed neutron device is complicated, and we have been protected by skepticism that such an instrument can be successfully made into an industrial product.  However, as our competitors learn that we have successfully demonstrated our product, they may be further encouraged to pursue similar devices. Please see the separate section entitled "Competition" under the major heading "Description of Business."

If we are unable to secure anticipated funding, we may be forced to curtail spending further than anticipated.

We must secure enough funds to pay our current liabilities and fund the research and development of our products. We are currently in the process of negotiating several proposals with various government agencies for the development and use of our technology, which we believe will provide sources of funding for our operations for the foreseeable future. The government review and procurement process can be slow and unpredictable at times. However, management is highly confident as our products have performed well in all tests and demonstrations to date and been well received by these agencies. However, the government contracting process involves further steps, such as financial capability evaluations, that have caused the loss of such contracts to second bidders. Raising investment capital is a near-term necessity in order to pursue any government contracts. If we finance our needs with debt, the stockholders could receive nothing upon any foreclosure or material default. If we sell shares of preferred equity, the rights of the present stockholders would be subject to any senior rights of the preferred series of shares. If common equity financing is used to raise additional working capital, the ownership interests of our existing stockholders will be diluted.

There is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. If unavailable, our operations could be severely limited, and we may not be able to implement our business plan in a timely manner or at all.

If we are unable to retain key technical and scientific personnel, it may prevent us from implementing our business plan, limit our profitability and decrease the value of your stock.

We are dependent on the talent and resources of our key managers and employees. In particular, the success of our business depends to a great extent on Dr. Bogdan Maglich, the Chairman of our Board of Directors, Chief Executive Officer and Chief Scientific Officer. Dr. Maglich is the inventor of the stoichiometric technology and the three detection system prototypes being developed by us, and his services are critical to our success. We have not obtained key man insurance with respect to Dr. Maglich. The loss of Dr. Maglich may prevent us from implementing our business plan, which may limit our profitability and decrease the value of your stock. Dr. Maglich is 75 years of age. We do not have a succession plan or a policy for succession; the Board of Directors of the Company would meet and name a successor or successors to offices held now by Dr. Maglich.

We may have increasing difficulty in attracting and interesting outside members of our Board of Directors.

The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and shareholder claims, as well as governmental and creditor claims which may be made against them in connection with their positions with publicly-held companies. Outside directors are becoming increasingly concerned with the availability of directors and officers’ liability insurance to pay on a timely basis the costs incurred in defending shareholder claims. Directors and officers liability insurance has recently become much more expensive and difficult to obtain than it had been. If we are unable to obtain directors and officers liability insurance at affordable rates, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our Board. The fees of directors will rise in response to increased exposure to such risks.

Because we believe that proprietary rights are one of the material factors to our success, their various limitations, potential for avoidance, misappropriation of those rights or claims of infringement or legal actions related to intellectual property or material limitations of our rights could adversely impact our financial condition, except to the extent we otherwise can protect our interests.

We do not solely rely on contractual rights, patents, copyrights or other legal protection of intellectual property for any aspect of our technology. Because the combination of contractual rights, patents and copyrights may only provide narrow protection of our proprietary rights, we also rely on the protection afforded by our trade secrets, rapid innovation and advancement of technology and scientific expertise. However, we believe that our products in development could benefit from patent protection. As a result, we have six pending patent applications: two pending with the United States Patent and Trademark Office; one pending under the Patent Cooperation Treaty; and one pending in each of Canada, Japan, and Europe, only. Although we rely to a great extent on trade secret protection for much of our technology and plan to rely in the future on patents to protect a portion of our technology, we cannot assure you that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop comparable or superior technologies or obtain unauthorized access to our proprietary technology and utilize it where we have no patents. The failure or inability to protect these rights and to fully exploit these rights could have a material adverse effect on our operations due to increased competition or the expense of prosecuting infringements of our intellectual property. Any litigation could result in substantial costs and diversion of management and other resources with no assurance of success and could seriously harm our business and operating results. Investors could lose their entire investment.

We may receive infringement claims from third parties relating to our anticipated products under development and related technologies. We intend to investigate the validity of any infringement claims that may be made against us and, if we believe the claims have merit, to respond through licensing or other appropriate actions. To the extent claims relate to technology included in components purchased from third party vendors for incorporation into the products we are developing, we would forward those claims to the appropriate vendor. If we or our component manufacturers were unable to license or otherwise provide any necessary technology on a cost-effective basis, we could be prohibited from marketing products containing that technology, incur substantial costs in redesigning products incorporating that technology, or incur substantial costs in defending any legal action taken against us.

If we fail to manage effectively, it could impair our hopefully successful prospects in business or of a financial nature.

Our strategy envisions a period of increasing operations that may put a strain on our administrative and operational resources. To effectively manage this process will require us to continue to expand the capabilities of our operational and management systems and to attract, train, manage and retain qualified management, engineers, technicians, salespeople and other personnel. We cannot assure you that we will be able to do so. If we do not succeed in this, our business, prospects, financial condition, results of operations and cash flows could be adversely affected.

We are unable to predict the impact that the continuing threat of terrorism and the responses to that threat by military, government, business and the public may have on our financial condition and ability to continue to implement our business plan.

The terrorist attacks in the United States and other countries have brought devastation to many people, shaken consumer confidence and disrupted commerce throughout the world. The continuing threat of terrorism in the United States and other countries and heightened security measures, as well as current and any future military and civil action in response to such threat, may cause significant disruption to the global economy, including widespread recession. We are unable to predict whether the continuing threat of terrorism or the responses to such threat will interfere with our efforts to raise additional capital to fund our operations through the development stage. If we are unable to raise a sufficient amount of capital due to economic conditions, we will not be able to finalize development of our detection systems under government contracts and to bring them to military, civil or commercial markets as planned.

Interruptions, delays or cost increases affecting our materials, parts, equipment or suppliers may adversely affect our operations, and reliance upon a single supplier for neutron accelerators increases this risk.

Our operations depend upon obtaining adequate supplies of materials, parts and equipment, including linear accelerators, on a timely basis from third parties. Our reliance on third party suppliers limits our control over product delivery schedules or product quality. Our results of operations could be adversely affected if we are unable to obtain adequate supplies of materials, parts and equipment of adequate quality in a timely manner or if the costs of materials, parts or equipment increase significantly. From time to time, suppliers may extend lead times, limit supplies or increase prices due to capacity constraints or other factors. In the event that any of our suppliers were to experience financial, operational, production or quality assurance difficulties resulting in a reduction or interruption in supply to us, our operating results could suffer until alternate suppliers, if any, were to become available.

Linear accelerators are a central component of our sensors. There are only three suppliers of this component, and we are currently using only one supplier. This supplier has limited production capacity, also supplies one of our competitors, and has delayed delivery of components on three occasions. The unit we are using has been re-designed as requested by us, and this has led to delays recently in delivery. While we believe that alternate suppliers for neutron accelerators are available, further interruption could materially impair our operations.

Linear accelerators are subject to regulation by the U.S. Nuclear Regulatory Commission and other federal and state agencies, and the burden of complying with these regulations may impair our ability to test and demonstrate our products.

The detector systems incorporated within our products utilize linear accelerator equipment. Various governmental agencies, such as the U.S. Nuclear Regulatory Commission, the U.S. Department of Transportation and state health departments, regulate the sale and use of linear accelerator equipment. There are also federal, state and local regulations covering the occupational safety and health of our employees. We believe that we are in compliance with all applicable governmental requirements.

The primary aspect of the equipment or protocol associated with our products or activities that require licensing is the use of linear accelerator radiation sources. Use of the systems in-house or at a customer facility or demonstration location requires the operating party to obtain a license from the appropriate state agency or federal agency (U.S. Nuclear Regulatory Commission) regulating the use of radiation producing systems. These licensing requirements and other regulatory burdens associated with the use of linear accelerator radiation sources makes the testing and demonstration of our products substantially more difficult, and may from time to time delay or prevent the testing or demonstration of our products.

We are inexperienced in doing business in the Middle East, European Union and other potential markets for our products, and our plans may rely on leveraging the skills of strategic partners.

Our management is inexperienced in doing business in many overseas markets in which we plan to sell our products. We may experience unexpected difficulties in our overseas marketing and sales efforts, and such efforts may depend upon leveraging the skills of strategic partners with experience in these markets. We have entered into an Exclusive International Distribution Agreement for our beta-model CarBomb Finder with the Electronic Equipment Marketing Company, based in London and Riyadh, for our marketing and sales efforts in the Middle East and certain European Union nations. Presently no other strategic partners have been decided upon.

Large long-term projects are often up for bidding and we may be hampered from participating in those projects if our own financial position proves inadequate.

Bidding for large long-term government or private sector production contracts may require a demonstration of adequate financial position for the term of the contract, and we may be unable to satisfy such requirements without successfully obtaining substantial additional financing. Our plan of operation for the next twelve months calls for additional financing in order to satisfy stringent requirements that would apply in obtaining a long-term full production contract.

Our competitors could purchase the same components from our suppliers and attempt to copy our products to the extent not covered by patent or other intellectural property rights.

We, like most companies,  purchase components for our products from third party suppliers. We have patent applications pending that are directed to various combinations of some of these components, but do not cover any of these components separately. Competitors could purchase the same components from the same suppliers and assemble similar products to the extent not prevented by our patent or other intellectual property rights. We cannot assure you that our competitors will not independently develop comparable or superior technologies using similar or identical components, or that our competitors will not obtain unauthorized access to our proprietary technology and utilize it where we have no patents o where our patents do not cover the competitor's technology. Areas of the world where we do not have patent applications include, for instance, the Middle East, Russia, Africa, and South America. We believe that we have applied for patents in countries where we expect the largest markets for our products and we intend to expand our patent portfolio. We have applied for patents in the United States, the European Union, Canada, and Japan and as improvements are made we intend to file also elsewhere for any potential patent protection.

Risks Related to The Offerings of Our Common Stock

Our operating results are likely to fluctuate significantly, which could increase the volatility of our stock price.

We are a development stage company. For this reason, you should not rely on period-to-period comparisons of our financial results as indications of future results. Our future operating results could fall below the expectations of public market analysts or investors and significantly reduce the market price of our common stock. Fluctuations in our operating results could increase the volatility of our stock price. Therefore purchasing our shares based on leveraging the shares is too risky.

Our common stock price is subject to significant volatility, which could result in substantial losses for investors and in litigation against us.

The stock market as a whole and individual stocks historically have experienced extreme price and volume fluctuations, which often have been unrelated to the performance of the related corporations. From February 27, 2002 (when trading in our shares commenced) through the date of this prospectus, the high and low closing bid prices of our common stock were $3.10 and $0.30, respectively. The market price of our common stock may exhibit significant fluctuations in the future in response to various factors, many of which are beyond our control and which include:

  variations in our quarterly financial results, which variations could result from, among other things, the availability of funding;

  changes in market valuations of similar companies and stock market price and volume fluctuations generally;

  economic conditions specific to the industries in which we operate;

  announcements by us or our competitors of new or enhanced products, technologies or services or significant contracts, acquisitions, strategic relationships, joint ventures or capital commitments;

  regulatory developments;

  additions or departures of key personnel; and

  future sales of our common stock or other debt or equity securities.

If our operating results in future quarters fall below the expectations of market makers, securities analysts and investors, the price of our common stock likely will decline, perhaps substantially. In the past, securities class action litigation often has been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources. Consequently, the price at which you purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you.

Negative publicity could cause our stock price to decline and make it difficult for us to raise capital.

As discussed more fully in the section entitled “We understand there presently is a formal SEC inquiry that relates to investors in our predecessor company about the time of the reverse takeover transaction between SLW Enterprises Inc. and HiEnergy Microdevices, Inc.” above and “Legal Proceedings”, we have been made aware that certain of our stockholders and directors know a person who had previously been involved in stock manipulation schemes. We believe negative publicity concerning this matter may have contributed to a decline in the market price of our common stock and may continue to contribute to a further decline. In addition, this negative publicity may make it difficult for us to raise capital. If these matters persist or intensify as factors affecting us, our stock price will most likely decline, and if we ultimately cannot raise additional capital, we could be forced out of business. It appears probable that we may need to register additional shares to raise all of the capital we may need to raise in the foreseeable future unless our shares increase in market price.

We will pay accruing penalties to certain of the selling security holders.

Under the documents relating to our most recent offering of common stock and accompanying warrants, we are required to pay penalties to certain selling security holders under specified circumstances, including, among others, the following:

  we fail to deliver shares of our common stock on exercise of the warrants;

  we fail to comply with a request for exercise of the warrants;

  we fail to maintain the effectiveness of the registration statements of which this prospectus is a part.

Penalties in the aggregate accrue at a rate of 40,908 shares per month. The amount of the accrued and unpaid penalties as of the date of this prospectus is 47,726 shares of our common stock.

The number of shares covered by this prospectus is significant in comparison to our current public float, which could cause the stock price to decrease substantially from the stock price immediately preceding this offering and make it difficult for us to raise additional capital through sales of equity securities.

The number of shares offered pursuant to this prospectus, 22,272,851 shares, is a multiple of more than 90 times the average daily trading volume of our shares reported on the OTCBB. Our current public float, as of the date of this prospectus, consisted of 9,674,794 shares. Sales of a substantial number of shares of our common stock in the public market, or the perception that offers and sales could occur, could adversely affect the market price for our common stock. Any adverse effect on the market price for our common stock could make it difficult in the future for us to sell equity securities at a time and at a price that we deem appropriate and in the best interests of the stockholders. Please see “Shares Eligible for Future Sale” on page 19.

The number of shares recently becoming available for sale due to satisfaction of Rule 144 holding periods, and registration of certain of our stockholders’ shares and our own shares, is significant in comparison to our current public float, which could cause the stock price to decrease from the stock price immediately preceding this offering.

Please see the separate section entitled “Shares Eligible for Future Sale” on page 19.

If our security holders engage in short sales of our common stock, including sales of shares to be issued upon exercise of warrants and options, the price of our common stock may decline.

Selling short is a technique used by a stockholder to take advantage of an anticipated decline in the price of a security. A significant number of short sales or a large volume of other sales within a relatively short period of time can create downward pressure on the market price of a security. Further sales of common stock issued upon exercise of our warrants and options could cause even greater declines in the price of our common stock due to the number of additional shares available in the market, which could encourage short sales that could further undermine the value of our common stock. You could, therefore, experience a decline in the value of your investment as a result of short sales of our common stock.

Because our stock is not listed on a national securities exchange, you may find it difficult to dispose of or obtain quotations for our common stock.

Our common stock has been traded under the symbol “HIET” on the OTC Bulletin Board® since May 3, 2002 and had previously traded under the symbol “SLWE” from February 22, 2002 through May 3, 2002. Because our stock trades on the OTC Bulletin Board® rather than on a national securities exchange or Nasdaq, you may find it difficult to either dispose of, or to obtain quotations as to the price of, our common stock. We would like to raise financing in the range that might qualify us for a time for a Nasdaq small cap listing. However, doing so would be very dilutive of existing stockholders.

Because we are subject to the “penny stock” rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares. We would like to raise financing in the range that might qualify us for a time for a Nasdaq small cap listing. However, doing so would be very dilutive of existing stockholders.

Delaware law and our charter documents contain provisions that could discourage or prevent a potential takeover of our company that might otherwise result in our stockholders receiving a premium over the market price for their shares.

Provisions of Delaware law and our certificate of incorporation and bylaws could make more difficult the acquisition of the Company by means of a tender offer, a proxy contest, or otherwise, and the removal of incumbent officers and directors. These provisions include:

   Section 203 of the Delaware General Corporation Law, which prohibits a merger with a 15%-or-greater stockholder, such as a party that has completed a successful tender offer, until three years after that party became a 15%-or-greater stockholder; and

  The authorization in our certificate of incorporation of undesignated preferred stock, which could be issued without any further vote or action by our stockholders in a manner designed to prevent or discourage a takeover.

Furthermore, preferred stock may have other rights, including economic rights senior to the common stock, and, as a result, the issuance of preferred stock could adversely affect the market value of our common stock.

Concentration of ownership in our management and directors may reduce the control by other stockholders over the Company.

Our executive officers and directors own or exercise full or partial control of approximately 40% of our outstanding common stock. The present management’s effective control may make a takeover less likely. Even assuming the sale to non-affiliates of all 22,272,851 shares covered by this offering, our executive officers and directors will still own or exercise full or partial control of almost 30% of our then outstanding common stock. As a result, they may have effective control over the Company or other investors in our common stock may not have much influence on corporate decision making. In addition, the concentration of control over our common stock in the executive officers and directors could prevent a change in control of the Company even if the Company registers and sells additional shares.

Our board of directors is staggered and stockholders do not have the authority to call a special meeting, both of which make it more difficult for a stockholder to acquire control of the Company.

Our certificate of incorporation and bylaws provided that our Board of Directors be divided into three classes, with one class being elected each year by the stockholders. Our certificate of incorporation also permits only our Board of Directors to call a special meeting of the stockholders, thereby limiting the ability of stockholders to effect a change in control of the Company. These provisions generally make it more difficult for stockholders to replace a majority of directors and obtain control of the board. Nevertheless California law does not allow a quasi-foreign California corporation, such as the Company, to have a staggering of the Board without a shareholder vote, and the staggering of our Board will not survive the next annual meeting without approval of the stockholders and satisfaction of all other necessary conditions.

We do not anticipate paying dividends to common stockholders in the foreseeable future, which may negatively affect the value of the stock.

We have not paid dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future. The fact that we have not and do not plan to pay dividends indicates that we must use all of our funds generated by operations for reinvestment in our operating activities.

If it is determined that our prior sales under this prospectus constituted an “at the market” offering, purchasers of our common stock would have the right to sell their shares back to the Company.

The SEC has asked whether we conducted an "at the market" offering. An "at the market" offering is an offering in which the purchase price is determined by a market bid mechanism. We are not eligible to conduct an "at the market" offering and we did not conduct an "at the market" offering, but instead sold shares of our common stock pursuant to separately negotiated stock purchase agreements at fixed prices. However, the SEC has asked that we disclose that if we conducted an "at the market" offering for which we are not eligible, then the purchasers of our common stock in that offering would be entitled for a period of approximately two years to sell their shares of common stock back to the Company at the purchase price plus interest.

Limited liability of our current and former directors may discourage us and the stockholders from bringing any lawsuits against them.

Our certificate of incorporation and bylaws contain provisions that eliminate the liability of directors for monetary damages to the maximum extent permitted by law. These provisions may discourage stockholders from bringing a lawsuit against directors and officers for breaches of fiduciary duty and may also reduce the likelihood of derivative litigation against directors and officers even though such action, if successful, might otherwise have benefited the stockholders.

We may owe indemnification obligations to our current and former directors and officers.

Our certificate of incorporation and bylaws contain provisions that provide for indemnification of officers and directors, in each instance to the maximum extent permitted by law. A stockholder’s investment in our company may be adversely affected to the extent that costs of settlement and damage awards against directors or officers are paid by us under the indemnification provisions of the certificate of incorporation and bylaws. The impact on a stockholder’s investment in terms of the costs of defending a lawsuit on behalf of a director or officer may also deter us from bringing suit against former directors or officers. To the extent indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of HiEnergy Technologies under the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. Claims for indemnification under our Certificate of Incorporation or Bylaws may also dissuade us from bringing lawsuits against current or former directors or officers.

We have broad discretion in the allocation and use of the proceeds of this offering.

We are offering for sale under this prospectus 10,000,000 shares of our common stock, and we have broad discretion to use the proceeds from the sale of such shares for any working capital needs of the Company. We intend to use the net proceeds of any such sales, after payment of any applicable discounts, commissions, charges or fees, for funding research and development, current operating expenses and general corporate purposes, including the payment of current obligations such as rent, compensation, laboratory fees, travel and selling expenses, purchases of inventory, and professional fees. We will use our business judgment in allocating the proceeds of this offering, but we cannot guarantee that the use of the proceeds of this offering will be the best possible use or will result in our profitability. See “Use of Proceeds” on page 15.

Purchasers of our common stock may experience substantially complete dilution in terms of book value per share.

There is a small equity per share of common stock before this offering of shares. After this offering there may be a net deficit or there may be a net book value per share, but in any case, the net equity per share will immediately be less by a large percentage than the amount paid per share. The increase in tangible book value per share attributable to our receipt of the cash for shares will be insignificant, not more than the total amount paid times 25% for shares purchased in offerings pursuant to this prospectus. A major portion of the proceeds of sale of shares will be payable to selling security holders and our continuing losses deplete our equity. Further, all 30,657,406 of our previously outstanding shares and up to all 7,600,000 new shares of our common stock will dilute the positive effect on book value per share of any payments that are actually made to us for the purchase of shares. Essentially, investors in our common stock should consider that they shall absorb substantially complete immediate dilution in terms of book value per share. In addition, the Company has and will have plans to issue additional equity securities for purposes that could include financing of operating deficits, joint ventures, acquisitions, research and development or any other legal purpose. The shares issued in those transactions could be large as compared with the number of shares issued and outstanding today. A current shareholder’s percentage ownership would decline in the event of offerings of previously unissued common stock. Unique to us, our research and development was done by our 92% owned subsidiary, HiEnergy Microdevices. We anticipate issuing 452,029 shares of our common stock in exchange for the remaining 20,223 shares of HiEnergy Microdevices on the same terms as the voluntary share exchange by which the Company acquired 92% of HiEnergy Microdevices. In the event of the issuance of those shares, current shareholders would be diluted approximately 1.6%.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which generally include the plans and objectives of management for future operations, including plans and objectives relating to our future economic performance and our current beliefs regarding revenues we might earn if we are successful in implementing our business strategies. The forward-looking statements and associated risks may include, relate to or be qualified by other important factors, including, without limitation:

  our ability to finish developing our detection systems and produce and sell them;
  the projected growth in those industries that may utilize our technology in the future;

  our ability to fund the continued development, including securing government grants, and planned commercialization of our detection systems; and

  our ability to distinguish ourselves from our current and future competitors.

You can identify forward-looking statements generally by the use of forward-looking terminology such as “believes,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “should,” “could,” “would,” “seeks,” “anticipates,” “estimates,” “continues,” or other variations of those terms, including their use in the negative, or by discussions of strategies, opportunities, plans, pro forma results, combinations, synergies, projections or intentions. You may find these forward-looking statements under the captions “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis or Plan of Operation,” and “Description of Business,” as well as captions elsewhere in this prospectus. A number of factors could cause results to differ materially from those anticipated by forward-looking statements.

These forward-looking statements necessarily depend upon assumptions and estimates that may prove to be incorrect. Although we believe that the assumptions and estimates reflected in the forward-looking statements are reasonable, we cannot guarantee that we will achieve our plans, intentions or expectations. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ in significant ways from any future expectations about actual results expressed or implied by the forward-looking statements. It is appropriate for you to evaluate our forward-looking statements as you determine whether to buy shares of our common stock in connection with this prospectus, but we urge you not to place undue reliance on forward-looking statements as you make your investment decision.

Any of the factors described above or in the “Risk Factors” section above could cause our financial and business prospects to change radically, which in turn could, among other things, cause the price of our common stock to rapidly fluctuate substantially.

USE OF PROCEEDS

We will receive and retain the net proceeds only from selling the 10,000,000 shares of common stock that we are offering, net of any applicable discounts, commissions, charges or fees.

The following table contains information about the estimated use of the gross proceeds to be received from sales of the 10,000,000 shares of common stock that we are offering.

	Maximum Offering (10,000,000 shares)	Pct. of Offering
Gross Offering Proceeds (1)	$10,340,235	100.0%
Less:
Expenses (2)	$ 794,372	7.7%
Net Amount Received in this Offering	$9,545,863	92.3%
Cash Available for Working Capital:	$9,545,863	92.3%
Rent	$ 110,400	1.19%
Payroll	$1,500,000	14.5%
Current Accounts Payable	$ 750,000	7.3%
Professional Fees	$ 250,000	2.4%
Capital Expenditures	$ 400,000	3.9%
Other Working Capital Purposes	$6,535,463	67.1%

(1)

Includes gross proceeds of $835,582 from sales of 2,396,277 shares as of the date of this prospectus. Estimated with respect to future sales on the basis of the leverage of the high and low bid price of our common stock on August 22, 2003.

(2)

Includes cash fees of $24,500 and costs of $9,500 and warrants to purchase 50,000 shares at $0.50 each paid prior to the date of this prospectus. Estimated with respect to future sales only on the basis of a cash commission at the rate of 8.0%.

We will not receive any of the proceeds from the sale of the balance of the shares of common stock offered under this prospectus. Rather, the selling security holders will receive those proceeds directly.

The amount and timing of our receipt of any such proceeds are uncertain because we intend to offer and sell shares from time to time. Generally, any proceeds we receive will furnish working capital to be utilized for funding research and development, current operating expenses and general corporate purposes. We have not specifically identified the uses for such proceeds; however, the uses will include the payment of current obligations such as rent, compensation, laboratory fees, travel and selling expenses, purchases of inventory, and professional fees.

From April to June of 2003, the Company sold 2,000,000 of such shares for net proceeds of approximately $648,100, and issued 396,277 of such shares in exchange for services rendered. Such proceeds shall be used for payment of operating expenses and current accounts payable.

INVESTOR SUITABILITY STANDARDS

If your state of residence is listed below, you must meet the investor suitability standards contained in either the second or third columns in the table below in order for you to be eligible to purchase shares of our common stock in this offering. For purposes of the net worth calculations below, net worth is the amount by which your assets exceed your liabilities, but excluding your home, your home furnishings and your automobile(s) from your assets.

State(s)	Minimum Net Worth AND Minimum Gross Income	OR	Minimum Net Worth
Idaho, Maine	$65,000/$65,000		$150,000
Oregon	$60,000/$60,000		$225,000

There are states in which these shares cannot yet be offered or sold. See “Alternate Inside Cover Page.”

DETERMINATION OF OFFERING PRICE

The shares of common stock are being registered for sale on a continuous basis pursuant to Rule 415 of the Securities Act. The price to the public, discounts and commissions and net proceeds to us or the selling security holders from the sale of the shares will depend on the nature and timing of the sales and therefore will not be known until the sales are actually made, if at all. We and the selling security holders may sell some portion of the shares from time to time on the over-the-counter market in regular brokerage transactions, in transactions directly with market makers or in privately-negotiated transactions at prices and on terms prevailing at the time of any such sale.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Below are the high and low closing bid prices of our common stock for the periods shown, as obtained from Pink Sheets LLC, a research service that compiles quote information reported on the National Association of Securities Dealers composite feed or other qualified interdealer quotation medium, and from other public sources. The quotations listed below reflect interdealer prices, without retail mark-up, mark-down or commissions, and may not reflect actual transactions. Our common stock commenced trading on the OTC Bulletin Board® operated by the NASD under the symbol “SLWE” on February 22, 2002. In connection with the change of SLW Enterprises’ name to HiEnergy Technologies, Inc. on April 30, 2002, our ticker symbol was changed from “SLWE” to “HIET” on May 3, 2002.

Fiscal Year - 2004:	High	Low
Second Quarter (August 1, 2003 to September 3, 2003) (Interim)	$1.36	$0.61
First Quarter (May 1, 2003 to July 31, 2003)	$0.62	$0.40
Fiscal Year - 2003:
Fourth Quarter (February 1, 2003 to April 30, 2003)	$2.35	$0.30
Third Quarter (November 1, 2002 to January 31, 2003)	$3.10	$2.11
Second Quarter (August 1, 2002 to October 31, 2002)	$2.60	$1.41
First Quarter (May 1, 2002 to July 31, 2002)	$2.09	$0.20
Fiscal Year - 2002:
Fourth Quarter (February 27, 2002 to April 30, 2002)	$2.68	$1.42

As of the date of this prospectus, we had 30,657,406 shares of common stock outstanding held by approximately 200 stockholders of record. Within the holders of record of our common stock are depositories, such as Cede & Co., that hold shares of stock for several brokerage firms which, in turn, hold shares of stock for one or more beneficial owners.

Dividend Policy

We have not paid dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future. We currently anticipate that we will retain any earnings for use in the continued development of our business. Investors also must evaluate an investment in our company solely on the basis of anticipated capital gains. The board of directors has sole authority to declare dividends payable to our stockholders. However, common stock dividends are prohibited presently by the terms of any loans in default and the rights of beneficial creditors to be paid ahead of equity dividends. Also dividends will and could from time to time be prohibited further by credit agreements, terms of series of certificates of determination or preferred stock adopted by the Board in the future, other senior debts or securities, or otherwise.

Convertible Securities Outstanding

As of the date of this prospectus, we had 2,252,850 warrants convertible into common stock outstanding with a weighted average exercise price of $1.23. At the same date, we had 5,295,864 stock options to purchase common stock outstanding with a weighted average exercise price of $0.78.

Equity Compensation Plan Information

The following table sets forth information as of the date of this prospectus with respect to compensation plans under which we are authorized to issue shares of our common stock, aggregated as follows:

  all compensation plans previously approved by security holders; and

  all compensation plans not previously approved by security holders.
	(a)	(b)	(c)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans
approved by security holders	2,482,011	$0.134	0	(1)

Total equity compensation plans not approved by security holders	2,813,853	$ 1.34	1,205,000(2),(3),(4),(5),	(6)

Total	5,295,864	$ 0.78	1,205,000 (7)

(1)     On April 24, 2002, our Board of Directors approved the issuance and grant of a non-qualified stock option to Dr. Maglich to purchase 2,482,011 shares of our common stock with an exercise price of $0.134 and a term that ends on November 30, 2008. The stock option was granted pursuant to the reverse takeover of HiEnergy Microdevices by SLW and Dr. Maglich’s agreement to cancel a HiEnergy Microdevices’ stock option to purchase 111,040 shares of HiEnergy Microdevices common stock with an exercise price of $3.00 and a term that would have ended on November 30, 2008. The number of shares and exercise price for the HiEnergy Technologies stock option was determined by using the same exchange rate as that used in the voluntary share exchange transaction, or 22.3524 shares of our common stock for each share of HiEnergy Microdevices. The shareholders of HiEnergy Technologies ratified and approved the grant of the stock option at the Annual Meeting of Stockholders which took place on October 10, 2002.

(2)     The employment agreement between Dr. Maglich and HiEnergy Technologies contemplates the issuance of the following stock options to Dr. Maglich annually through the term of the employment agreement, or until December 31, 2006: options to purchase one percent per year of HiEnergy Technologies’ common stock issued and outstanding at the end of each year with an exercise price equal to the average trading price for the preceding thirty days and with terms of five years. In no case, without permission of Dr. Maglich, may the number of options granted him in a given year be less than ten percent of the total number of options granted by HiEnergy Technologies for services in that year. That could result for instance in annual issuances of options to acquire about 300,000 shares, at today’s capitalization, or more if the Company grants more than 3,000,000 options in one year. That number of shares may increase dramatically year to year or over the course of six years.

(3)     Pursuant to the foregoing (see footnote (2)), on February 11, 2003 our Board of Directors, Inc. approved the issuance and grant of a non-qualified stock option to Dr. Maglich to purchase 416,717 shares of our common stock with an exercise price of $2.81 and a term that ends on February 11, 2008, pursuant to his employment agreement with the Company. On June 26, 2003 our Board of Directors, Inc. approved (due to an error in the calculation of the grant approved by the Board on February 11, 2003) the issuance and grant of an incidental non-qualified stock option to Dr. Maglich to purchase an additional 40,000 shares of our common stock with an exercise price of $2.81 and a term that ends on June 26, 2008.

(4)     On May 5, 2003 our Board of Directors, Inc. approved the HiEnergy Technologies 2003 Stock Incentive Plan (the "Plan") to incentivize employees, officers, directors and service providers of the Company. The Board decided to reserve 700,000 shares of our authorized and unissued common stock for future issuance under the Plan. On May 28, 2003 our Board of Directors approved an increase in the amount of the reserve of shares to be issued under the Plan to 2,000,000 shares of authorized and unissued Common Stock. The Board has recommended that the shareholders of HiEnergy Technologies adopt the Plan at the next annual meeting of stockholders.

(5)     On May 16, 2003 our Board of Directors approved the issuance and grant of incentive stock options and non-qualified stock options under the Plan to employees and consultants of the Company to purchase 400,000 shares of our common stock with an exercise price of $0.75 and a term that ends on May 16, 2009. On June 26, 2003 our Board of Directors approved the issuance and grant of incentive stock options to employees of the Company to purchase 90,000 shares of our common stock with an exercise price of $0.75 and a term that ends on June 26, 2009. On July 16, 2003 our Board of Directors approved the issuance and grant of non-qualified stock options to consultants of the Company to purchase 200,000 shares of our common stock with an exercise price of $0.50 and a term that ends on July 16, 2009. On August 27, 2003 our Board of Directors approved the issuance and grant of incentive stock options to employees of the Company to purchase 65,000 shares of our common stock, and nonqualified options to consultants of the Company to purchase 40,000 shares of our common stock, with an exercise price of $1.02 and a term that ends August 27, 2009.

(6)     In July 2002, we issued and granted a non-qualified stock option to Isaac Yeffet to purchase up to 1,000,000 shares of our common stock with an exercise price of $1.00 per share. The stock option was issued in connection with a consulting agreement between Yeffet Security Consultant, Inc., of which Mr. Yeffet is the sole principal, and HiEnergy Technologies. One half of the shares are exercisable immediately and the other half are exercisable beginning one year after our MiniSenzor product is operational and ready to be shown for approval to appropriate authorities. The stock option agreement was amended and restated in September 2002 to add a cashless exercise provision. In August 2002, we issued a stock option to Primoris Group Inc. to purchase 400,000 shares of common stock at $2.00 per share with a term of 5 years in connection with a consulting agreement. Primoris Group Inc. provided investor relations services to us. In September 2002, as an accommodation to adjust amounts owing to QED Law Group, P.L.L.C., we issued stock options to Shea Wilson and Derek Woolston to purchase an aggregate of 45,454 shares of common stock at $1.00 per share.

(7)     The preceding footnotes all affect this total.

SHARES ELIGIBLE FOR FUTURE SALE

The following table shows the tradability status of the 30,657,406 shares of common stock we had issued and outstanding as of the date of this prospectus:

Free trading shares that may be sold without regard to the requirements of Rule 144:	9,674,794 shares
Shares available for sale by selling security holders pursuant to this prospectus:	7,890,656 shares
Shares that may be sold under Rule 144's conditions within 60 days:	13,091,954 shares

In addition to the 7,890,656 shares of issued and outstanding common stock available for sale by selling security holders through this prospectus, another 3,561,214 shares of our common stock may become available for future sale by selling security holders pursuant to this prospectus upon exercise of outstanding options or warrants, or convertible securities and up to 10,000,000 new shares of common stock may be issued by us pursuant to this prospectus.

The following table shows the authorized but previously unissued shares that may be issued and become available for future sale pursuant to this prospectus in addition to the shares outstanding as of the date of this prospectus:

Shares we register for the account of the Company itself:	10,000,000 shares
Shares that may become available for future sale by selling security holders upon exercise of outstanding options or warrants:	3,561,214 shares

In general, a sale under Rule 144 after holding shares for more than one year but less than two years requires compliance with the following material conditions:

  public information - we must be current in our requirement to file our quarterly and annual reports with the SEC, as well as any reports required to be filed on Form 8-K for material events;

  volume limitation - during any three-month period a stockholder may not sell more than one percent of our total outstanding shares, as shown on our most recent quarterly or annual report;

  manner of sale - the shares must be sold in a market transaction through a broker or market maker, generally without solicitation of a buyer; and

  notice - except for certain de minimis sales, the seller must file a Form 144 with the SEC.

Sales of unregistered securities by an affiliate must always comply with these four conditions. After holding their shares for more than two years, stockholders that are not affiliates may sell their shares without having to comply with these conditions. Rule 144 has a number of exceptions and complications, and any sale under Rule 144 requires an opinion of counsel reasonably satisfactory to us.

There are no contractual restrictions prohibiting the sale of any of our outstanding shares.

We have registered for our own account 10,000,000 shares of our common stock, the entire unsold balance of which is not yet freely trading but could become so at any time.

DILUTION

There is a net equity per share of common stock before this offering of shares. After this offering there may be a net deficit or there may be a small net book value per share. However, the amount of tangible book value per share attributable to paying for shares will be nothing or a minor fraction of the total amount paid for shares. A major portion of the proceeds of sale of shares will be payable to selling security holders. Further, all of our previously outstanding shares of our common stock will dilute the positive effect on book value per share of any payments that are actually made to us for the purchase of shares. Essentially, investors in our common stock should consider that they shall absorb substantially complete immediate dilution. The only returns a stockholder may expect are capital gains on a sale or similar transaction. The trading price, and hence the investor’s cost, potentially, of owning our shares, is far greater than their tangible book value of virtually nil per share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR
PLAN OF OPERATION

The following discussion should be read in conjunction with our Consolidated Financial Statements beginning at page 61 at the end of this prospectus. Certain statements contained in this discussion may constitute forward-looking statements, as discussed above in the section entitled “Forward-Looking Statements.” Our actual results could differ materially from the results anticipated in the forward-looking statements as a result of a variety of factors, including those discussed in the sections entitled “Risk Factors” and “Description of Business.”

Overview

The acquisition of HiEnergy Microdevices by the Company occurred on April 25, 2002. The Company acquired HiEnergy Microdevices pursuant to a Voluntary Share Exchange Agreement that provided the framework for the exchange of outstanding common stock of HiEnergy Microdevices for shares of common stock of the Company. Pursuant to the voluntary share exchange, the Company offered to exchange 22.3524 shares of its common stock for each outstanding share of HiEnergy Microdevices’ common stock. On the closing date of the offering, 14,380,200 shares of our common stock were issued in exchange for approximately 92% of HiEnergy Microdevices’ outstanding shares of common stock in a reverse take-over transaction. As a result of this transaction, former stockholders of HiEnergy Microdevices came to own approximately 65% of our outstanding equity and the five directors of HiEnergy Microdevices comprised five of our six directors. The composition of our board of directors has subsequently evolved to consist of the five directors discussed in the section entitled “Management.”

On October 22, 2002, we changed our domicile from the State of Washington to Delaware. Our name remains HiEnergy Technologies, Inc., and our common shares continue to trade on the NASD’s Over-the-Counter Bulletin Board® under the symbol “HIET.”

We plan to develop three detection systems based on our innovative stoichiometric technology, which has been proven in the laboratory to remotely and non-intrusively determine the chemical formulas of concealed substances and “see through” metals and other materials. Further, the technology has proven during testing to be capable of determining the chemical make-up of the concealed substances without the need of being in close proximity with the target.

Prior to the reverse take-over transaction, SLW’s initial efforts focused on establishing a web-based nutritional supplement sales business. We still own a license to pursue this business, but until recently the licensor had failed to provide the web-based support infrastructure it promised. We will continue to evaluate the economic viability of this business as the licensor establishes its promised web-based infrastructure to determine whether we will allocate resources to pursuing this line of business. At the present time, we believe the uncertainty surrounding the licensor’s ability to perform is too high for us to allocate resources to exploit the license. If we decide that future events warrant pursuing this business, we have retained a consultant who will lead this effort.

Basis Of Presentation

For accounting purposes, the voluntary share exchange transaction between the Company and HiEnergy Microdevices has been treated as a recapitalization of the Company, with HiEnergy Microdevices as the accounting acquiror (reverse acquisition), and has been accounted for in a manner similar to a pooling of interests.

We have prepared our Consolidated Financial Statements on a going concern basis in accordance with accounting principles generally accepted in the United States of America. This going concern basis of presentation assumes that we will continue operations for the foreseeable future and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business. As described below under "Liquidity and Capital Resources", there is substantial uncertainty about our ability to continue as a going concern. Our financial statements do not include adjustments that might result from the outcome of this uncertainty.

Critical Accounting Estimates

The discussion and analysis of our financial condition and results of operations are based on our audited Consolidated Financial Statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates. We base our estimates on assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Operating Results

For the year ended April 30, 2003 (“fiscal year 2003”), we incurred a net loss available to common shareholders of $6,257,056, as compared to a net loss available to common shareholders of $1,389,530 for the year ended April 30, 2002 (“fiscal year 2002”). We had negative cash flows from operations of $2,942,480 in fiscal year 2003 compared to negative cash flows from operations of $652,585 in fiscal year 2002. In addition, we had an accumulated deficit of $8,981,620 and were in the development stage as of April 30, 2003. These factors, among others, raise substantial doubt about our ability to continue as a going concern. See “Risk Factors” beginning on page 3.

Revenue

We reported no operating revenue during the fiscal years ended April 30, 2003 and 2002. Our fiscal year 2003 revenue was $144,587 compared to $148,166 for fiscal year 2002. During both years, revenues were derived from government grants for development and testing of our remote detection technology under separate grants. We have not commenced selling our products. Until we complete development of one of our stoichiometric detector systems, our revenues will be limited to government grants or similar funding. We cannot predict exactly when we will complete development of our planned detection systems and begin production for specific applications, but expect to begin production and sales of commercial products by the end of fiscal year 2004 and to become profitable the first year thereafter.

Operating Expenses

Our operating expenses consist primarily of salaries and benefits, costs for general corporate functions, including finance, accounting and facilities, fees for professional services and for research and development activities.

Our general and administration expenses increased to $4,488,175 for fiscal year 2003 from $967,092 for fiscal year 2002. The increase in operating expenses was primarily due to increases in administrative personnel, general office, legal, accounting and investor relations expenses. We became a public company on April 25, 2002 and during fiscal year 2003 we incurred greater legal, accounting and administration costs than in prior years when we were a private company. These costs may continue to rise in the future. Our research and development expenses increased to $839,629 for fiscal year 2003 from $558,184 for fiscal year 2002, as we spent more funds to further the development of our detections systems.

Depreciation

The depreciation expense for fiscal year 2003 and fiscal year 2002 was $91,993 and $5,469, respectively.

Liquidity And Capital Resources

As of April 30, 2003, we had cash and cash equivalents of $107,008. We used $2,942,480 for operating activities and approximately $481,850 to acquire equipment in fiscal year 2003. During fiscal year 2003 we raised approximately $3,378,000 from sales of common stock and convertible, redeemable preferred stock. As of April 30, 2003, we had current liabilities of approximately $878,425, which exceeded our cash on hand. The Company has to continue to sell equity in order to pay for on-going operations and pay its present liabilities. There can be no assurance that we will be able to continue as a going concern or achieve material revenues or profitable operations. See “Risk Factors” beginning on page 3.

In May 2003, the Company received net proceeds of $443,482, net of $10,000 in legal fees, from the sale of 1,410,000 shares of its common stock, which was included in Subscriptions Receivable at April 30, 2003.

Also in May 2003, the holders of all of the Series A Convertible, Redeemable Preferred Stock surrendered and exchanged their Series A Convertible, Redeemable Preferred Stock for 2,191,874 shares of the Company’s common stock which valued the common stock at $0.45 per share, thereby avoiding possible mandatory payment of $958,000 to redeem their stock.

In June 2003, the Company sold 600,000 shares of its common stock and raised $200,000. In August 2003, the Company sold 1,633,816 shares of its common stock and raised $1,138,000.

In May and June 2003, the Company issued unsecured convertible promissory notes at 10% interest totaling $244,000 to its legal counsel for legal services provided to the Company. The notes are due on September 15, 2003 unless converted into common stock. Also in June 2003, the Company issued 300,000 shares of common stock to its legal counsel to pay $100,000 worth of service fees.

The continued development and testing of our technology to create market-ready products depends upon raising additional funds. We believe that we will require a total of approximately $5,000,000 in order to continue implementing our business plan during the fiscal year ending April 30, 2004, and anticipate needing an additional $5,000,000 for the year ending April 30, 2005. We believe we have sufficient authorized capital to raise $10 million during the coming two fiscal years, as our Certificate of Incorporation authorizes 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of the date of this prospectus, there were 29,486,391 shares of common stock and no shares of preferred stock outstanding.

We plan to continue to utilize a combination of equity financings and government grants to fund our short-term growth and are currently engaged in discussions with respect to raising additional capital. On April 23, 2003 we registered shares of common stock for sale under the Securities Act of 1933 (Registration No. 333-101055). We may make public offerings in certain states. From day to day we have discussions with potential investors. However, we have no definitive plans or arrangements in place with respect to additional capital sources at this time. We have no lines of credit available to us at this time. There is no assurance that additional capital will be available when or if required.

The forecast of the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties. Our actual funding requirements may differ materially as a result of a number of factors, including unknown expenses associated with the development and testing of our products, the cost of production of our products and the timing of bringing our products to market. There can be no guarantee that financing adequate to carry out our business plan will be available on terms acceptable to us, or at all.

We have committed to make $400,000 in capital expenditures during fiscal year 2004. If we obtain adequate financing, however, we intend to make substantially more capital expenditures in order to further the development and testing of our technology and proposed products.

Plan Of Operation

We intend to satisfy our cash requirements through the sales of securities. We currently have approximately 2,600,000 shares registered and available for sale and an additional 5,000,000 to be registered in connection with this prospectus, which shares we intend to sell from time to time as necessary. We will need to continue to raise funds during the next twelve months to fund our ongoing operations. (See “Risk Factors” for a description of financial risk should we fail to do so.)

We continue to perform extensive research and development which is essential to the development of our technology and products. We currently employ several Ph. D. scientists who perform this work, part of which is currently funded by an SBIR Phase II contract with the U.S. Army. We will purchase the necessary equipment to build our prototype systems, and we intend to purchase the necessary equipment to build an inside testing and development facility. We will consider the purchase of key suppliers if the opportunity is available in order to insure the consistency of supply. See “Risk Factors” on page 3.

We plan to continue adding to our management, scientific, technical, and administrative staff, and intend to hire the technical personnel necessary for assembling our systems as the need arises.

Recent Accounting Pronouncements

We continue to assess the effects of recently issued accounting standards. The impact of all recently adopted and issued accounting standards has been disclosed in the footnotes to our audited Consolidated Financial Statements, Note 3.

Outlook: Issues And Uncertainties

Shareholders and prospective purchasers of our common stock should carefully consider the risk factors described under the heading “Risk Factors” in addition to the other information appearing in this prospectus and our other filings with the Securities and Exchange Commission.

DESCRIPTION OF BUSINESS

Overview

We have developed technology capable of remote and non-intrusive, quantitative on-line deciphering of the chemical composition of substances, including explosives, biological weapons and illegal drugs. We plan to continue to develop, commercialize and market our technology to agencies, organizations and ultimately industrial users that need to improve the speed, accuracy and efficiency of their security screening procedures.

Our technology is a “stoichiometric” sensor that identifies the empirical chemical formulas of the analyzed chemical substance. “Stoichiometry” is the scientific term for the art and science of deciphering the empirical chemical formulas of unknown substances.

Our technology is superior to confirmation detectors which provide confirmation of the presence or absence of compounds by using “pattern recognition” technology which only qualitatively recognizes the specific chemical compounds that the detector is programmed to identify. While both stoichiometric technology and confirmation detectors will conclusively identify the chemical nature of the target being scanned, stoichiometric detection produces an identification of chemical formulas of almost every substance and is not limited to finding targeted substances. Our technologies are far superior to the so-called “anomaly detectors”, such as x-ray scanners, which merely identify objects fitting a certain profile. As a general proposition, anomaly detectors will give a high rate of  “false positives” that require additional examination.

During the period 1998-2002, our prototype SuperSenzor demonstrated the ability to retrieve from three feet away, in a matter of seconds, the chemical formula and three-dimensional location of (1) explosive simulant through steel or soil; (2) cocaine simulant through rice; and (3) anthrax through paper. The empirical chemical formulas of substances and their locations are obtained non-intrusively, trans-barrier, and online.

On May 8, 2002, our prototype MicroSenzor demonstrated, before two inspectors of the Office of Inspector General of the Department of Transportation, the ability to semi-automatically, stoichiometrically identify one kilogram of TNT explosive simulant in a metal container from a distance of one foot in 20 minutes, and discriminate it from common non-explosive substances.

On June 3, 2002 our prototype MiniSenzor demonstrated, before an ad hoc (internal) committee led by an aviation security specialist, its ability to stoichiometrically identify, through a metal container, one pound of semtex explosive simulant in 30 seconds, automatically and without human intervention, as well as to reject common non-explosive substances like sugar and chocolate.

The SuperSenzor, MiniSenzor and MicroSenzor are based on the proprietary invention named atometry. We led the joint private sector-government-university research consortium that developed atometry over the period from 1997-2002. Atometry was scientifically validated at the U.S. Department of Energy’s Special Technologies Laboratory in Santa Barbara and was for the first time publicly presented at the White House International Symposium on Drug Control Policy in 1999 and published in the symposium’s proceedings.

We are unaware of any other stoichiometric detector on the market. We understand there may be two in the laboratory stages, neither of which has been shown to have stoichiometric detection capability.

On January 9, 2003, our MiniSenzor demonstrated high reliability in blind open air field tests at the Indian Point, Maryland, U.S. Navy base. The primary goal of the tests was to determine the ability of our MiniSenzor to chemically determine, from the outside, whether or not the filler of an artillery shell or other containers, is an explosive or an inert substance. MiniSenzor scored a perfect 100%.

MiniSenzor automatically, without any human intervention, correctly differentiated every explosive from every non-explosive — a score of 100%. The secondary goal was to identify what specific explosive but in 20% of the cases, MiniSenzor could not distinguish between two explosives. MiniSenzor got the exact chemical composition of all the inert substances and could not differentiate two explosives that were too similar to be distinguished exactly, which made our score come to 80%. In easier cases, it differentiated TNT from Semtex; gasoline from diesel fuel; and fertilizer from RDX.

Our scientists consider MiniSenzor to be a “poor man’s SuperSenzor” because SuperSenzor is projected to be at least 10 times more accurate. MiniSenzor initially had not been developed as an industrial product but rather as a test device for the ultimate SuperSenzor.

Delivery of the key component of the first portable SuperSenzor, which is 25 lbs. in weight, is scheduled for August 2003. Past SuperSenzor tests were carried out with large, immobile laboratory equipment.

Corporate History

We are the parent public company of what had been an operating subsidiary named HiEnergy Microdevices, Inc. We were incorporated under the laws of the State of Washington on March 22, 2000, under the name SLW Enterprises Inc. On April 30, 2002, we changed our name to HiEnergy Technologies, Inc. following our acquisition of an approximately 92% ownership interest in HiEnergy Microdevices, Inc. in a reverse take-over transaction. As a result of this transaction, former stockholders of HiEnergy Microdevices came to own approximately 65% of our outstanding equity. The composition of our board of directors currently consists of five directors.

On October 22, 2002, we changed our domicile (state of incorporation) from Washington to Delaware by merging into a Delaware corporation. Our name remains HiEnergy Technologies, Inc. Our 92% owned subsidiary, HiEnergy Microdevices is a Delaware corporation formed in 1995. It is the entity by which our technology had been developed. Dr. Bogdan Maglich, our Chairman of the Board, Chief Executive Officer, President, Treasurer and Chief Scientific Officer, founded HiEnergy Microdevices to commercialize the technology he invented to remotely and non-intrusively decipher the chemical composition of substances.

Prior to the reverse take-over transaction, SLW Enterprises’ initial efforts focused on establishing a web-based nutritional supplement sales business under a different trade name. That business has been inactive the past fiscal year.

Industry Overview

We believe our technology will have broad applicability within the substance detection industry. The need for substance detection cuts across many spheres of our economic and political life. Many Americans most prominently associate substance detection with the security industry and more precisely with air travel since September 11, 2001.

Detection technology is used to detect a wide range of substances, including explosives, biological weapons and illegal drugs. We believe the major commercial applications for our technology are in areas requiring security precautions, including airports, ports of entry, military/government installations and other secured areas. In addition, industrial quality control processing in certain industries requires non-intrusive sampling. The table below summarizes selected markets for detection technology.

Market Area	Potential Customer

Airport security screening	Transportation and Security Administration

Customs contraband detection	U.S. Customs Service

Biological weapons detection	Department of Defense

Landmine detection	Department of Defense

Industrial quality control	Crude oil refiners, bulk food
processing	processors, steel manufacturer

Police and ATF Bomb squads	Bureau of Alcohol, Tobacco,
explosive detection	Firearms (ATF); Local Bomb Squads

We believe our core technology has applications in each of these markets. In the aggregate we believe that the domestic demand for detection technology exceeds $3 billion over the next several years. We cannot predict the exact timing on which the agencies and organizations comprising these markets will purchase new detection systems. International markets also exist in each of these market areas.

Detection technologies can be broadly divided into anomaly detectors and confirmation detectors. Anomaly detectors, such as x-ray scanners, identify anomalies that require further intrusive inspection to determine whether a threat is present. As a general proposition, anomaly detectors will give a high rate of false positives that must be further investigated while confirmation detectors will conclusively identify the chemistry of the target being scanned. Pattern recognition confirmation detectors qualitatively recognize specific chemical substances that the detector is programmed to identify. In contrast, stoichiometric confirmation detectors produce a quantitative identification of chemical formulas without having to seek a match to a pre-programmed qualitative pattern. Because stoichiometric detection produces an identification of chemical formulas, it is a superior technology to pattern recognition confirmation detection, which only recognizes specific signal shapes that the detector is programmed to identify.

The most commonly employed detection technology today is the x-ray, an anomaly detector. Certain versions of the x-ray known as a CT x-ray can retrieve precise three-dimensional images of the density of objects. The x-ray can identify objects fitting a certain profile that require further inspection through some confirmation detection process. But the x-ray is “chemically blind”, and thus unable to identify the contents of a container without opening the container. In airport security screening, for example, the x-ray can roughly determine the target’s density and if it is similar to that of a typical explosive. There are hundreds of common substances, however, that have a density similar to that of explosives. As many travelers experience daily at U.S. airports, once the x-ray identifies an anomaly, intrusive inspection is required to determine whether a security threat is present.

Market Opportunity

The events of September 11, 2001 have fundamentally altered the way both the public and governments view security. In response to September 11, governments are looking to step up security not only in the air travel sector, but across a wide array of activities. The enhanced security will demand either increased time and expense using existing technology or the adoption of innovative technologies to improve security while minimizing the drag on economic activity.

Specific problems that exist with current technology include the following:

Airport Security Screening

Congress passed legislation requiring that 100% of checked baggage be screened for explosives by December 31, 2002, and authorized extensions to the December 31, 2002 deadline for fully deployed electronic detection systems in the legislation which created the new Department of Homeland Security. The Transportation Security Administration began screening 100% of all checked baggage by the December 31, 2002 deadline, but is using temporary measures and equipment in many airports. Existing technology, such as Computed Tomography (CT) machines, cannot identify the contents of luggage, as they are chemically blind. Instead, they look at the density of the objects inside a container, and ask the operator of the CT machine to decide whether there is a problem. This process results in a very high rate of false positives, depends solely upon the alertness and training of the operator, cannot see through metal containers, and cannot confirm the existence of explosives.

Customs Screening

The U.S. Customs Service has identified the need to screen and check packages, shipping containers, and trucks entering all U.S. ports of entry. This task is monumental (approximately 5.7 million sea containers enter the U.S. each year), and requires technology that is quick, non-intrusive, and can operate at a distance. Under the Container Security Initiative of January 2002, the U.S. Customs Service has even begun pre-inspection of “high risk” cargo containers at three major points of origin. Existing technology is limited in that it cannot see well through metal, needs to be close to the suspected object (or inside the container), and cannot confirm the identity of the unknown substance.

Landmine Detection

The Department of Defense has the difficult task of protecting its own troops and tanks from anti-personnel and anti-tank mines. Significant damage is done to tanks, soldiers, and civilians by old and new mines around the world. The current technology to clear landmines that uses anomaly detectors, such as metal detectors, Ground Penetrating Radar and infrared imaging, has significant drawbacks: only one out of 800 anomalies turn out, after having been unearthed, to be real mines; the rest of the anomalies are “clutter” that must nevertheless be investigated as though they were live mines. The result is that mines cannot be checked quickly, and humans must place themselves at risk to verify that an area of land is clear. The United Nations has estimated that it would cost $30 billion and take more than 150 years to clear all landmines using existing technology.

Contamination Control

With the advent of security for not only people, but the actual products they use, there is a growing market to make sure that someone does not cause panic and widespread terrorism by contamination. We believe that contamination control of all kinds could ultimately be one of our most significant markets. Currently contamination control is conducted through sampling, with targets being subjected to tests to determine whether specific contaminants are present. This approach requires the destruction of the target (resulting in an economic incentive to minimize sample size), it may not identify isolated instances of contamination, and it may not detect a contaminant because the contaminant’s identification was excluded from the testing regimen.

Carbomb Detection

Car bombs have emerged as a threat in the European market and in the Middle East / African market with the recent terrorist attacks in Casablanca and Riyadh, and the capability to remotely detect car bombs has generated interest in these markets. These attacks were carried out by large car bombs, which are relatively easy to detect with our technologies. We believe we can, under appropriate circumstances, capture a significant part of both the European and Middle East / African markets.

In each of these areas, as well as others, we believe the market will pay for an innovative security approach that improves security while minimizing the drag on economic activity. The need for explosive and biological identification is a key factor in our assessment of the market opportunity for our technology. We believe the entire security and anti-terrorism market is a growing industry.

The HiEnergy Technologies Solution

We have developed unique detection technology that remotely and non-intrusively determines the chemical formula of unknown substances in real time (called “stoichiometric” detection). Our technology is unique in that it can for the first time:

  Identify chemical compositions of unknown substances;

  Operate remotely (i.e. from a distance of millimeters to meters);

  Operate through barriers (i.e. through solid steel casing); and

  Operate in real-time (i.e. in a matter of seconds).

We believe our technology represents a major innovation in the field of detection technology because it will allow us to develop detection systems that can – without needing to pre-program patterns to be recognized – confirm the presence of concealed explosives, illegal drugs, biological/chemical weapons, and other contraband. Because stoichiometric detection produces an identification of chemical formulas, it is a superior technology to pattern recognition confirmation detection, which only recognizes specific chemical formulas that the detector is programmed to identify. Confirmation detectors, which confirm the presence of specific chemicals in a scanned target, are as a general rule superior to anomaly detectors, such as x-ray scanners, which merely identify objects fitting a certain profile that require further examination through some confirmation detection process (such as a time-consuming search). We believe our stoichiometric detection technology will provide substantial improvement over the anomaly detection based technology that prevails today, because stoichiometric detection will produce more accurate detection results while simultaneously reducing the high rate of false positives (and the accompanying time-consuming searches).

Over the last three years several successful demonstrations have been conducted which proved the technical concepts.

  A Department of Defense funded demonstration which demonstrated the chemical detection of an explosive simulant through 3/4 of an inch of steel as well as 5 inches of soil from a distance of 3 feet;

  A demonstration under a U.S. Customs Service contract which demonstrated the chemical detection of cocaine simulant buried in rice; and

  A demonstration for the Defense Advanced Research Projects Agency which demonstrated the chemical fingerprinting of Anthrax simulant.

We are unaware of any prior demonstrations in the history of analytic chemistry where empirical chemical formulas have been stoichiometrically deciphered (a) on a timely basis, (b) without sampling and (c) through barriers.

We have developed our unique technology through several years of research and testing, including work under research contracts sponsored by the Department of Defense and the U.S. Customs Service, as well as by research and testing at the University of California, Irvine. Patent applications have been filed for certain proprietary components of the technology.

The technology uses the physical law that the gamma spectrum emitted from a collision between a neutron and an atom in the target has a unique signature. Combining information on the neutron’s direction of travel with its length of travel provides the position in space of the nucleus impacted. A proprietary processor synthesizes the gamma spectrum data and outputs both the precise molecular makeup (also known as stoichiometry) of the irradiated specimen as well as its coordinates. In this manner, our technology performs remote, non-intrusive deciphering of the chemical formulas of concealed substances and can “see through” metals and other materials. Further, it does this analysis without the need of being in close proximity with the target for inspection or chemical identification.

We believe our technology will allow us to create leading products in several market areas, including airport security screening, customs screening, landmine detection and contamination control.

Airport Security Screening

X-ray detectors for airport security rely on anomaly detection, where a detector signals that a potential problem may exist. The operator must, for each bag, decide whether there is a potential problem, and then use a secondary, usually intrusive, means to actually determine whether there is an explosive. This system creates several problems, including a very high rate of false positives, and worse, the inability to detect explosives. The system depends upon the judgment of recently federalized screeners, the training and management of whom has proven a major stumbling block to consistent, alert security. Our proposed systems will be dramatically different. They should improve safety by unambiguously and automatically displaying the chemical formula of the target through up to ¾ inch thick steel and not relying upon operator interpretation. Our technology should dramatically lower the rate of false positives, improving speed and efficiency and reducing air travel delays.

Customs Screening

The U.S. Customs Service has identified the need to screen ports of entry for contraband, weapons, and biological agents. Currently, less than five percent of all shipping containers are checked by any physical screening method. Senator Charles Schumer has estimated that it could cost up to $5 billion to check every shipping container and truck entering the United States. Because our technology has demonstrated that it can perform detection through up to ¾ inch thick steel, it offers the potential for real time trans-metal deciphering of chemical formulas. Thus, shipping containers could be checked for contraband, weapons, and explosives in real-time without having to open and unseal the containers. We are not aware of any other form of detection technology that can perform trans-metal stoichiometric detection.

Landmine Detection

Current technology used to clear landmines, such as Ground Penetrating Radar and metal detectors, has significant drawbacks. Existing technology is limited by the need to penetrate soil, by the manufacture of non-metallic landmines, and by its inability to operate from a distance in real time. Only one out of 800 anomalies turn out, after having been unearthed, to be real mines; the rest of the anomalies are “clutter” that must nevertheless be investigated as though they were live mines. The result of these drawbacks is that land cannot be checked quickly or accurately, and humans must place themselves at risk to verify that an area of land is clear. Because our technology can “see through” soil and containers, and return a quantitative chemical formula, it should enable field personnel to quickly, accurately, and safely confirm whether the anomaly is an explosives loaded landmine or clutter.

Contamination Control

We believe that our technology will be able to stoichiometrically analyze the contents of a given liquid or solid and provide an immediate warning if there are any chemicals or compounds that are not supposed to be present. We believe our technology will be a significant improvement over existing sampling procedures because of our technology’s chemical-specific capabilities. Although we intend to begin pursuing this market area in the coming fiscal year, the development of this market area into a revenue-producing segment is a long-term project.

Carbomb Detection

We submitted a solicited bid for our new CarBomb Finder TM series of remote clandestine detectors of bombs in trunks, seats and engines of parked or moving cars to a counterterrorist agency of a major European Union country. CarBomb FinderTM is designed as a police-vehicle-borne SuperSenzor (‘303’), MiniSenzor(‘302’) or MicroSenzor (‘301’) which will decipher the chemical composition of the contents of other cars through the metallic walls of both the police car and the target vehicle. The CarBomb Finder TM will detect bombs in trunks, seats and engines of parked or moving cars. They are priced at, $500,000, $250,000 and $175,000 respectively. They provide clandestine, non-obtrusive and effective mechanisms for searching inside cars.

The CarBomb Finder TM has generated interest in the European market possibly due to recent terrorist attacks in Casablanca and Riyadh. These attacks were carried out by large car bombs, which are relatively easy to detect with our technologies. We believe we can, under appropriate circumstances, capture both the European and Middle East / African markets.

Proposed Products

We are developing three versions of our technology:

  SuperSenzor: Fixed or van mounted, generator-powered product that can locate a concealed substance within the item being scanned and will include imaging.

  MiniSenzor: A portable sensor intended to accomplish the same objective, but without imaging, that will use a miniature accelerator that is expected to provide a substantial speed improvement over the MicroSenzor.

  MicroSenzor: Portable, battery-powered, lower-cost system, also without imaging.

We have assembled bench-top prototypes of the MicroSenzor and MiniSenzor, and are in the process of creating a bench-top prototype of the SuperSenzor. A bench-top prototype is an improvised system, designed for laboratory use and testing, which has not been assembled into an integrated unit.

We are using our existing bench-top prototypes to conduct tests. These tests will determine performance parameters, e.g. detection rates and speed, for the MicroSenzor and MiniSenzor.

Once tests using the bench-top prototypes have been completed, we plan to assemble and test commercial prototypes. A commercial prototype will integrate and assemble all of the bench-top prototype’s components into a fixed unit. We plan to test our commercial prototypes in circumstances that simulate the environments in which they will be used. This testing process will be a crucial link to the delivery of market-ready detection systems we seek to achieve. The results of ongoing tests may alter the direction and focus of our technology’s development program.

We have assembled a commercial prototype (beta version) of a MiniSenzor designed for interrogating unexploded ordnances, and conducted tests in circumstances that simulate the environment in which it would be used.

The SuperSenzor, for which we are in the process of creating a bench-top prototype, has four key components:

1.	The “emitter” is a miniature accelerator which produces a stream of fast neutrons and alpha particles.

2.	The “receiver” is a detector of gamma rays generated by the target.

3.

The “gammalyzer” is a fast electronics system operating on a billionth-of-a-second scale. It detects and analyzes the gamma rays and alpha particles to determine the target substance’s location and separate the “signal” (i.e., the target substance, such as an explosive) from “noise” (i.e., clutter).

4.	The “controller” is a computer and software for interface and signal coordination which displays the result of the analysis online.

None of these key components require an increase in performance parameters to make a commercial prototype of the SuperSenzor, although design modifications may be required to coordinate the components into a fixed unit capable of being built on an integrated production line. We must also assess the durability of these key components in an environment where they must function accurately day-in and day-out, rather than occasionally in a lab experiment. These components are sold t us by third parties and may be purchased by our competitors as well. See "Risk Factors."

We have developed relationships with some of the manufacturers of the key components of our technology, such as AMETEK Ortec, a manufacturer of high-end gamma ray detectors, and Thermo MF Physics, a manufacturer of accelerators (neutron generators). We do not presently have supply contracts with these manufacturers or any others. Our equipment purchases to date have not entailed the volume levels that would make it advisable to put supply contracts in place.

The MicroSenzor is essentially a one-man portable version of the SuperSenzor. The MicroSenzor operates from a short range, a few inches from the object inspected. It is 100 times slower than the SuperSenzor, making it suitable for more static environments. We believe that certain prospective customers will view its lower unit cost and relative ease of transport as advantages. These prospective customers would choose a MicroSenzor for security applications and industrial applications where using a SuperSenzor would not be feasible or efficient. The MiniSenzor that we are developing is expected to perform in a manner similar to the MicroSenzor, but with a substantial speed improvement.

The MicroSenzor has three key components:

1.     The emitter is a neutron source via Americium isotope production.

2.     The receiver is a detector of gamma rays, the same as that used in the SuperSenzor.

3.     The controller computer software for interface and results display.

The MicroSenzor provides only chemical formulas as its result, without imaging. We have conducted laboratory tests of the MicroSenzor for inspectors from the Office of the Inspector General of the Federal Aviation Administration, and we have concluded a series of tests of the MiniSenzor (under a Phase I DOD SBIR Grant) at the University of California, Irvine.

Marketing Plans, Sales, Government Grants And Production

The market niche that we occupy, within the broad security and anti-terrorism industry, is that of advanced detector technology. This niche is characterized by expensive, technologically advanced systems such as Computed Tomograhy (CT) and Quadrapole Resonance (QR) systems for airline and customs screening, and Ground Penetrating Radar (GPR) based systems for landmine detection.

Within this market niche, we believe our stoichiometric technology has several competitive advantages, including its ability to determine the exact chemical formula of a substance, perform trans-metal deciphering, operate from a distance, and not rely on user interpretation.

General Marketing Plans

We believe our technology represents a new generation of improvements in security technology. As a result, we believe that a general education program is necessary to persuade opinion leaders and the public of the benefits of our technology. We must raise customer awareness, implement a customer development program, and create public pressure to demand adoption of our technology.

To increase customer awareness, we plan to gain an understanding of the specific requirements for target customers and explain how our technology will satisfy their requirements. We plan to explain our technology through technical presentations, on-site demonstrations, publishing articles in technical journals, speaking at technical conferences, and creating opportunities to give interviews and generate media attention.

We expect that our customer development program will include developing a close relationship with the appropriate technical officers within a target customer’s organization. We expect our program to include describing to potential customer technical personnel how the technology can apply to their applications and requirements. We hope to provide assistance in developing specifications and statements of work and budgets and to provide additional briefings to higher levels of management.

We may seek to cooperate with established participants in the security marketplace to market our technology through their established distribution channels. We plan to develop strategic relationships with suppliers of current security screening products. We believe that using these suppliers’ established channels and customers could afford us quicker access to our targeted markets. We plan to raise awareness of the unique capabilities of our technology among legislators, non-technical decision makers and the general public. Because our technology is complex it will be very helpful to have digital video (both on CD and cassette) and printed promotional materials that can be sent to prospective customers, consultants, news reporters, and strategic partners. This prepackaged promotional material will be cost efficient because it could save on travel and presentation costs – enabling us to send packets of information that concisely explain the complex technology and show the demonstration units in operation at minimal cost.

To facilitate international sales, we expect to work with a network of representatives located in countries with identified opportunities. We plan to select these representatives based on their track record in selling to the target customers and to compensate them on a commission basis tied to the contract sales price. We have identified some of the prospective representatives we would like to retain.

We hope to combine the effects of technical presentations to potential customers, news media demonstrations and public relations to create a “public demand” for our technology. Publishing articles in technical journals, speaking at technical conferences and creating opportunities to give interviews will be a longer-term strategy to maintain the public demand for and awareness of our technology.

For the time being, we will try to segregate the deployment of our technology from the general public. We anticipate a possible adverse public reaction to the concept of “neutron bombardment.” We anticipate the need for neutron shielding in certain applications, such as airports, to shield personnel from our anticipated levels of radiation bombardment. We have not determined the levels of shielding that are required, which may vary depending on the regulations of the states in which the system is installed. See “Risk Factors” beginning on page 3.

We believe that any public objections can ultimately be overcome through education. Our Chief Scientific Officer, Dr. Maglich, believes that our anticipated level of neutron radiation dose will result in 10 to 100 times less tissue damage than the acceptable level of x-ray radiation dose needed to accomplish security screening. Fast neutrons, which are used in our technology, do not produce the same radioactive environment as thermal neutrons. Despite the relative safety of our technology, we propose to use our technology initially only for screening procedures that are remote from the general public (such as checked baggage) to avoid this adverse public reaction, instead of using our technology for high profile procedures (such as carry-on baggage screening). As public knowledge and awareness increase, we believe that the broader array of uses for our technology will become available. See “Risk Factors” beginning on page 3.

Specific Marketing Plans

We intend to focus on four markets initially: airport luggage screening (Transportation Security Administration), landmine detection (Department of Defense), customs screening (U.S. Customs Service), and carbomb detection (domestic and foreign governments). This initial list of customers may be refined or altered as conditions dictate. A separate but potentially large segment includes industrial users. We will pursue each market using the same core technology.

Stoichiometric Luggage Screening Systems: We believe that our SuperSenzor technology can be integrated into luggage screening systems at passenger airports throughout the world to significantly reduce false alarm rates and to identify a wider variety of substances than current anomaly detection scanning systems. One configuration of the technology may be a system that will screen an entire luggage cart at a time on a confirmation detection basis, as opposed to the current systems that screen only one bag at a time on an anomaly detection basis. Although these systems will be more expensive than a single-piece luggage screening system, we believe that government agencies may be willing to pay a higher price because of increased volume and time efficiency. Other configurations of the technology may be a system that will screen individual checked baggage on a confirmation detection basis, or a system that is used in tandem with existing systems to enhance overall detection rates and reduce false alarm rates. We continue to work with Isaac Yeffet, a special consultant to the Company and a leading expert on airline security due to his years of service as director of security operations for El Al, Israel’s national airline. We believe that Mr. Yeffet will continue to be instrumental in communicating the advantages of our technology to government officials and the public. Developing a strategic relationship with a current supplier of screening products could also help us to penetrate the market more quickly.

Confirmation Sensor for Demining: We have identified governments and organizations dedicated to destroying landmines throughout the world as candidates for purchasing landmine detection systems. Current landmine detection systems succeed at identifying only metal casings and tend to yield a very high false alarm rate. In contrast, we believe our SuperSenzor will detect mines in both metal casings and plastic casings and reduce the false alarm rate. In August 2002, our project to develop the SuperSenzor was competitively selected by the Department of Defense Small Business Innovation Research (“SBIR”) program to receive up to $780,000 in funding over two years for Phase II testing and development of an anti-tank landmine detection system. On January 15, 2003, the contract with the Department of Defense was executed by the parties. We have commenced work under year one of the contract, valued at $415,000. The second year of the contract, valued at approximately $364,000, is under an option that can be exercised by the Department of Defense at the end of the first year.

Customs Screening Systems: We plan to position ourselves as a direct supplier to major governmental agencies responsible for customs screening. We have completed tests on behalf of the U.S. Customs Service, and believe we are well-positioned with the only stoichiometric technology that can scan sealed shipping containers for the chemical composition of concealed contraband.

Carbomb Detection: We plan to offer our new CarBomb Finder TM as a police-vehicle-borne SuperSenzor (‘303’), MiniSenzor(‘302’) or MicroSenzor (‘301’) which will decipher the chemical composition of the contents of other cars through the metallic walls of both the police car and the target vehicle. The CarBomb Finder TM will detect bombs in trunks, seats and engines of parked or moving cars. They are priced at $500,000, $250,000 and $175,000 respectively. They provide clandestine, non-obtrusive, effective mechanism for searching inside cars. We believe we can, under appropriate circumstances, capture both the European and Middle East / African markets in this area.

We intend to pursue other markets as well. During this fiscal year, which ends April 30, 2004, we plan to devote resources to exploiting the following markets:

Bio-Defense: We have identified agencies such as the Department of Defense, the U.S. Postal Service, Federal Bureau of Investigation, the National Institutes of Health and their foreign equivalents that have responsibility for detecting biological warfare agents as candidates for our SuperSenzor technology.

Bomb Squad: Because police departments and the Bureau of Alcohol, Tobacco and Firearms have no certain method for determining if a suspicious object contains explosives, we have identified these agencies as our market for the MicroSenzor or MiniSenzor technology.

Industrial Quality Control: We have identified a wide variety of potential industrial applications for our SuperSenzor, MiniSenzor and MicroSenzor technologies, including detecting impurities in oil, gas, and gemstones, and providing qualitative elemental information for food products.

Sales and Government Grants

We have not made any product sales to date. Any future sales will depend on negotiating contracts with our customers and modifying our technology to meet the specifications of our customers. Because our targeted customers are primarily governmental agencies, we cannot predict the time frame on which they may obtain approval to enter into contracts to adopt a new generation of security technology. We also cannot predict the extent to which governmental agencies may require a commercial prototype specific to their application to be developed in advance of entering into a contract to purchase products incorporating our technology. We hope to ship product based on our technology within 24 months.

We have several government contracts/grants which have been awarded or are pending, including:

  SBIR Phase I
We have completed work on a Phase I SBIR Contract for $70,000 for testing of our MiniSenzor technology for landmine detection.
  SBIR Phase II
In August 2002, our project to develop the SuperSenzor was competitively selected by the Department of Defense Small Business Innovation Research (“SBIR”) program to receive up to $780,000 in funding over two years for Phase II testing and development of an anti-tank landmine detection system. On January 15, 2003, the contract with the Department of Defense was executed by the parties. We have commenced work under year one of the contract, valued at $415,000. The second year of the contract, valued at approximately $364,000, is under an option that can be exercised by the Department of Defense at the end of the first year.
  CalTIP
We have submitted a proposal for up to $250,000 in matching funds to the California Technology Investment Partnership (CalTIP), which is designated for marketing and markets development. We were placed on a waiting list for possible award of the CalTIP grant, dependent upon available funding for the program. Based on budget shortfalls in the State of California, we do not anticipate award of this grant.
  Transportation Security Administration (“TSA”)
In November 2002, we submitted a funding application to the TSA for $3.2 million, which would be matched by a contribution of approximately $1 million from us. The funding would be used to build a prototype SuperSenzor for the airline industry.

Production

Taking our technology into commercial production involves refinement of our bench-top prototypes into commercial products. The commercial unit must take into account all relevant commercial standards for durability, usage and shielding, as well as specific customer requirements for detection, and physical unit packaging and installation. We intend to conduct this work both internally and with the assistance of outside partners. This work will include developing commercial blueprints, deciding upon final hardware configurations, developing testing standards, designing control units to manipulate targets or manipulate the unit itself around the target, and integrating shielding requirements. Funding requirements include internal time as well as the cost of contracting with outside firms. Where appropriate, we intend to ally ourselves with existing participants in the security field to minimize our technology’s time to market. See “Risk Factors” concerning risks relating to our primary vendor.

Competition

Our fast neutron scanning is the only technology we know of that provides the chemical formula for identification of the target substance.

From a market perspective, as opposed to a technical perspective, there are several other detection technologies being offered within our market niche. The following is a partial list of our major competitors known to us that market high-end explosive detection and cargo screening systems, principally for airport security screening.

Company Name	Products

InVision Technologies	CT Explosive detection

L-3 Communications	CT Explosive detection

OSI Systems, Inc.	X-Ray security and cargo Screening

American Science & Engineering	Backscatter X-ray Systems

InVision's X-ray based CT scanning devices are certified for use in United States airports by the Transportation Security Administration. InVision has sold over 100 of its devices worldwide and supplies scanning devices to approximately 75% of U.S. airports as well as airports in France, Italy, Greece, Japan and other nations. InVision markets its scanning device as an "explosive detection device" and claims that their device produces a "slice" image of an object, compares this image to the properties of known explosives, then displays the image to an operator who can then determine whether a threat exists. InVision also recently acquired Yxlon, a German company that claims to have developed X-ray defraction technology for explosives detection to be used to resolve false alarms generated by other X-ray based automated baggage explosives detection systems. InVision has sold one of these devices to Stuttgart airport in Germany with projected full operation in 2004.

Quantum Magnetics, recently acquired by InVision, has a pattern recognition confirmation detector for explosives based on magnetic pattern recognition, which is being tested for deployment in airport security screening.

OSI Systems' security and inspection products combine dual or multi-energy X-ray technology with computer enhanced imaging technology to facilitate the detection of materials such as explosives, narcotics, currency or other contraband. They claim that their dual-energy x-ray systems produce a two-dimensional image of the contents of the inspected material and also measure the x-ray absorption of the inspected materials' contents at two x-ray energies to determine the atomic number, mass and other characteristics of the object's contents. Their systems range in size from compact tabletop systems to large cargo, port and border inspection systems comprising entire buildings through which the subject trucks, shipping containers or pallets are transported. OSI Systems recently sold its automated vehicle inspection system, which uses thermal neutron analysis, to the U.S. Air Force for screening to automatically identify car or truck bombs. They claim that their devices can automatically identify all types of known military and commercial explosives, as well as drugs, many hazardous chemicals and agents, and can be extended to detect nuclear and radiological materials.

We believe that thermal neutrons have a range in materials of two inches, while the directed neutrons used in SuperSenzor have a range of approximately four feet, and that while thermal neutrons are intrinsically incapable of deciphering chemical formulas of unknown substances, while our directed neutron technology does it in 10 seconds.

X-rays can determine shape and mass and the average atomic number of an object’s contents but we believe are intrinsically incapable of identifying a particular chemical compound, and therefore we believe that physical inspection of an object’s contents often would be required to determine whether an explosive or other substance is present.

Our competitors are established companies with operating histories. They are well financed and have many contacts and connections in the industries in which they operate. We must effectively promote our technology in order to overcome these obstacles. With respect to these detection systems, we see the real competition as being the challenge of educating the consumer either to incorporate or to substitute our stoichiometric confirmation detector system for the existing detection system.

In addition to the above companies which currently operate X-ray based systems, we have competitors that use gamma ray analysis, although their technologies do not have the same capabilities as ours. We believe that these competitors will seek to compete with us in cargo screening and landmine detection. We have three principal competitors whose technology is based on gamma ray analysis:

Company Name	Products

OSI Systems, Inc.	Pulsed Fast Neutron Analysis

Thermo Gammametrics	Security and cargo screening

Science Applications Int'l Corp.	Security and cargo screening

OSI Systems' security and inspection systems for cargo, port and border applications use X-ray or gamma ray technology and computer-enhanced imaging, and are primarily used to verify the contents of trucks or cargo containers and to detect the presence of any contraband.  Their cargo systems currently include fixed site systems consisting of an entire building and mobile truck-mounted systems.

Thermo GammaMetric's security products include a range of fixed and portable instruments used for chemical, radiation, and explosives-detection.

Science Applications International Corporation currently sells systems to the U.S. Customs Service that scan trucks, railroad cars and sea containers using gamma ray technology to generate images. Science Applications International Corporation’s systems “see through” metal but do not return a chemical analysis.

Our competitor’s devices do not to our knowledge use directed nuetrons and therefore we believe are also incapable of confirming the identity of a particular chemical compound. Our products confirm the identity of particular chemical substances, providing three dimensional imaging to reveal the presence of explosives and other substances without physical inspection.

In addition to these companies using gamma ray analysis techniques, several research groups exist which are pursuing gamma ray based technologies. We are not aware of any that are nearing commercial production. A partial list of these research groups includes the Special Technologies Lab of the Department of Energy, the National Labs, and the Western Kentucky University consortium.

In addition, a company named Dynamics Technology, Inc., headquartered in Torrance, California, has developed a computer simulation of a technology that it calls Associated Particle Imaging technology. Dynamics Technology claims that its technology is a unique imaging technology that offers standoff 3-D imaging and material identification through walls, metal barriers and structures or containers. However, we believe that Dynamics Technology’s technology is based on a scintillation detector of gamma rays that is significantly less sensitive than our solid-state gamma ray detector and that will not return specific chemical formulae in its result, and therefore is not a stoichiometric detector. Dynamics Technology was a competitive bidder for the Department of Defense Small Business Innovation Research (“SBIR”) program to receive funding for testing and development of an anti-tank landmine detection system.

We will encounter barriers to entry in the advanced technology security market. We must obtain access to high-level governmental decision makers. Although our technology may be an improvement over existing technology, political considerations and strong lobbying by competitors must be overcome. We must conduct a vigorous public relations and marketing campaign to convince governmental decision makers of the important technical innovations that we have made. We must achieve a number of certifications in order to be successful in the sales of our products, including FAA (now TSA) certification of our systems for use in airports, Department of Energy approval for use in military applications, U.S. Customs Service approval for use at ports of entry, and other licenses and approvals concerning export controls, radiation and public safety. Additionally, we must be granted certifications for use of high-energy neutrons in public settings.

Intellectual Property

We have filed patent applications that are currently pending in various jurisdictions. We have filed a total of six patent applications in various jurisdictions:

  United States Patent Office - "Method and Apparatus for Detecting, Locating and Analyzing Chemical Compounds Using Subatomic Particle Activation" (filed on February 20, 2001);

  United States Patent Office - "Method and Apparatus for Neutron Microscopy with Stoichiometric Imaging" (filed on June 18, 2001);

  Patent Cooperation Treaty - "Method and Apparatus for Neutron Microscopy with Stoichiometric Imaging" (filed on June 18, 2002);

  Canada - "Method and Apparatus for Detecting, Locating and Analyzing Chemical Compounds Using Subatomic Particle Activation" (filed on August 14, 2000);

  Japan - "Method and Apparatus for Detecting, Locating and Analyzing Chemical Compounds Using Subatomic Particle Activation" (filed on August 18, 2000); and

  Europe – “Method and Apparatus for Detecting, Locating and Analyzing Chemical Compounds Using Subatomic Particle Activation” (filed on September 14, 2000).

No additional patents are pending. The limits on our patent coverage in other countries may be attractive to potential competitors of ours. Our patent coverage is not worldwide. Some of our competitors or potential competitors do have worldwide footprints. This may adversely affect our prospects of revenues worldwide.

To date, we have not received any notification that our technology infringes the proprietary rights of third parties. Third parties could however make such claims of infringement in the future. Any future claims that do occur may have a material adverse affect on us and our prospects.

There is a risk that in obtaining SBIR grants the value of our intellectual property will diminish as time goes by. See "Risk Factors" on page 3.

Government Regulation

Our operations are subject to compliance with regulatory requirements of federal, state and local authorities. While compliance with applicable regulations has not adversely affected our operations in the past, there can be no assurance that we will continue to be in compliance in the future or that these regulations will not change. Current costs of compliance have not been material to us, but we anticipate that they will be material as we commercialize our technology into products. We expect to incur some nonmaterial costs in connection with complying with environmental regulations related to our products under development, but we are not aware of the exact amount of the costs at this time. Because our technology and its applications are so new, we are not certain of all of the potential government regulation that may affect us. We believe that certain applications of our technology will require approvals from various government organizations. Examples of government agencies that may regulate applications of our technology include the Federal Aviation Administration (now the Transportation Security Administration), the Department of Defense, the U.S. Customs Service, and the Food and Drug Administration in the case of potential quality assurance applications for food and drugs. We expect that our technology will require various potential environmental use approvals, particularly as it relates to using fast neutrons in public settings. The Nuclear Regulatory Commission may also regulate our use of fast neutrons. Where regulation is coordinated between federal, state and local authorities, we expect the state and local equivalents of these federal agencies to regulate us as well. The approvals from government organizations may take longer and be more difficult to obtain than expected. There is no assurance that any governmental approval that might be required will ever be obtained, which could affect our ability to commercialize and sell our technology.

We plan to have government agencies as customers for the products we develop. At the federal level, this will subject our contracting to the Federal Acquisition Regulations, a comprehensive set of regulations governing how vendors do business with the federal government. We also apply for grants, which are subject to regulation by the granting agencies. Here again, where our customers or grantors are state or local governments, we will be subject to similar state and local contracting and grant regulations. See “Risk Factors” relating to burdens and risks of government regulation and government contracting.

Employees

As of the date of this prospectus, we had 12 full-time employees as follows: 2 full-time executive officers; 1 full-time managerial personnel; 1 full-time accounting manager; 6 full-time research & development personnel; and 2 full-time administrative personnel. We also had 4 consultants as follows: 1 of the consultants assists with aviation security matters; 1 assists with sales and marketing; 1 assists with information systems; and 1 assists with the accounting and finance of the Company.

We believe that our ability to attract, hire, and retain qualified personnel now and in the future is important to our success. While sourcing and recruiting appropriate technical personnel is often difficult and competitive, we expect that our need to recruit additional personnel in the future will not negatively affect our operations. We believe that our employee relations are good. None of our employees are represented by a collective bargaining unit.

Research And Development

Our future success will depend on our research and development efforts to enhance our existing technologies and on development of applications for our detection technology. For the fiscal years ended April 30, 2003 and 2002, we spent approximately $839,629 and $558,184, respectively, on research and development of our technology.

DESCRIPTION OF PROPERTY

On September 30, 2002, we relocated our offices to 1601 Alton Parkway, Unit B, Irvine, California 92606. Our new offices consist of approximately 6,600 square feet. The Company entered into a three-year operating lease agreement with an affiliate of Bruce Del Mar, one of its Directors, for its corporate offices in Irvine, California. The lease provides for monthly rent of $8,000, for months 1 through 18 and $8,320 per month for months 19 through 36.

We also leased a test site adjoining our offices in Irvine, California which will be used for certain developmental work. The new test site consists of approximately 2,400 square feet. The term of the lease is from July 1, 2003 to December 1, 2003, with payments due at a monthly rate of $1,200 under an agreement with the same landlord. We do not anticipate that while we are in the development stage we will require significant facilities over and above those that are currently leased or available. When we successfully move beyond the development phase, we could require an entire manufacturing facility or two, although that is very speculative.

LEGAL PROCEEDINGS

In March, 2002, Keith Cowan, a former CEO and President of HiEnergy Microdevices, filed a lawsuit against HiEnergy Microdevices, Dr. Maglich, and Mr. Richard Alden in the Superior Court of the State of California, County of Orange, Central Justice Center. The plaintiff served as the CEO and President of HiEnergy Microdevices from December, 2001 through March 9, 2002. The plaintiff had an employment agreement with HiEnergy Microdevices. The complaint contained the following claims: (A) failure to pay wages due in violation of the Labor Code against HiEnergy Microdevices and Dr. Maglich; (B) breach of contract against HiEnergy Microdevices and Dr. Maglich; (C) false representation regarding the kind and character of the work against all three defendants; and (D) fraud against all three defendants. In the prayer for relief, Mr. Cowan sought damages in the amount of $873,455, plus interest, penalties, attorney’s fees, and costs. The parties to the lawsuit executed a settlement agreement on January 15, 2003. The settlement agreement provided that HiEnergy Technologies would pay Mr. Cowan $50,000: $25,000 in the form of wages that would be subject to payroll taxes and $25,000 in the form of a reimbursement for moving expenses and legal fees. In addition, Mr. Cowan received 80,000 shares of restricted common stock of HiEnergy Technologies with registration rights providing that if the 80,000 shares were not sold through a registered offering before April 1, 2003, then Mr. Cowan has the option of tendering the shares to HiEnergy Technologies and demanding payment of $125,000 held in escrow. As of April 1, 2003, the shares were not registered and Mr. Cowan subsequently tendered the 80,000 shares and received a payment of $125,000.

We received a letter dated December 5, 2002, from an attorney representing Richard T. Eckhouse, a consultant, demanding payment for accounting services allegedly performed by Mr. Eckhouse pursuant to a Letter Agreement dated November 7, 2001, between Mr. Eckhouse and HiEnergy Microdevices, Inc. The Letter Agreement provides that Mr. Eckhouse was to be paid $350 per hour, which was to be paid as follows: (i) one-third or $117 in cash; (ii) one-third or $117 paid by a Promissory Note at 10% annual interest, maturing when HiEnergy Technologies receives government funding of $900,000 or an investment totaling $300,000 or more; and (iii) one-third or $117 paid by Class A (common stock) of HiEnergy Microdevices at $5.00 per share. Mr. Eckhouse filed a lawsuit against the Company, Microdevices and Dr. Bogdan Maglich on May 2, 2003 in the Superior Court of the State of California, County of Orange, Central Justice Center, and an amended complaint on June 20, 2003, alleging that Microdevices owes Mr. Eckhouse a total of $313,580 for services rendered, plus interest, attorney’s fees and costs. We deny these allegations and are vigorously defending this lawsuit.

After reading news reports that connected our reverse acquisition of HiEnergy Microdevices with known stock manipulators, our Board of Directors directed our President to hire a team of independent investigators to investigate whether the company or any of its officers and directors had engaged in any wrongdoing. The core team of independent investigators consisted of two former federal prosecutors, a former Assistant United States Attorney in the civil division who has been in private practice since 1981 with experience in securities litigation and regulatory and investigative proceedings, and a former supervisory agent from the Federal Bureau of Investigation. The independent investigators reviewed disclosures we have made, reviewed other publicly available information, and conducted a number of interviews, including interviews with a person who had previously been involved in stock manipulation schemes and two of our directors who know him. The independent investigators have completed their investigation. Except as discussed in the next paragraph, the independent investigators have concluded the following:

1.	The independent investigators have not identified any evidence that our current executive management team engaged in any wrongdoing.

2.	The independent investigators have not identified any evidence of wrongdoing following the April 2002 reverse acquisition by SLW Enterprises of HiEnergy Microdevices.

3.	The independent investigators believe there is insufficient evidence to fully conclude that there was no wrongdoing by SLW Enterprises prior to the reverse merger.

4.	Our current officers and directors responded promptly and cooperated fully with the investigation.

As mentioned in item 3, above, the independent investigators believe there is insufficient evidence to fully conclude that there was no wrongdoing by SLW Enterprises prior to the April 2002 reverse acquisition. The independent investigators obtained evidence that some of our stockholders who purchased significant amounts of SLW Enterprises shares prior to the reverse acquisition knew or had business dealings with Phil Gurian, a person who had previously been involved in stock manipulation, and that one of these stockholders was a company reportedly owned by Mr. Gurian’s mother, which disposed of its shares in April 2002 at a profit believed to be between $500,000 and $600,000. Mr. Barry Alter, a person who later served as a director of the Company and for a short time as our interim President, was aware of these purchases of SLW Enterprises shares. The independent investigators believe the evidence is inconclusive whether Phil Gurian had control over these SLW Enterprises shares and whether, if so, our former President and director had any knowledge of such control.

On May 27, 2003, Mr. Alter brought a lawsuit against us in the New Castle County Court of Chancery in Delaware to recover the advancement of expenses he allegedly incurred in response to an SEC investigation that was exactly the same investigation that the Company answered, but Mr. Alter obtained separate legal counsel to represent him in connection with the investigation. That action was identified as Civil Action No. 20320NC. On June 17, 2003, Mr. Alter notified us that this action had been voluntarily dismissed without prejudice.

From time to time, we may be subject to other routine litigation incidental in the ordinary course of business.

MANAGEMENT

Directors and Executive Officers

The directors and executive officers of the Company and their ages, positions, business experience and education as of the date of this prospectus are as follows:

Name	Age	Position

Dr. Bogdan C. Maglich	75	Chairman of the Board, Chief Executive Officer, President, Treasurer and Chief Scientific Officer

David R. Baker	71	Director

Robert Drysdale	58	Director

Harb S. Al Zuhair	65	Director

Dr. Bogdan Maglich, and Mr. Harb Al Zuhair were appointed to the board of directors on April 25, 2002. In February 2003, Mr. David Baker was appointed to the board of directors. In March 2003 Mr. Robert Drysdale and Mr. Bruce Del Mar were appointed to the board of directors and Mr. Bruce Del Mar resigned from the board of directors effective September 1, 2003.

All of the above named directors are divided into three classes as follows: Class I consists of David Baker and Robert Drysdale; Class II consists of Harb Al Zuhair; and Class III consists of Dr. Bogdan Maglich. The three classes have staggered terms of one, two and three years, respectively. All directors hold office until their respective successors are elected or until their earlier death, resignation or removal. Each officer of the Company serves at the discretion of the board of directors. There are no family relationships between or among any of our directors or executive officers.

The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of our directors and executive officers has been furnished to us by each director and executive officer.

Dr. Bogdan C. Maglich.  As HiEnergy Technologies’ Chairman and Chief Scientific Officer, Dr. Maglich has primary responsibility for technology strategy, technology development and technical proposal development. Dr. Maglich is a respected scientist in his field. He received the White House Citation from President John F. Kennedy and was named an honorary citizen in Switzerland by the President of the Swiss Confederation for his discovery of the omega meson. In addition to his research discoveries and inventions in particle physics, instrumentation, and detection devices, Dr. Maglich has played a role in reducing weapons in areas such as Yugoslavia and Russia and working on safety measures for Soviet reactors in Europe. Currently, Dr. Maglich is involved in the development and testing of three detectors based on his stoichiometric technology.

Dr. Maglich has served as a professor of physics at University of Pennsylvania and has also worked at Rutgers and at the Joint Faculty, Princeton-Penn Accelerator Laboratory. Dr. Maglich also worked in various leadership capacities on a variety of projects, including the following: the CERN European Center for High Energy (nuclear) Physics in Geneva, Switzerland; the U.S. National Laboratories, the Air Force Weapons Laboratory (now known as the Air Force Phillips Laboratory); and the British-Swedish-American Consortium for the design of the King Abdulaziz Energy Research Center in Saudi Arabia. Dr. Maglich received a Ph.D. in high-energy physics and nuclear engineering from the Massachusetts Institute of Technology (MIT), a Master of Science from Britain’s University of Liverpool, and a Bachelor of Science from the University of Belgrade.

David R. Baker. Mr. Baker has been an attorney for over 45 years and has been Of Counsel to the firm Haskell Slaughter Young & Rediker, LLC, of Birmingham, Alabama and New York City, since March 2003 and since October, 1993 a Retired Partner of Jones Day from its New York City office. Prior to joining Haskell Slaughter Young & Rediker, LLC Mr. Baker was a partner in Baker, Johnston & Wilson LLP, Birmingham and New York City, from October 1998 to February 2003 and had been a sole practitioner in New York from February through September 1998. Mr. Baker is a graduate of Harvard Law School. He is a member of the Alabama and New York State Bar Associations, and the American and Alabama Law Institutes, serves on the Liaison Committee of the American Bar Association to the Financial Accounting Standards Board and is the International Bar Association’s principal representative in New York to the United Nations. In addition, he serves as Chairman of the New York Legislative Service, and is a Life Trustee of Birmingham-Southern College.

Robert H. Drysdale. Mr. Drysdale is an experienced financial executive with over 30 years of experience in the financial markets. He as served as Senior Vice President and Branch Manager of Gilford Securities Incorporated, a full- service, national investment firm since January 2000. Previously, Mr. Drysdale served as President and Chief Executive Officer of PNC Securities Inc., Pittsburg, PA, from 1989 to1996 as President of Tucker Anthony Inc., New York, from 1977 to 1989 and as First Vice President of Blyth, Eastman, Dillion, New York from 1972 to 1978. He is the former Chairman of the Municipal Securities Rulemaking Board. Mr. Drysdale holds a B.S. from the University of Southern California.

Harb S. Al Zuhair. Born on July 4, 1938, Mr. Al Zuhair received his primary education in Beirut and obtained a degree in civil engineering from the Portsmouth College of Technology, U.K. in 1961. In 1971, he established Electronics Equipment Marketing Co. as a division of SADCO, a company run by his family. Electronics Equipment Marketing Co. is one of the leading high-tech companies in Saudi Arabia. Mr. Al Zuhair currently serves as President and Chief Executive Officer of Tetrad Development Co. Ltd., a company established to manage his various investments and business interests in Saudi Arabia. Mr. Al Zuhair wholly owns or has investments in a variety of other businesses, among them: construction, industrial, banking, mining, aviation and trading companies. Mr. Al Zuhair is also serving as chairman, member of the board of directors and founding member of various companies in the Saudi Kingdom and abroad.

The following person is a key administrative employee of ours:

Ioana C. Nicodin. As HiEnergy Technologies’ Corporate Secretary, Ms. Nicodin is responsible for maintaining the company’s corporate records as well as managing investor relations and public relations for the company.  Ms. Nicodin graduated with a Bachelor of Arts from the University of California, Irvine.  She worked in public relations for Brice & Associates, Marketing Communications, and thereafter in marketing for Solomon Smith Barney. Ms. Nicodin served as Assistant Corporate Secretary of HiEnergy Technologies from November of 2001 until March of 2003, when she was appointed HiEnergy’s Corporate Secretary. Ms. Nicodin is fluent in both English and Romanian and is a proficient French speaker.

Audit Committee

Robert Drysdale serves as the Audit Committee. Mr. Drysdale is an independent audit committee member according to the definition used by Nasdaq for audit committee independence, and is an audit committee qualified financial expert.

The Audit Committee is governed by a written charter, a copy of which charter was filed with the Securities and Exchange Commission as an exhibit to each of the registration statements of which this prospectus is a part. The Audit Committee selects our independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, reviews our financial statements for each quarterly period and reviews and evaluates our internal control functions.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following table sets forth the compensation that we have paid to our named executive officers for the three fiscal years ended April 30, 2003, 2002 and 2001. With the exception of Dr. Maglich, no executive officers received more than $100,000 in annual salary and bonus during the fiscal year ended April 30, 2003. No other compensation was granted for the periods covered.

SUMMARY COMPENSATION TABLE

Annual Compensation

     Long-Term
Compensation

    Name and
Principal Position
    Fiscal
Year Ended
    Salary
($)
    Bonus
($)
    Other
    Annual Compensation
($)

    Restricted
Stock Award(s) ($)

    Securities
    Underlying
Options/ SARs (#)
    LTIP
Payouts ($)
    All
    Other
Compensation ($)

BOGDAN

2003

$157,713

$50,000

$18,644

-0-

456,717

-0-

-0-

MAGLICH

2002

$ 80,734

$50,000

$24,952

$196,148

2,482,011

-0-

-0-

Chairman, Chief

2001

$ 20,140

-0-

$26,666

    $
25,000

-0-

-0-

-0-

Executive Officer,

President, Treasurer

    and
Chief Scientific

    Officer
(1)

THOMAS

2003

$79,350

-0-

-0-

-0-

939,073

PASCOE

2002

-0-

-0-

-0-

-0-

-0-

-0-

-0-

    Former
CEO

    and
President

BARRY

2003

-0-

-0-

$25,000

-0-

-0-

-0-

-0-

ALTER

2002

-0-

-0-

-0-

-0-

-0-

-0-

-0-

    Former
CEO

    and
President

(1)

               Dr. Maglich served as Chairman and Chief Scientific Officer of HiEnergy
               Microdevices during the three fiscal years covered. He was appointed Chairman and Chief Scientific Officer of HiEnergy Technologies on April 25, 2002. Dr.
               Maglich was appointed Chief Executive Officer, President and Treasurer of
               HiEnergy Technologies effective as of March 2003. The Other Annual Compensation amounts paid to Dr. Maglich consisted of the following personal expense reimbursements:

Expense Category:
      Fiscal
      Year
      Ended
2003
      Fiscal
      Year
      Ended
2002
      Fiscal
      Year
      Ended
2001

Auto Lease

$ 17,500

$ 6,705

$15,745

Auto Insurance

$ 1,144

$ 1,438

$ 2,017

Auto Expenses (other)

-0-

$ 500

$ 471

Home Rent

-0-

$13,750

$ 6,500

Medical Insurance

$ 28,757

$ 2,559

$ 1,933

TOTAL

$ 47,401

$24,952

$26,666

Dr.
          Maglich also received compensation in the form of shares of restricted common stock of HiEnergy Microdevices as follows: 196,149 shares with an estimated value of $196,149 during the fiscal year ended April 30, 2002; 35,000 shares with an estimated value of $25,000 during the fiscal year ended April 30, 2001;
          and 51,500 shares with an estimated value of $41,300 during the fiscal year ended April 30, 2000. These shares were subsequently converted by Dr. Maglich into shares of HiEnergy Technologies common stock through participation in the voluntary share exchange transaction with HiEnergy Technologies. In connection with the renegotiation of Dr. Maglich’s employment agreement with HiEnergy
          Microdevices, he received a signing bonus in the form of a $100,000 promissory note subject to HiEnergy Technologies meeting specific financing goals. Dr.
          Maglich received $50,000 of the signing bonus upon receipt by HiEnergy
          Technologies of $1,000,000 raised through equity financing during April 2002. Since we have raised over $1,000,000 through private placement offerings that closed in October 2002, we paid him the remaining
          $50,000 in February 2003.

OPTION GRANTS

The following table sets forth
information with respect to stock options granted to each named executive officer during our most recent fiscal year ended April 30, 2003. We have never granted any stock appreciation rights.

    Number of Securities
Underlying Options/SARs Granted

    Percent of Total
    Options/SARs Granted
to Employees in Fiscal Year

    Exercise or
Base Price ($/Share)

Expiration Date

BOGDAN

456,717(1)

31

%

$2.81

February 11, 2008

MAGLICH

Chairman, Chief

    Executive Officer,
President,

Treasurer and Chief

Scientific Officer

THOMAS

PASCOE

Former CEO

and President

939,073(2)

63

%

$1.00

June 6, 2003

     (1) Option was granted on February 11, 2003 and was fully-vested and exercisable on the date of grant.

     (2) All of these options have expired unexercised as of the date of this prospectus.

AGGREGATED OPTION
EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END
OPTION VALUES

The following table sets forth
information with respect to fiscal year-ended April 30, 2003 option values. No stock options were exercised by the named executive officers during the fiscal year ended April
30, 2003.

    Name

    Shares
acquired on exercise (#)

    Value
    Realized ($)

    Number of Unexercised
    options/SARs at
    fiscal year-end (#)
exercisable / unexercisable

    Value of unexercised
    in-the-money
    options/SARs at
    fiscal year-end ($)
exercisable / unexercisable (1)

BOGDAN MAGLICH

--

--

2,898,728

$481,188

Chairman, Chief

    Executive Officer,
President

Treasurer and Chief

Scientific Officer

THOMAS PASCOE

-0-

-0-

939,073/0

$ 0

Former CEO

and President

BARRY ALTER

-0-

-0-

0/0

$ 0

Former CEO

and President

(1)
          The value of Dr. Maglich’s options has been calculated based on the difference between the closing price of our stock on the OTC Bulletin Board®
          on April 30, 2003 ($0.30 per share) and the exercise prices of his stock options at $0.134 per share. No effect is given to the shares exercisable at $2.81 per share.

Compensation
of
Directors

The Board recently approved a plan to
grant each director  2,000 shares of common stock or stock options for each meeting attended, and the directors were each granted stock options in varying amounts for their services. All directors are reimbursed for any reasonable expenses incurred in the course of fulfilling their duties as a director of the Company.

HiEnergy Microdevices compensated its
directors with shares of its common stock for their service as directors prior to the reverse takeover by HiEnergy Technologies. During the fiscal year ended April 30, 2002, the following HiEnergy Microdevices directors received shares of HiEnergy Microdevices common stock for their service as directors: Mr. Richard Alden received 3,500 shares with an estimated value of $3,500; Mr. Gregory Gilbert received 1,000 shares with an estimated value of $1,000; and Mr. Edward Finch received 1,000 shares with an estimated value of $1,000.
These shares were subsequently converted by each of the directors into shares of our common stock through participation in the voluntary share exchange transaction with the
Company.

Employment Contracts

In March 2002, HiEnergy Microdevices
entered into an employment agreement with Dr. Maglich, its Chairman and Chief Scientist.
On July 16, 2002, the employment agreement was assigned by HiEnergy Microdevices to
HiEnergy Technologies pursuant to an Assignment and Assumption Agreement approved by the
Boards of Directors of HiEnergy Technologies and HiEnergy Microdevices at meetings held on
July 16, 2002 and executed by HiEnergy Microdevices, HiEnergy Technologies and Dr.
Maglich. The material terms of the employment agreement are summarized in the footnotes to our Consolidated Financial Statements, Note 8.

Compensation Committee
Interlocks and Insider Participation in Compensation Decisions

The Compensation Committee currently
consists of Mr. Harb Al Zuhair and Mr. David Baker.

No executive officer of the Company
serves as a director or member of the compensation committee of any other entity whose executive officers serve as a director of the Company.

CERTAIN RELATIONSHIPS
AND RELATED TRANSACTIONS

It is our current policy that all
transactions with officers, directors, 5% stockholders and their affiliates be entered into only if they are approved by a majority of the disinterested directors, are on terms no less favorable to the Company than could be obtained from unaffiliated parties and are reasonably expected to benefit the Company.

As of April 30, 2003, we
had convertible notes payable to related parties outstanding of $10,400 to
Edward Finch, a shareholder and former director, which was due in July 2003 and paid in August of 2003.

As discussed in the section entitled
“Legal Proceedings”, on January 15, 2003, we executed a settlement agreement with Keith Cowan, a former executive officer of HiEnergy Microdevices, that gave us a maximum cash exposure of $175,000. The settlement agreement provided that we would pay Mr.
Cowan $50,000 in the beginning. In addition, Mr. Cowan received 80,000 shares of restricted HiEnergy Technologies common stock, with registration rights that provided Mr.
Cowan with the option of tendering the 80,000 shares to the Company for an additional payment of $125,000 in cash if the shares were not registered on or before April 1, 2003.
As of April 1, 2003, the shares had not been registered and Mr. Cowan subsequently tendered the 80,000 shares to the Company and received a payment of $125,000.

On September 30, 2002, we relocated
our offices to 1601 Alton Parkway, Unit B, Irvine, California, 92606 and entered into a 3 year lease with Del Mar Aviation for approximately 6,600 square feet at a monthly lease rate of $8,000. Thereafter, in March 2003, Mr. Bruce Del Mar was appointed as a member of our Board of Directors. Mr. Del Mar is the controlling shareholder of Del Mar Avionics. We also lease an adjacent outdoor test site from Del Mar Avionics for $1,200 per month.

Loans from Executive
Officers and Directors

During the fiscal years ended April
30, 2003 and 2002, the Company incurred the following material notes payable to current and former officers and directors that involved amounts in excess of $60,000:

HiEnergy Microdevices had unsecured notes totaling $59,083 payable to Dr. Maglich for past due employment compensation with interest payable at 6% per annum, maturing in December
2002. During the fiscal year ended April 30, 2003, the notes were paid in full.

HiEnergy Technologies had an unsecured note totaling $100,000 payable to Dr. Maglich as a signing bonus pursuant to his employment agreement. The amount is non-interest-bearing,
$50,000 payable upon receipt of $1,000,000 or more from any source, and $50,000 payable upon revenue in excess of $500,000 or $1,000,000 of additional funds from any source.
During the fiscal year ended April 30, 2003, $100,000 was paid to Dr. Maglich by HiEnergy
Technologies.

During March and April, 2002, Rheal Cote, a former director of HiEnergy Technologies, made several non-interest-bearing loans to HiEnergy Microdevices totaling $150,000. During the fiscal year ended April 30, 2003, the notes were paid in full. In consideration for paying the notes late, in May 2002, we issued to Mr. Cote a warrant to purchase 150,000 shares of our common stock at an exercise price of $1.00 with a three year term.

HiEnergy Microdevices had an unsecured note payable to a former officer for $150,000 payable upon demand as of April 30, 2002. The full amount was paid in January 2003.

We are or have been a party to
various employment, consulting and compensation arrangements with related parties, as more particularly described above under the heading “Executive Compensation.”

Certain Business
Relationships

Except with respect to our lease with
Del Mar Aviation and the reverse take-over transaction that occurred on April 25, 2002, no director or nominee for director is or has been during the fiscal year ended April 30,
2003, an executive officer or beneficial owner of more than 10% of any other entity that has engaged in a transaction with the Company in excess of 5% of either the company’s revenues or assets.

Indebtedness of
Management

There are no persons who are
directors, executive officers of the Company, nominees for election as a director, immediate family members of the foregoing, corporations or organizations (in which the foregoing are executive officers or partners, or 10% of the shares of which are directly or beneficially owned by the foregoing), trusts or estates (in which the foregoing have a substantial beneficial interest or as to which the foregoing serve as a trustee or in a similar capacity) that are indebted to the Company in an amount in excess of $60,000.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

       Name
of Beneficial Owner
      Number
of Shares

Percent of Outstanding

      Dr. Bogdan C. Maglich,
Chairman of the Board, Chief Executive

10,813,672

(1)

32.6

%

Officer, President, Treasurer and Chief Scientific Officer

      Harb
S. Al Zuhair, Director

934,422
(2)
3.1
%

Robert H. Drysdale, Director

36,000
(4)
*

      David
R. Baker, Director

518,967
(3)
1.7
%

      ALL
      EXECUTIVE OFFICERS & DIRECTORS AS A GROUP
(5 Persons)

12,303,061
(5)
36.9
%

* Less than 1%.

 (1)
Includes 1,902,608 shares owned directly by Dr. Maglich, 1,236,735 shares owned by
Advanced Projects Group, Inc., a Delaware corporation, of which Dr. Maglich is a director, officer and greater than ten percent stockholder, 3,295,601 shares owned by Maglich Family
Holdings, Inc., a Delaware corporation, of which Dr. Maglich is a director, officer and greater than ten percent stockholder, and 1,480,000 shares owned by Maglich Innovations
Fund Inc., a Delaware corporation, of which Dr. Maglich is sole director, officer and direct or indirect stockholder. Dr. Maglich disclaims beneficial ownership of the stock held by Maglich Family Holdings, Inc. and Advanced Projects Group, Inc. beyond his pecuniary interest. Also includes 2,898,728 shares of common stock issuable upon the exercise of currently exercisable stock options.

(2)     Includes
17,882 shares of common stock issuable upon the exchange of 800 shares of HiEnergy
Microdevices common stock held by Mr. Al Zuhair. The 800 shares of HiEnergy Microdevices common stock are subject to payment of a promissory note in the amount of $3.50 per share, or a total of $2,800. Includes 100,000 shares of common stock issuable upon the exercise of currently exercisable stock options. Also includes 6,000 shares of common stock or stock options as director’s compensation as approved by the Board.

(3)     Includes
250,012 shares of common stock owned directly by Mr. Baker, 60,710 shares of common stock owned by BJW Investments, LLC, an Alabama limited liability company, of which Mr. Baker is a member, 152,245 of the shares owned by Advanced Projects Group, a Delaware corporation, attributable to Mr. Baker as a stockholder, and 50,000 shares of common stock issuable upon the exercise of currently exercisable stock options. Also includes 6,000 shares of common stock or stock options as director’s compensation as approved by the Board.
Mr. Baker disclaims beneficial ownership of the stock held by BJW Investments, LLC or
Advanced Projects Group beyond his pecuniary interest.

(4)
          Includes 30,000 shares of common stock issuable upon the exercise of currently exercisable stock options. Also includes 6,000 shares of common stock or stock options as director’s compensation as approved by the Board.

(5)     The
number of shares beneficially owned takes into account the details set forth in the preceding footnotes.

The number of shares of common stock
outstanding used in calculating the percentages was 30,657,406, the number of shares of common stock outstanding as of the date of this prospectus. The beneficial ownership for each listed person includes those shares of common stock underlying options held by such persons on the date of this prospectus that are exercisable within 60 days. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange
Commission and includes voting or investment power with respect to the securities.

The amounts reflected above are based
upon information provided to us and in filings with the Securities and Exchange
Commission. To our knowledge, the table sets forth information about beneficial ownership information for (i) each person known by us to beneficially own more than 5% of our outstanding shares of common stock; (ii) each of our executive officers; (iii) each of our directors; and (iv) all of our executive officers and directors as a group.

The address for those listed above is
c/o HiEnergy Technologies, Inc., 1601 Alton Parkway, Unit B, Irvine, California 92606.
Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

SELLING SECURITY
HOLDERS

As of the date of this prospectus, a
total of 30,657,406 shares of our common stock were outstanding. The following table sets forth information as of that date regarding the beneficial ownership of our common stock both before and immediately after the offering, assuming each selling stockholder sells all of their shares listed in the table. The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statements of which this prospectus is a part remains effective, by or for the accounts of the selling security holders described below.

    Shares
    Beneficially Owned
Prior to Offering

    Shares
    Beneficially Owned
After the Offering (1)

     Name of
Beneficial Owner

Number

% of Class

    Shares Being
Offered

Number

% of Class

    Nathan Freund and Lila
Freund

276,039

(2)
*

276,039

(2)

0

*

Robert A. Melnick

165,624

(3)
*

165,624

(3)

0

*

    Jacob Bar Lev and Zvia
Bar Lev

137,910

(4)
*

137,910

(4)

0

*

    Robert J. Neborsky, M.C.,
Inc.

         Combined Retirement
Trust

137,910

(5)
*

137,910

(5)

0

*

    David Wiener Revocable
Trust - 96

82,701

(6)
*

82,701

(6)

0

*

James Enright

68,831

(7)
*

68,831

(7)

0

*

Ioannis Korologos

82,701

(8)
*

82,701

(8)

0

*

    Ruth Arbel-Magid and
Eliezer Magid

68,831

(9)
*

68,831

(9)

0

*

Richard Melnick

510,179

(10)
1.7%

510,179

(10)

0

*

Kris S. Pogoloff

27,488

(11)
*

27,488

(11)

0

*

Mark W. Collins

71,429

(12)
*

71,429

(12)

0

*

    William I Schoenfeld and
Rosalie G

Schoenfeld

13,335

(13)
*

13,335

(13)

0

*

Morrie Lieb

13,317

(14)
*

13,317

(14)

0

*

Mark Capital LLC

79,278

(15)
*

79,278

(15)

0

*

Andrew J. Maffey

137,881

(16)
*

137,881

(16)

0

*

Karma Kapital LLC

316,342

(17)
1.1%

316,342

(17)

0

*

    Global Medicine, Inc,
MPPP

275,761

(18)
*

275,761

(18)

0

*

Angeliki Frangou

137,619

(19)
*

137,619

(19)

0

*

    Jan H. Stahl & Cynthia
M. Ruggero

27,481

(20)
*

27,481

(20)

0

*

1057111 Ontario Ltd.

25,000

(21)

*

25,000

0

*

William S. Gaskey

25,000

*

25,000

0

*

    Richard Bertea Separate
Property Trust

100,000

(22)

*

100,000

0

*

Don Brennan

25,000

*

25,000

0

*

    Croft Investments
Limited Partnership

100,000

(23)

*

100,000

0

*

Robert S. Davimos

25,000

*

25,000

0

*

Peter DiMatteo

50,000

*

50,000

0

*

J.R. Fishman

100,000

*

100,000

0

*

    Fribourg Enterprises
Inc.

100,000

(24)

*

100,000

0

*

Robert Galorenzo

50,000

*

50,000

0

*

C. Boyden Gray

270,877

*

25,000

245,877

*

Pam Gulla

50,000

*

50,000

0

*

    The Ed W. Hennings
Revocable Trust

25,000

(25)

*

25,000

0

*

Brian Kane

300,000

1.1%

300,000

0

*

    Shares
    Beneficially Owned
Prior to Offering

    Shares
    Beneficially Owned
After the Offering (1)

     Name of
Beneficial Owner

Number

% of Class

    Shares Being
Offered

Number

% of Class

David Kaplan

200,000

*

200,000

0

*

    SLR
Limited

195,000
(26)
*

195,000

0

*

    Ajaib
Limited

5,000
(27)
*

5,000

0

*

    Gion
Limited

50,000
(28)
*

50,000

0

*

Maraline International Ltd

150,000
(29)
*

150,000

0

*

    Dean
Rose

25,000

*

25,000

0

*

    Vertigo
Trading Inc.

100,000
(30)
*

100,000

0

*

    Isaac
Yeffet

500,000
(31)
1.7%

1,000,000
(32)

0

*

Primoris Group Inc.

400,000
(33)
1.3%

400,000

0

*

    H.C.
Wainwright & Co., Inc.

25,000
(34)
*

25,000
(34)

0

*

    Wolfe
Axelrod Weinberger

Associates LLC

250,000
(35)
*

250,000
(35)

0

*

Vertical Ventures Investments, LLC

99,186
(36)
*

99,186
(36)

0

*

    North
Bar Capital Inc.

46,957
(37)
*

46,957
(37)

0

*

    Michael
Kirsh

23,479
(38)
*

23,479
(38)

0

*

    John
Zanotti

23,479
(39)
*

23,479
(39)

0

*

    Tomer
Vardi

23,479
(40)
*

23,479
(40)

0

*

    1530403
Ontario Inc.

187,824
(41)
*

187,824
(41)

0

*

    1513549
Ontario Ltd.

140,726
(42)
*

140,726
(42)

0

*

    Brian
Gruson

126,780
(43)
*

126,780
(43)

0

*

Starfield International S.A

190,170
(44)
*

190,170
(44)

0

*

    Perry
Wolfman

187,824
(45)
*

187,824
(45)

0

*

    Nathan
Alsheh

38,034
(46)
*

38,034
(46)

0

*

    Nardo
Zaias, IRA-SEP

19,017
(47)
*

19,017
(47)

0

*

    Hilda &
Manuel Zaiac

12,678
(48)
*

12,678
(48)

0

*

    Albert
V. & Jennifer H. Skiba

23,479
(49)
*

23,479
(49)

0

*

    William
G. and Phyllis Salatich

10,142
(50)
*

10,142
(50)

0

*

    Daniel
A. Haigh

2,113
(51)
*

2,113
(51)

0

*

    John S.
Haigh & Janette T. Blainey

93,912
(52)
*

93,912
(52)

0

*

    Jeff
Berwick

23,479
(53)
*

23,479
(53)

0

*

    Jeff
Hermanson

46,957
(54)
*

46,957
(54)

0

*

    Jason
T. Adelman

99,742
(55)
*

99,742
(57)

0

*

Sherbrooke Partners LLC

186,000
(56)
*

186,000
(56)

0

*

    Scott
Weisman

7,770
(57)
*

7,770
(57)

0

*

    Robert
Nathan

24,000
(57)
*

24,000
(57)

0

*

    Steven
Markovich

10,000
(57)
*

10,000
(57)

*

    Shaun
Corrales

40,000
(57)
*

40,000
(57)

0

*

    Robert
W. Bellano

40,000
(57)
*

40,000
(57)

0

*

    Dr.
Bogdan C. Maglich

10,913,672
(58)
36.8%

1,000,000

9,913,672

33.4%

    David
Baker

514,967
(59)
1.7%

44,705

470,262

1.6%

    Eric
Singer

10,417
(60)
*

10,417
(60)

0

*

    Matthew
Balk

38,750
(61)
*

38,750
(61)

0

*

Bullbear Capital Partners, LLC

750,000
(62)
2.5%

750,000
(62)

0

*

Nicholas J. Yocca

257,827
(63)
*

257,827
(63)

0

*

    Mark
Yocca

200,000
(64)
*

200,000
(64)

0

*

Ryan Patch

116,667

(65)

*

116,667

(65)

0

*

    Paul
Kim

55,555
(66)
*

55,555
(66)

0

*

    Central
Answering Services Inc.

55,555
(66)
*

55,555
(66)

0

*

Dunwoody Brokerage Services, Inc.

110,000

(67)

*

110,000

(67)

0

*

Platinum Partners Value Arbitrage Fund LP.

886,666

(68)

2.8%

886,666

(68)

0

*

Danny M. Beadle

19,275

(69)

*

19,275

(69)

0

*

Patrick Bevilacqua

38,551

(70)

*

38,551

(70)

0

*

* Less than 1.00%.

(1)

Assumes all shares being offered by all beneficial owners are sold.

(2)

Includes 27,520 shares underlying warrants.

(3)

Includes 16,512 shares underlying warrants.

(4)

Includes 13,761 shares underlying warrants.

(5)

               Includes, 13,761 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by the Robert J. Neborsky, M.C., Inc. Combined
               Retirement Trust is held by Robert J. Neborsky as Trustee.

(6)

               Includes 8,256 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by the David Wiener Revocable Trust – 96 is held by David Wiener as Trustee.

(7)

Includes 6,872 shares underlying warrants.

(8)

Includes 8,256 shares underlying warrants.

(9)

Includes 6,872 shares underlying warrants.

(10)

Includes 292,787 shares underlying warrants .

(11)

Includes 2,749 shares underlying warrants.

(12)

Includes 7,121 shares underlying warrants.

(13)

Includes 2,753 shares underlying warrants.

(14)

Includes 2,749 shares underlying warrants.

(15)

               Includes 7,902 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by Mark Capital LLC is held by Evan Levine as
Managing Member.

(16)

Includes 13,742 shares underlying warrants.

(17)

               Includes 31,543 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by Karma Kapital LLC is held by Satanay Koushbay an officer.

(18)

               Includes 27,483 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by Global Medicine, Inc., MPPP is held by Eugene
Seymour, M.D., as Trustee.

(19)

Includes 13,715 shares underlying warrants.

(20)

Includes 2,744 shares underlying warrants.

(21)

               Power to vote or dispose of the securities beneficially owned by 1057111 Ontario
Ltd. is held by Leonard P. Latchman as President.

(22)

               Power to vote or dispose of the securities beneficially owned by Richard Bertea
Separate Property Trust is held by Richard Bertea as Trustee.

(23)

               Power to vote or dispose of the securities beneficially owned by Croft
Investments Limited Partnership is held by Milton H. Barbarosh as President.

(24)

               Power to vote or dispose of the securities beneficially owned by Fribourg
Enterprises Inc. is held by Cristina Venus Sasso de Hoos as President.

(25)

               Power to vote or dispose of the securities beneficially owned by The Ed W.
Hennings Revocable Trust is held by Ed W. Hennings as Trustee.

(26)

               Power to vote or dispose of the securities beneficially owned by SLR Limited is held by Derek Ryan as a director.

(27)

               Power to vote or dispose of the securities beneficially owned by Ajaib Limited is held by Derek Ryan as a director.

(28)

               Power to vote or dispose of the securities beneficially owned by Gion Limited is held by Derek Ryan as a director.

(29)

               Power to vote or dispose of the securities beneficially owned by Maraline
International Ltd. is held by Derek Ryan as a director.

(30)

               Power to vote or dispose of the securities beneficially owned by Vertigo Trading
Inc. is held by A.W. Boggs as President.

(31)

Represents 500,000 shares underlying stock options that have vested.

(32)

Represents 1,000,000 shares underlying stock options.

(33)

               Represents 400,000 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by Primoris Group Inc. is held by Joe Carusone as
President.

(34)

               Represents 25,000 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by H.C. Wainwright & Co., Inc. is held by
Scott A. Weisman as President.

(35)

               Represents 250,000 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by Wolfe Axelrod Weinberger Associates LLC is held by Donald C. Weinberger as Managing Partner.

(36)

               Includes 74,075 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by Vertical Ventures Investments, LLC is held by
Joshua Silverman as a partner.

(37)

               Includes 7,408 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by North Bar Capital Inc. is held by Jared Shaw as
Vice President.

(38)

Includes 3,704 shares underlying warrants.

(39)

Includes 3,704 shares underlying warrants.

(40)

Includes 3,704 shares underlying warrants.

(41)

               Includes 29,630 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by 1530403 Ontario Inc. is held by Julie Eisenstat as Secretary.

(42)

               Includes 22,200 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by 1513549 Ontario Ltd. is held by Mark Silver as
President.

(43)

Includes 20,000 shares underlying warrants.

(44)

               Includes 30,000 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by Starfield International S.A. is held by Martin
Christen as a director.

(45)

Includes 29,630 shares underlying warrants.

(46)

Includes 6,000 shares underlying warrants.

(47)

Includes 3,000 shares underlying warrants.

(48)

Includes 2,000 shares underlying warrants.

(49)

Includes 3,704 shares underlying warrants.

(50)

Includes 1,600 shares underlying warrants.

(51)

Includes 14,815 shares underlying warrants.

(52)

Includes 3,704 shares underlying warrants.

(53)

Includes 7,408 shares underlying warrants.

(54)

Includes 3,704 shares underlying warrants.

(55)

Includes 65,833 shares underlying warrants.

(56)

               Represents shares underlying warrants. Power to vote or dispose of the securities beneficially owned by Sherbrooke Partners LLC is held by Matthew
Balk.

(57)

Represents shares underlying warrants.

(58)

               Includes 1,902,686 shares owned directly by Dr. Maglich, 1,236,735 shares owned by Advanced Projects Group, Inc., a Delaware corporation, of which Dr. Maglich is a director, officer and greater than ten percent stockholder, 3,295,601 shares owned by Maglich Family Holdings, Inc., a Delaware corporation, of which
               Dr. Maglich is a director, officer and greater than ten percent stockholder, and
               1,480,000 shares owned by Maglich Innovations Fund Inc., a Delaware corporation, of which Dr. Maglich is sole director, officer and direct or indirect stockholder. Dr. Maglich disclaims beneficial ownership of the stock held by
               Maglich Family Holdings, Inc. and Advanced Projects Group, Inc. beyond his pecuniary interest. Also includes 2,898,728 shares of common stock issuable upon the exercise of currently exercisable stock options.

(59)

               Includes 250,012 shares of common stock owned directly by Mr.
               Baker, 60,710 shares of common stock owned by BJW Investments,
               LLC, an Alabama limited liability company, of which Mr. Baker is a member, 152,245 of the shares owned by Advanced Projects Group, a Delaware corporation, attributable to Mr. Baker as a
               stockholder, and 52,000 shares of common stock underlying options granted to Mr. Baker for his service as a director of the
               Company.

(60)

Represents shares underlying warrants.

(61)

Represents shares underlying warrants.

(62)

Includes 150,000 shares underlying warrants.

(63)

               Includes  31,015 shares underlying warrants, and 116,666
shares underlying convertible notes

(64)

Includes 16,667 shares underlying warrants, and 116,666 shares underlying convertible notes.

(65)

Represents shares underlying convertible notes.

(66)

Includes 11,111 shares underlying warrants.

(67)

               Represents
shares underlying warrants.

(68)

Includes 220,000 shares underlying warrants.

(69)

Includes 4,783 shares underlying warrants.

(70)

Includes 9,565 shares underlying warrants.

Change in Control

There are no arrangements known to
us, the operation of which may result in a change of control of HiEnergy Technologies.

Relationships with
Selling Security Holders

Bogdan C. Maglich is our principal
stockholder, Chairman, Chief Executive Officer, Treasurer and Chief Scientific Officer.
David Baker is a member of our Board of Directors and has provided legal services to us prior to becoming a director. Nicholas J. Yocca, Mark Yocca, Ryan Patch and Paul Kim are each attorneys associated with our current corporate counsel Yocca Patch & Yocca, LLP.

The selling security holders other
than Bogdan C. Maglich and David Baker are included pursuant to registration rights under the respective agreements by which they acquired our securities.

PLAN OF DISTRIBUTION

The shares of common stock being
offered by us under this prospectus may be offered for sale, from time to time, in one-to-one transactions that are separately negotiated. The selling security holders and any of their donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock trading facility on which the shares are traded or in private transactions. Our and their sales, which may include block transactions, may be at fixed or negotiated prices. Our sales may be in exchange for cash, for securities, for services, for cancellations of indebtedness, or for other legal and valid consideration, although we anticipate that most of the shares will be sold for cash. The selling security holders may use any one or more of the following methods when selling shares:

ordinary brokerage transactions;

transactions in which the broker-dealer solicits purchasers;

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resales by the broker-dealer for its own account;

  privately negotiated transactions;

short sales, which are contracts for the sale of shares of stock that the seller does not own, or for which certificates are not within the seller’s control, so as to be available for delivery at the time when, under applicable rules, delivery must be made;

  broker-dealers may agree to sell a specified number of shares at a stipulated price per share;

  a combination of any of these methods of sale; or

  any other method permitted by applicable law.

The sale price to the public may be
at or near:

the market price prevailing at the time of sale;

a price related to the prevailing market price;

negotiated prices; or

a price the selling security holder determines from time to time.

We may also sell shares under
Regulation 144A under the Securities Act, if available, rather than under this prospectus.

The selling security holders may also
sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Both we and the selling security holders have reserved the sole and absolute discretion not to accept any purchase offer or make any sale of shares if we or they deem the purchase price to be unsatisfactory at any particular time or to violate any law.

The selling security holders may also
engage in short sales against the box, which are sales where the seller owns enough shares to cover the borrowed shares, if necessary, puts and calls and other transactions in securities of HiEnergy Technologies or derivatives of HiEnergy Technologies securities and may sell or deliver shares in connection with these trades. The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by us or the
selling security holders may arrange for other broker-dealers to participate in sales.
Broker-dealers may receive commissions or discounts from us or the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Neither we nor the selling security holders expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling security holders and any
broker-dealers or agents that are involved in selling the shares may be deemed to be
“underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Alternatively, we or the selling
security holders may sell all or any part of the shares offered in this prospectus through an underwriter. We have not entered into any agreement with a prospective underwriter with respect to the shares offered under this prospectus, and to our knowledge no selling security holder has entered into any agreement with a prospective underwriter. We cannot assure you as to whether any such agreement will be entered into. If we enter into such an agreement or agreements, or if a selling security holder informs us that it has entered into such an agreement or agreements, the relevant details will be set forth in a revised prospectus.

The selling security holders and any
other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

The selling security holders and any
other persons participating in the sale or distribution of the shares offered under this prospectus will also be subject to the applicable provisions of the Securities Act and state securities laws. These provisions require the delivery of a copy of this prospectus to any purchaser of shares, and the securities laws of some states require us or the selling shareholders to sell shares only through a registered broker-dealer and/or to sell only to purchasers that satisfy the requirements described under “Investor
Suitability Standards” above. Our offering of 10,000,000 shares pursuant to this prospectus is not subject to any firm underwriting, and will generally be undertaken directly through our officers unless state securities laws require the use of a registered broker-dealer.

This prospectus does not cover the
sale or other transfer of derivative securities held by the selling security holders or the issuance of shares of common stock to the holders of those derivative securities upon conversion or exercise of those derivative securities. If a selling security holder transfers its derivative securities prior to conversion or exercise, the transferee of those derivative securities may not sell the shares of common stock issuable upon conversion or exercise of those of derivative securities under the terms of this prospectus unless we amend or revise this prospectus to cover such sales.

For the period a holder holds our
derivative securities, the holder has the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership of the shares of common stock issuable upon conversion or exercise of those derivative securities. The terms on which we could obtain additional capital during the period in which those derivative securities remain outstanding may be adversely affected. The holders of the derivative securities are most likely to voluntarily convert or exercise those derivative securities when such securities are about to expire and only if the conversion price or exercise price is less than the market price for our common stock.

DESCRIPTION OF
SECURITIES

Our authorized capital stock consists
of 100,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share, which may be issued from time to time by the Board of Directors in one or more series. As of the date of this prospectus, we had
30,624,913 shares of common stock outstanding and no shares of preferred stock outstanding. The following is a summary description of our capital stock.

Common Stock

The holders of outstanding shares of
our common stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine, subordinate to any preferences that may be granted to the holders of preferred stock.
Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote.

The common stock is not entitled to
preemptive rights and may not be redeemed or converted. The rights of holders of common stock are subordinate to those of holders of any series of preferred stock. Upon our liquidation, dissolution or winding up, the assets legally available for distribution to our stockholders are divided among the holders of the common stock in proportion to the number of shares of common stock held by each of them, after payment of all of our debts and liabilities and fulfillment of the rights of any outstanding class or series of preferred stock that has priority to undistributed assets.

Because the holders of shares of our
common stock do not have cumulative voting rights, the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the directors.

Under our certificate of
incorporation, only the board of directors has the power to call a special meeting of the stockholders, which limits the ability of stockholders to effect a change in control of the company by changing the composition of its board.

All of the issued and outstanding
shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders may be diluted.

Preferred Stock

Preferred stock may be issued from
time to time in one or more series, and our board of directors, without action by the holders of common stock, may declare, fix, determine or alter the voting rights, redemption provisions, dividend rights, dividend rates, exchange rights, claims to our assets superior to those of holders of our common stock, conversion rights and any other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock. The board of directors, without stockholder approval, can issue shares of preferred stock with rights that could adversely affect the rights of the holders of common stock. The issuance of shares of preferred stock could materially adversely affect the voting power of the holders of common stock and could have the effect of making it more difficult for a third party to acquire, or could discourage or delay a third party from acquiring, a majority of our outstanding common stock or any other controlling interest in us.

Preferred stock can be used as an
anti-takeover measure. The board of directors has exclusive discretion to issue preferred shares with rights that may trump those of its common stock or of acquirors of a certain percentage thereof. The board of directors could use an issuance of preferred stock with dilutive or voting preferences to delay, defer or prevent potential or actual common stockholders from initiating a change in control of the Company, to discourage takeover attempts that may offer premiums to holders of the Company’s common stock, or to reduce the rights of or amounts available to common stockholders.

Series A Convertible
Preferred Stock

There has been a series of preferred
stock designated “Series A Convertible Preferred Stock,” none of which remains outstanding. Such series has been formally eliminated. The Certificate of Elimination filing date is August, 2003.

TRANSFER AGENT AND
REGISTRAR

American Stock Transfer & Trust
Co., Inc. is the transfer agent and registrar for our common stock. American Stock
Transfer’s telephone number is (718) 921-8217.

CHANGES IN AND
DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND
FINANCIAL DISCLOSURE

The dismissal of Manning Elliott,
Chartered Accountants, and the hiring of Singer Lewak Greenbaum & Goldstein LLP by the board of directors was previously reported in a report on Form 8-K, as amended, dated
April 25, 2002 and filed on May 10, 2002.

INTEREST OF NAMED
EXPERTS AND COUNSEL

Neither Singer Lewak Greenbaum &
Goldstein, LLP nor Yocca Patch & Yocca, LLP has been employed on a contingent basis in connection with the registration or offering of our common stock.

Experts

The consolidated financial statements
of HiEnergy Technologies as of and for the years ended April 30, 2003 and 2002 included in this prospectus and in the registration statements of which this prospectus is a part have been audited by Singer Lewak Greenbaum & Goldstein, LLP, independent certified public accountants, to the extent and for the periods set forth in their report, which report contains an explanatory paragraph regarding HiEnergy Technologies’ ability to continue as a going concern, and appears in this prospectus in reliance upon the report given upon the authority of Singer Lewak Greenbaum & Goldstein, LLP as experts in auditing and accounting.

Legal Matters

The counsel issuing the opinion on
the validity of the shares, which is attached to each of the registration statements of which this prospectus is a part, is Yocca Patch & Yocca, LLP. This opinion is limited strictly to the terms thereof and does not regard any other fact or statement herein. The firm has agreed to receive its fees for rendering such opinion and all its work in the form of our promissory notes due September 15, 2003, bearing interest at the rate of ten percent (10%) per annum, convertible at the firm’s election into our common stock, at a conversion price of $1.00 per share of common stock. On May 5, 2003, we granted 45,000 shares to the firm, over and above their fees, as a bonus for services excellently performed. In June 2003, we issued 300,000 shares of common stock to the firm as payment for $150,000 of services in June 2003. As of the date of this prospectus, the principal amount of notes aggregated approximately $350,000. In August 2003, we issued 265,700 shares and 55,556 warrants at $0.60 and 14,348 warrants at $0.75 to affiliates of the firm for $150,000 in cash invested in us. The firm is a selling security holder to the extent of these 335,604 shares and all of the 350,000 shares issuable under the notes, plus any shares issued as payment of future fees after the date of this prospectus, plus the effect of adjustments, allowances or discounts.

WHERE YOU CAN FIND
MORE INFORMATION

We have filed with the Securities and
Exchange Commission three registration statements on Form SB-2 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of each registration statement, does not contain all of the information contained in the registration statements and the exhibits and schedules to the registration statements. While material elements of the contracts and documents referenced in this prospectus are contained in this prospectus, statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document which is incorporated by reference as an exhibit to the registration statements and filed by us with the Securities and Exchange Commission. For further information with respect to us and the common stock offered under this prospectus, reference is made to each registration statement and its matching exhibits and schedules.

We are subject to the informational
requirements of the Securities Exchange Act of 1934 and in accordance therewith file annual, quarterly and current reports and other information with the Securities and
Exchange Commission. Such filings, including the registration statement and its exhibits and schedules, may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.
Copies of such documents may be obtained from the Securities and Exchange Commission upon the payment of the charges prescribed by the Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the
Securities and Exchange Commission at 1-800-SEC-0330.

The Securities and Exchange
Commission maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the
Securities and Exchange Commission. The Securities and Exchange Commission’s website address is http://www.sec.gov.

Our website address is http://www.hienergyinc.com. You should not consider the information on our website either to be a part of or to be incorporated by reference into this prospectus or the registration statement that includes it.

All trademarks or trade names
referred to in this prospectus are the property of their respective owners.

FINANCIAL STATEMENTS

INDEX TO CONSOLIDATED
FINANCIAL STATEMENTS

Page

INDEPENDENT AUDITOR'S REPORT

60

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheet

61-62

Consolidated Statements of Operations

63-64

Consolidated Statements of Shareholders' Equity (Deficit)

65-69

Consolidated Statements of Cash Flows

70-72

Notes to Consolidated Financial Statements

73-93

INDEPENDENT
AUDITOR’S REPORT

Board of Directors and
Shareholders

HiEnergy Technologies, Inc. and subsidiaries

We have audited the accompanying
consolidated balance sheet of HiEnergy Technologies, Inc. and subsidiaries (development stage companies) as of April 30, 2003, and the related consolidated statements of operations, shareholders’ equity (deficit), and cash flows for each of the two years in the period ended April 30, 2003, and the period from August 21, 1995 (inception) to
April 30, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance
with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated
financial statements referred to above present fairly, in all material respects, the financial position of HiEnergy Technologies, Inc. and subsidiaries as of April 30, 2003, and the results of their operations and their cash flows for each of the two years in the period ended April 30, 2003, and the period from August 21, 1995 (inception) to April 30,
2003 in conformity with accounting principles generally accepted in the United States of
America.

The accompanying financial statements
have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, during the year ended April 30, 2003, the
Company incurred a net loss of $5,411,265, and it had negative cash flows from operations of $2,942,480. In addition, the Company had an accumulated deficit of $8,981,620 and was in the development stage as of April 30, 2003. These factors, among others, as discussed in Note 2 to the financial statements, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SINGER LEWAK GREENBAUM
& GOLDSTEIN LLP

Los Angeles, California

July 8, 2003

HIENERGY TECHNOLOGIES,
INC. AND SUBSIDIARIES

(DEVELOPMENT STAGE
COMPANIES)

CONSOLIDATED BALANCE SHEET

April 30, 2003

ASSETS

Current assets

Cash and cash equivalents

$ 107,008

Accounts receivable

34,583

Subscriptions receivable

443,482

Other current assets

723,598

Total current assets

1,308,671

Property and equipment, net

504,424

Total assets

$1,813,095

The
accompanying notes are an integral part of these financial statements.

HIENERGY TECHNOLOGIES,
INC. AND SUBSIDIARIES

(DEVELOPMENT STAGE
COMPANIES)

CONSOLIDATED BALANCE SHEET

April 30, 2003

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities

Accounts payable

$ 670,895

Accrued expenses

1,600

Accrued payroll and payroll taxes

28,525

Accrued interest

35,288

Notes payable - related parties

85,000

Convertible notes payable - related parties

57,117

Total current liabilities

878,425

Minority interest in subsidiary, 20,540 shares issued and outstanding

18,923

Commitments and contingencies

Shareholders' equity

Series A convertible, redeemable preferred stock, $0.001 par value

8% dividends, voting rights, liquidation preference

$10,000 per share, 345 shares authorized

95.82 shares issued and outstanding

1

Common stock, $0.001 par value

100,000,000 shares authorized

25,525,882 shares issued and outstanding

25,525

Additional paid-in capital

9,837,437

Committed common stock, 76,937 shares outstanding

34,404

Deficit accumulated during the development stage

(8,981,620
)

Total shareholders' equity

915,747

Total liabilities and shareholders' equity

$ 1,813,095

The
accompanying notes are an integral part of these financial statements.

HIENERGY TECHNOLOGIES,
INC. AND SUBSIDIARIES

(DEVELOPMENT STAGE
COMPANIES)

CONSOLIDATED
STATEMENTS OF OPERATIONS

For
the Years Ended April 30, 2003 and 2002 and

for the Period from August 21, 1995
(Inception) to April 30, 2003

    For the
 Period from
  August 21,
      1995
(Inception) to
   April 30,
      2003

For the Year Ended
         April 30,

2003
2002

Contract revenues

$ 144,587

$ 148,166

$ 470,503

Operating expenses

General and administration

4,488,175

967,092

5,909,064

Research and development

839,629

558,184

2,428,182

Total operating expenses

5,327,804

1,525,276

8,337,246

Loss from operations

(5,183,217
)
(1,377,110
)
(7,866,743
)

Other income (expense)

Interest income

7,886

--

7,886

Interest expense

(10,855
)
(10,486
)
(40,910
)

Financing expense

(223,710
)
--

(223,710
)

Other income

231

--

231

Total other income (expense)

(226,448
)
(10,486
)
(256,503
)

Loss before provision for income taxes

(5,409,665
)
(1,387,596
)
(8,123,246
)

Provision for income taxes

1,600

1,934

12,583

Net loss

(5,411,265
)
(1,389,530
)
(8,135,829
)

Beneficial conversion feature granted on

preferred stock

(767,431
)
--

(767,431
)

Preferred stock dividends

(78,360
)
--

(78,360
)

Net loss available to common shareholders

$(6,257,056
)
$(1,389,530
)
$(8,981,620
)

The
accompanying notes are an integral part of these financial statements.

HIENERGY TECHNOLOGIES,
INC. AND SUBSIDIARIES

(DEVELOPMENT STAGE
COMPANIES)

CONSOLIDATED
STATEMENTS OF OPERATIONS

For
the Years Ended April 30, 2003 and 2002 and

for the Period from August 21, 1995
(Inception) to April 30, 2003

    For the
 Period from
  August 21,
      1995
(Inception) to
   April 30,
      2003

For the Year Ended
         April 30,

2003
2002

Basic and diluted loss per share

Net loss per share
$ (0.23
)
$ (0.08
)
$ (0.63
)

Beneficial conversion feature granted on

preferred stock per share
(0.03
)
--

(0.06
)

Preferred stock dividends per share
(0.01
)
--

(0.01
)

Basic and diluted loss available to common

shareholders per share
$ (0.27
)
$ (0.08
)
$ (0.70
)

Basic and diluted weighted-average common

shares outstanding
23,386,403

17,783,760

12,817,339

        The
accompanying notes are an integral part of these financial statements.

HIENERGY TECHNOLOGIES, INC. AND SUBSIDIARIES

(DEVELOPMENT STAGE COMPANIES)

CONSOLIDATED STATEMENTS OF SHAREHOLDERS EQUITY (DEFICIT)

For the Years Ended April 30, 2003 and 2002 and

for the Period from August 21, 1995 (Inception) to April 30, 2003

     Series A
    Convertible, Redeemable
Preferred Stock

Common Stock

     Additional
    Paid-In
Capital

     Committed
    Common
Stock

     Deferred
Compensation

     Deficit
    Accumulated
    during the
    Development
Stage

Total

Shares

Amount

Shares

Amount

     Balance, August 21, 1995
(inception)

-

$ -

-

    $
-

    $
-

$ -

$ -

$ -

$ -

    Recapitalization upon
reverse merger

6,470,000

6,470

(6,456)

14

    Issuance of common stock
for services rendered

734,771

735

7,495

8,230

Net Loss

(39,387)

(39,387)

Balance, April 30, 1996

-

-

7,204,771

7,205

1,039

-

-

(39,387)

(31,143)

    Issuance of common stock
for services rendered

3,219

3

33

36

Net Loss

(110,004)

(110,004)

Balance, April 30, 1997

-

-

7,207,990

7,208

1,072

-

-

(149,391)

(141,111)

    Issuance of common stock
for cash

596,589

597

143,955

144,552

    Issuance of common stock
for services rendered

1,451,928

1,452

15,598

17,050

Net Loss

(293,019)

(293,019)

Balance, April 30, 1998

-

-

9,256,507

9,257

160,625

-

-

(442,410)

(272,528)

    Issuance of common stock
for cash

246,852

265

150,965

151,230

    Issuance of common stock
for services rendered

2,167,620

2,167

47,592

49,759

Net Loss

(272,426)

(272,426)

The accompanying notes are an integral part of
the these financial statements.

HIENERGY TECHNOLOGIES, INC. AND SUBSIDIARIES

(DEVELOPMENT STAGE COMPANIES)

CONSOLIDATED STATEMENTS OF SHAREHOLDERS EQUITY (DEFICIT)

For the Years Ended April 30, 2003 and 2002 and

for the Period from August 21, 1995 (Inception) to April 30, 2003

     Series A
    Convertible, Redeemable
Preferred Stock

Common Stock

     Additional
    Paid-In
Capital

     Committed
    Common
Stock

     Deferred
Compensation

    Deficit
    Accumulated
    during the
    Development
Stage

Total

Shares

Amount

Shares

Amount

Balance, April 30, 1999

-

-

$11,688,979

$ 11,689

$ 359,182

$ -

$ -

$(714,836)

$(343,965)

    Issuance of common stock
for cash

638,548

638

295,008

295,646

    Issuance of common stock
for services rendered

1,914,570

1,915

83,322

85,237

Net Loss

(332,131)

(332,131)

Balance, April 30, 2000

14,242,097

14,242

737,512

-

-

(1,046,967)

(295,213)

    Issuance of common stock
for cash

465,437

465

109,263

109,730

    Issuance of common stock
for services rendered

371,035

371

36,097

36,468

Net Loss

(288,067)

(288,067)

Balance, April 30, 2001

-

-

15,078,569

15,078

882,874

-

(1,335,034)

(437,082)

    Issuance of common stock
for cash

712,071

712

180,857

181,569

    Issuance of common stock
for services rendered

5,059,560

5,060

227,110

232,170

    Issuance of common stock
         in private placement
for cash

1,225,000

1,225

1,223,775

1,225,000

Net Loss

(1,389,530)

(1,389,530)

The accompanying notes are an integral part of
the these financial statements.

HIENERGY TECHNOLOGIES, INC. AND SUBSIDIARIES

(DEVELOPMENT STAGE COMPANIES)

CONSOLIDATED STATEMENTS OF SHAREHOLDERS EQUITY (DEFICIT)

For the Years Ended April 30, 2003 and 2002 and

for the Period from August 21, 1995 (Inception) to April 30, 2003

     Series A
    Convertible, Redeemable
Preferred Stock

Common Stock

     Additional
    Paid-In
Capital

     Committed
    Common
Stock

     Deferred
Compensation

    Deficit
    Accumulated
    during the
    Development
Stage

Total

Shares

Amount

Shares

Amount

Balance, April 30, 2002

-

$ -

$22,075,200

$ 22,075

$2,514,616

$ -

$ -

$(2,724,564)

$(187,873)

    Issuance of preferred stock
        in private placement
for cash

97.93

1

800,399

800,400

    Issuance of common stock
        for subscriptions
receivable

1,410,000

1,410

452,072

453,482

    Issuance of common stock
        in private placements
for cash

1,849,934

1,850

2,320,556

2,322,406

Offering costs

(196,793)

(196,793)

    Issuance of common stock
        on cashless conversion
        of the Series A preferred
stock

(2.11)

-

18,336

18

(18)

-

    Issuance of common
        in cashless exercise of
warrants

33,909

34

(34)

-

    Issuance of common stock
        and common stock
        committed to an employee
as a bonus

-

-

11,178

11

21,339

17,549

38,899

    Issuance of common stock
        and common stock
        committed for services
rendered

21,277

21

10,288

9,691

20,000

The accompanying notes are an integral part of
the these financial statements.

HIENERGY TECHNOLOGIES, INC. AND SUBSIDIARIES

(DEVELOPMENT STAGE COMPANIES)

CONSOLIDATED STATEMENTS OF SHAREHOLDERS EQUITY (DEFICIT)

For the Years Ended April 30, 2003 and 2002 and

for the Period from August 21, 1995 (Inception) to April 30, 2003

     Series A
    Convertible, Redeemable
Preferred Stock

Common Stock

     Additional
    Paid-In
Capital

     Committed
    Common
Stock

     Deferred
Compensation

     Deficit
    Accumulated
    during the
    Development
Stage

Total

Shares

Amount

Shares

Amount

    Dividends on
preferred stock

-

$ -

$68,150

$68

$78,292

$ -

$ -

(78,360)

$ -

    Beneficial conversion feature
        granted in connection
        with issuance of
preferred stock

767,431

(767,431)

    Conversion of convertible
        notes payable - related
        parties into common
stock

37,898

38

37,858

37,896

    Financing expense in
        connection with issuance
of warrants

223,710

223,710

    Stock options issued
        for services rendered
and to be rendered

948,170

948,170

    Stock options issued
as compensation

3,364,915

(3,305,542)

59,373

    Stock options issued in exchange for
        settlement of accounts
payable with consultant

65,000

65,000

    Warrants issued for
        services rendered or
to be rendered

311,788

311,788

    Warrants issued for
termination of contract

390,409

390,409

The accompanying notes are an integral part of
the these financial statements.

HIENERGY TECHNOLOGIES, INC. AND SUBSIDIARIES

(DEVELOPMENT STAGE COMPANIES)

CONSOLIDATED STATEMENTS OF SHAREHOLDERS EQUITY (DEFICIT)

For the Years Ended April 30, 2003 and 2002 and

for the Period from August 21, 1995 (Inception) to April 30, 2003

     Series A
    Convertible, Redeemable
Preferred Stock

Common Stock

     Additional
    Paid-In
Capital

     Committed
    Common
Stock

     Deferred
Compensation

    Deficit
    Accumulated
    during the
    Development
Stage

Total

Shares

Amount

Shares

Amount

    Amortization of deferred
compensation

$

$

$

$

$1,032,981

$

$1,032,981

    Reversal of deferred
compensation

(2,272,561)

2,272,561

-

    Exercise of stock options
in subsidiary

7,164

7,164

Net loss

(5,411,265)

(5,411,265)

Balance, April 30, 2003

95.82

$ 1

25,525,882

$25,525

$9,837,437

$34,404

$ -

$(8,981,620)

$915,747

The accompanying notes are an integral part of
the these financial statements.

HIENERGY TECHNOLOGIES,
INC. AND SUBSIDIARIES

(DEVELOPMENT STAGE
COMPANIES)

CONSOLIDATED
STATEMENTS OF CASH FLOWS

For
the Years Ended April 30, 2003 and 2002 and

for the Period from August 21, 1995
(Inception) to April 30, 2003

    For the
 Period from
  August 21,
      1995
(Inception) to
   April 30,
      2003

For the Year Ended
         April 30,

2003
2002

Cash flows from operating activities

Net loss
$(5,411,265
)
$(1,389,530
)
$(8,135,829
)

Adjustments to reconcile net loss to net cash

used in operating activities

Depreciation
91,993

5,469

99,425

Issuance of common stock for services

rendered
--

232,170

428,950

Issuance of common stock as compensation

expense for services rendered from

minority shareholders
--

4,000

18,923

Warrants issued for services rendered or to

be rendered
311,788

--

311,788

Warrants issued for termination of contract
390,409

--

390,409

Issuance of common stock and common stock

committed to an employee as a bonus
38,899

--

38,899

Issuance of common stock and common stock

committed for services rendered
20,000

--

20,000

Stock options issued for services rendered
351,762

--

351,762

Stock options issued as compensation
59,373

--

59,373

Additional compensation to officer
--

42,171

42,171

Amortization of deferred compensation
1,032,981

--

1,032,981

Financing expense
223,710

--

223,710

(Increase) decrease in

Accounts receivable
(5,417
)
(29,166
)
(34,583
)

Other current assets
(109,690
)
(7,500
)
(117,190
)

Increase (decrease) in

Accounts payable
526,000

185,027

735,897

Accrued expenses
(149,967
)
119,579

1,616

Accrued payroll and payroll taxes
(321,475
)
175,000

28,525

Accrued interest
8,419

10,195

38,186

Net cash used in operating activities
(2,942,480
)
(652,585
)
(4,464,987
)

HIENERGY TECHNOLOGIES,
INC. AND SUBSIDIARIES

(DEVELOPMENT STAGE
COMPANIES)

CONSOLIDATED
STATEMENTS OF CASH FLOWS

For
the Years Ended April 30, 2003 and 2002 and

for the Period from August 21, 1995
(Inception) to April 30, 2003

    For the
 Period from
  August 21, 1995
(Inception) to
   April 30,
      2003

For the Year Ended
         April 30,

2003
2002

Cash flows from investing activities

Purchase of property and equipment
$ (481,850
)
$ (118,510
)
$ (603,850
)

Net cash used in investing activities
(481,850
)
(118,510
)
(603,850
)

Cash flows from financing activities

Proceeds from notes payable - related parties
24,640

443,007

604,160

Payments on notes payable - related parties
(546,331
)
--

(546,331
)

Proceeds from convertible notes payable -

related parties
51,717

5,400

107,117

Payments on convertible notes payable -

related parties
(10,000
)
(9,280
)
(30,000
)

Proceeds from issuance of preferred stock
979,301

--

979,301

Offering costs on preferred stock
(178,902
)
--

(178,902
)

Proceeds from issuance of common stock
--

181,569

882,723

Proceeds from issuance of common stock in

private placement
2,322,406

1,225,000

3,547,406

Offering costs on common stock
(196,793
)
--

(196,793
)

Recapitalization of reverse merger
--

14

--

Exercise of stock options in subsidiary
7,164

--

7,164

Net cash provided by financing activities
2,453,202

1,845,710

5,175,845

Net increase (decrease) in cash and cash

equivalents
(971,128
)
1,074,615

107,008

Cash and cash equivalents, beginning of

period
1,078,136

3,521

--

Cash and cash equivalents, end of period
$ 107,008

$ 1,078,136

$ 107,008

HIENERGY TECHNOLOGIES,
INC. AND SUBSIDIARIES

(DEVELOPMENT STAGE
COMPANIES)

CONSOLIDATED
STATEMENTS OF CASH FLOWS

For
the Years Ended April 30, 2003 and 2002 and

for the Period from August 21, 1995
(Inception) to April 30, 2003

    For the
 Period from
  August 21, 1995
(Inception) to
   April 30,
      2003

For the Year Ended
         April 30,

2003
2002

Supplemental disclosures of cash flow

information

Interest paid
$2,888

$ --

$ 2,888

Income taxes paid
$ 800

$1,934

$11,783

Supplement schedule of
non-cash investing and financing activities

During the years ended April 30, 2003
and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, the Company issued 37,898, 0, and 37,898 shares, respectively, of common stock for the outstanding principal on convertible notes payable — related parties and accrued interest of
$37,896, $0, and $37,896, respectively.

During the years ended April 30, 2003
and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, the Company converted accounts payable due to consultants of $65,000, $0, and $65,000, respectively, into options to purchase 72,726, 0, and 72,726 shares, respectively, of common stock. Of these options, 45,454 are exercisable at $1 per share, vest over a one-year period, and expire in September 2012. The remaining options are exercisable at $2.24 per share, vest over a one-year period, and expire in December 2012.

During the years ended April 30, 2003
and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, the Company issued 68,150, 0, and 68,150 shares, respectively, of common stock for $78,360, $0, and
$78,360, respectively, of dividends accrued on its Series A convertible, redeemable preferred stock.

During the years ended April 30, 2003
and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, the holders of
2.11, 0, and 2.11 shares, respectively, of the Series A convertible, redeemable preferred stock converted their shares into 18,336, 0, and 18,336 shares, respectively, of common stock totaling $17,246, $0, and $17,246, respectively.

During the years ended April 30, 2003
and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, warrants to purchase 47,000, 0, and 47,000 shares, respectively, of common stock were exercised via a cashless exercise, whereby the Company issued 33,909, 0, and 33,909 shares, respectively, of common stock.

The accompanying
notes are an integral part of these financial statements.

HIENERGY TECHNOLOGIES,
INC. AND SUBSIDIARIES

(DEVELOPMENT STAGE
COMPANIES)

CONSOLIDATED
STATEMENTS OF CASH FLOWS

For
the Years Ended April 30, 2003 and 2002 and

for the Period from August 21, 1995
(Inception) to April 30, 2003

Supplement schedule of
non-cash investing and financing activities (Continued)

During the year ended April 30, 2002,
the Company recorded a beneficial conversion feature granted in connection with the issuance of the Series A convertible, redeemable preferred stock totaling $767,431.

The accompanying
notes are an integral part of these financial statements.

NOTE 1 —
ORGANIZATION AND LINE OF BUSINESS

General

HiEnergy
Technologies, Inc. (“HiEnergy”) was incorporated on March 22, 2000 under the laws of the state of Washington. In October 2002, HiEnergy reincorporated under the laws of the state of Delaware.

HiEnergy
and its subsidiaries (collectively, the “Company”) are development stage companies that were organized to develop the “Atometer,” commercially known as the “SuperSenzor,” which is technology for numerous governmental and commercial applications and markets, including airport security screening; border patrol/customs control drug and contraband detection; bomb, biological, and chemical weapons detection, including landmine clearance; carbomb detection; detecting of impurities in crude oil, coal, and natural gas; and “fingerprinting” of diamonds and other gemstones.
This leading edge detection technology can remotely and non-intrusively decipher
(including through metal) the chemical formulas of concealed biological agents, explosives, drugs, and other substances and their locations.

Merger

On
April 25, 2002, HiEnergy Technologies, Inc. entered into a voluntary share exchange agreement, whereby it acquired 92% of the outstanding common stock of HiEnergy
Microdevices, Inc. (“Microdevices”) in exchange for 14,380,200 shares of newly issued common stock. For accounting purposes, the transaction has been treated as a recapitalization of HiEnergy, with Microdevices as the accounting acquirer (reverse acquisition), and has been accounted for in a manner similar to a pooling of interests.

Microdevices
was incorporated on August 21, 1995 in the state of Delaware. HiEnergy had minimal assets and liabilities at the date of the acquisition and did not have significant operations prior to the acquisition. Therefore, pro forma information is not presented.

NOTE 2 — GOING
CONCERN

The accompanying financial statements
have been prepared in conformity with accounting principles generally accepted in the
United States of America which contemplate continuation of the Company as a going concern.
However, during the years ended April 30, 2003 and 2002 and the period from August 21,
1995 (inception) to April 30, 2003, the Company incurred net losses available to common shareholders of $6,257,056, $1,389,530, and $8,981,620, respectively, and it had negative cash flows from operations of $2,942,480, $652,585, and $4,464,987, respectively. In addition, the Company had an accumulated deficit of $8,981,620 and was in the development stage as of April 30, 2003. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Recovery of the Company’s assets
is dependent upon future events, the outcome of which is indeterminable. Successful completion of the Company’s development program and its transition to the attainment of profitable operations is dependent upon the Company achieving a level of sales adequate to support the Company’s cost structure. In addition, realization of a major portion of the assets on the accompanying balance sheets is dependent upon the Company’s ability to meet its financing requirements and the success of its plans to develop and sell its products. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

In addition to the capital raised as
of April 30, 2003 through private placements, the Company is currently negotiating with certain investors about raising additional capital through private placement offerings.
Unless the Company raises additional funds, either by debt or equity issuances, management believes that its current cash on hand will be insufficient to cover its working capital needs until the Company’s sales volume reaches a sufficient level to cover operating expenses.

The accompanying
notes are an integral part of these financial statements.

NOTE 3 — SUMMARY OF
SIGNIFICANT ACCOUNTING POLICIES

Principles of
Consolidation

The consolidated financial statements
include the accounts of HiEnergy and its 92% owned subsidiary, Microdevices, and its wholly owned subsidiary, VWO II, Inc. All significant inter-company accounts and transactions are eliminated in consolidation.

Development Stage
Enterprise

The Company is a development stage
company as defined in Statement of Financial Accounting Standards (“SFAS”) No.
7, “Accounting and Reporting by Development Stage Enterprises.” The Company is
devoting all of its present efforts to its formation and to fundraising, and its planned principal operations have not yet commenced. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Revenue Recognition

The Company recognizes contract
revenue as services are performed.

Comprehensive Income

The Company presents comprehensive
income in accordance with SFAS No. 130, “Reporting Comprehensive Income.” This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities.
Comprehensive income is not presented in the Company’s financial statements since the
Company did not have any of the items of comprehensive income in any period presented.

Cash and Cash Equivalents

The Company maintains its cash
deposits at a bank located in California. Deposits at the bank are insured by the Federal
Deposit Insurance Corporation up to $100,000. As of April 30, 2002, uninsured portions of the balances at the bank aggregated to $25,511. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk on cash and cash equivalents.

For the purpose of the statements of
cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

As of April 30, 2003, the Company
maintained restricted cash totaling $71,234. These funds may only be used to pay for specific expenditures as allowed by a contract with the United States Department of
Defense.

Accounts Receivable

Accounts receivable at April 30, 2003
consisted of an amount due from a governmental contract.

Subscriptions Receivable

Subscriptions receivable at April 30, 2003
consisted of amounts due from the sale of 1,410,000 shares of the Company’s common stock. These amounts were subsequently received in May 2003 (see Note 13).

Property and Equipment

Property and equipment are recorded
at cost and are depreciated using the straight-line method over an estimated useful life of five years.

The accompanying
notes are an integral part of these financial statements.

NOTE 3 — SUMMARY OF
SIGNIFICANT ACCOUNTING POLICIES (Continued)

Patents

The Company has filed several patent
applications within and outside the United States. The outcome is indeterminable.

Fair Value of Financial
Instruments

The Company’s financial
instruments include cash and cash equivalents, accounts receivable, subscriptions receivable, accounts payable, accrued expenses, accrued payroll and payroll taxes, and accrued interest. The book value of all other financial instruments are representative of their fair values.

Stock-Based Compensation

The Company accounts for its
stock-based compensation plans in accordance with the provisions of Accounting Principles
Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to
Employees,” and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The Company adopted the disclosure requirements of SFAS No. 123,
“Accounting for Stock-Based Compensation.” Under SFAS No. 123, the Company must disclose certain pro forma information related to employee stock option grants as if the fair value-based method defined in SFAS No. 123 had been applied.

Income Taxes

The Company accounts for income taxes
in accordance with SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.
Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.
Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

Net Loss per Share

The Company calculates net loss per
share in accordance with SFAS No. 128, “Earnings per Share.” Basic loss per share is computed by dividing the net loss available to common shareholders by the weighted-average common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Because the Company has incurred net losses, basic and diluted loss per share are the same.

The following potential common shares
have been excluded from the computation of diluted net loss per share for the periods presented because the effect would have been anti-dilutive for the years ended April 30,
2003 and 2002:

2003

2002

Stock options outstanding
5,399,937

--

Warrants outstanding
1,648,686

--

Series A convertible, redeemable preferred stock
2,191,874

--

Microdevices minority shareholders
459,222

459,222

Microdevices option and warrant holders
951,513

952,557

Total

10,651,232

1,411,779

The accompanying
notes are an integral part of these financial statements.

Estimates

The preparation of financial
statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued
Accounting Pronouncements

In June 2002, the Financial
Accounting Standards Board (“FASB”) issued SFAS No. 146, “Accounting for
Costs Associated with Exit or Disposal Activities.” This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (“EITF”) Issue No. 94-3,
“Liability Recognition for Certain Employee Termination Benefits and Other Costs to
Exit an Activity (including Certain Costs Incurred in a Restructuring).” This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue 94-3, a liability for an exit cost, as defined, was recognized at the date of an entity’s commitment to an exit plan. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier application encouraged.
This statement is not applicable to the Company.

In October 2002, the FASB issued SFAS
No. 147, “Acquisitions of Certain Financial Institutions.” SFAS No. 147 removes the requirement in SFAS No. 72 and Interpretation 9 thereto, to recognize and amortize any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset. This statement requires that those transactions be accounted for in accordance with SFAS No.
141, “Business Combinations,” and SFAS No. 142, “Goodwill and Other
Intangible Assets.” In addition, this statement amends SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” to include certain financial institution-related intangible assets. This statement is not applicable to the Company.

In December 2002, the FASB issued
SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and
Disclosure,” an amendment of SFAS No. 123. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. This statement is effective for financial statements for fiscal years ending after December 15, 2002. SFAS
No. 148 will not have any impact on the Company’s financial statements as management does not have any intention to change to the fair value method.

In April 2003, the FASB issued SFAS
No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging
Activities.” SFAS No. 149 amends and clarifies accounting and reporting for derivative instruments and hedging activities under SFAS No. 133, “Accounting for
Derivative Instruments and Hedging Activities.” SFAS No. 149 is effective for derivative instruments and hedging activities entered into or modified after June 30,
2003, except for certain forward purchase and sale securities. For these forward purchase and sale securities, SFAS No. 149 is effective for both new and existing securities after
June 30, 2003. Management does not expect adoption of SFAS No. 149 to have a material impact on the Company’s statements of earnings, financial position, or cash flows.

In May 2003, the FASB issued SFAS No.
150, “Accounting for Certain Financial Instruments with Characteristics of both
Liabilities and Equity.” SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. In accordance with the standard, financial instruments that embody obligations for the issuer are required to be classified as liabilities. SFAS No. 150 will be effective for financial instruments entered into or modified after May 31, 2003 and otherwise will be effective at the beginning of the first interim period beginning after June 15, 2003.

The accompanying
notes are an integral part of these financial statements.

NOTE 4 — OTHER
CURRENT ASSETS

Other current assets at April 30, 2003 consisted of the following:

Prepaid consulting
$609,198

Deposits on equipment
100,000

Other
14,400

Total

$723,598

     NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment at April 30, 2003 consisted of the following:

Micro sensor
$ 53,114

Laboratory equipment
436,340

Web site development
14,400

Furniture and equipment
41,995

Neutron generator
58,000

603,849

Less accumulated depreciation
99,425

Total

$504,424

         Depreciation  expense  for the years  ended  April 30,  2003 and 2002 and the period  from August 21, 1995
         (inception) to April 30, 2003 was $91,993, $5,469, and $99,425,
respectively.

 NOTE 6 - NOTES PAYABLE - RELATED
PARTIES

Notes payable - related parties at April 30, 2003 consisted of the following:

Unsecured notes payable to a shareholder of the Company,

interest payable at 10.5% per annum, or 15% per annum if in

default, and due in November 1997. As of April 30, 2003, the notes payable were in default
$40,000

Unsecured notes payable to a shareholder, non-interest-bearing,

and payable on demand
$45,000

85,000

Less current portion
85,000

Long-term portion
$ --

The accompanying
notes are an integral part of these financial statements.

NOTE 7 - CONVERTIBLE NOTES PAYABLE - RELATED PARTIES

Convertible notes payable - related parties at April 30, 2003 consisted of the following:

Secured notes payable to a shareholder/former director of the

Company, interest payable at 8% per annum, $5,000 due in

July 2001 and $5,400 due in July 2002. The notes payable are secured by the patent application for Europe, Canada, and

Japan. The holder of the notes payable has the option to convert the principal and interest into shares of common stock. As of

April 30, 2003, the notes were in default
$10,400

Unsecured note payable to the legal counsel of the Company,

interest payable at 10% per annum and due in September 2003

The holder of the note payable has the option to convert the principal and interest into shares of common stock
46,717

57,117

Less current portion
57,117

Long-term portion

$ --

NOTE 8 —
COMMITMENTS AND CONTINGENCIES

Employment Agreements
In
March 2002, the Company entered into an employment agreement with its Chief
Scientist/Chairman of the Board. Major terms of the agreement are as follows:

  The Company must pay a signing bonus of $100,000, which was paid during the year ended April 30, 2003.

  The Company must pay an annual bonus, which must not be less than 20% of the total amount of bonuses paid to officers of the Company. If the pretax profit in any fiscal year exceeds $0.20 per share, then his bonus in that year must not be less than $50,000.

  The Company granted options to purchase 2,482,011 shares of common stock at an exercise price of $0.134 per share, vesting immediately, and which are exercisable from time to time within the period ending November 30, 2008.

  The Company will grant its Chief Scientist/Chairman of the Board annually during the term of five years 1% per annum of the Company’s stock issued and outstanding with an exercise price of the average price for the preceding 30 days. He must not receive less than 10% of the total number of options granted by the Company for services in that year.
As of April 30, 2003, the Company is required to grant options to purchase 456,717 shares of common stock at an exercise price of $2.81 per share.

  The Company will provide its Chief Scientist/Chairman of the Board a car, pay his and his
family’s health insurance, provide life and disability insurance and will reimburse him for reasonable out-of-pocket expenses, not to exceed $20,000 in any one year, and reimburse him for any personal tax liabilities arising up to $75,000. During the year ended April 30, 2003, the Company paid $17,500 for an automobile deposit on behalf of its
Chief Scientist/Chairman of the Board. In addition, the Company reimbursed the Chief
Scientist/Chairman of the Board for $29,900 in other expenses covered under the terms of the employment agreement.

The accompanying
notes are an integral part of these financial statements.

NOTE 8 —
COMMITMENTS AND CONTINGENCIES (Continued)

Employment Agreements (Continued)

  The Company must pay a base salary payable in cash as follows:

o January 1, 2002 to December 31, 2002

$125,000 per year

o January 1, 2003 to December 31, 2003
$175,000 per year

o January 1, 2004 to December 31, 2004
$175,000 per year

o January 1, 2005 to December 31, 2005
$175,000 per year

o January 1, 2006 to December 31, 2006
$283,013 per year

In December 2002, the Company increased its Chief Scientist/Chairman of the Board’s base salary to $175,000 per year, effective November 2002.

If the agreement is terminated by the Company without cause, the Company must pay its
Chief/Scientist/Chairman of the Board, on the termination date, an amount equal to two years of the minimum annual base salary.

In
February 2003, the Company paid $50,000 due on a promissory note to its Chief
Scientist/Chairman of the Board. The Company also issued options to purchase 416,712 shares of common stock in connection with his employment agreement. In addition, the
Company is committed to issue additional options to purchase 40,000 shares of common stock to this executive in connection with his employment agreement. In relation to this transaction, the Company recorded compensation expense totaling $59,373.

In
September 2002, the Company entered into a three-year employment agreement with its then
President/Chief Executive Officer/Treasurer/Director, who resigned in March 2003. Major terms of the agreement are as follows:

  The Company had to pay a base salary as follows:

    $135,000 per year

    $175,000 per year when the Company received new revenue and/or new financing in excess of $2,000,000

    $250,000 per year when the Company received new revenue and/or new financing in excess of $4,000,000

The officer was entitled to a bonus equal to $250,000 once the Company achieved two consecutive quarters of positive cash flows from operations.

The Company granted options to purchase 3,005,038 shares of common stock, which represents an amount equal to 10% of the Company's outstanding common stock on a fully diluted basis as of September 30, 2002. Of these options, 75% vest 1/12 on a quarterly basis over the next 36 months. The remaining 25% vest on the earlier of a) the date when the Company's closing price of its common stock has equaled or exceeded $1.75 for 90 consecutive calendar days, b) the date immediately preceding a sale of the Company for $1.75 per share of common stock or more, or c) if the Company's common stock ceased to be publicly traded on the date following the closing of an offering at a deemed price per share of common stock of $1.75 or more.

The accompanying
notes are an integral part of these financial statements.

  NOTE 8 —
COMMITMENTS AND CONTINGENCIES (Continued)

  Employment Agreements
(Continued)
  The exercise price would be fixed six
months after September 25, 2002 at the lesser of a) $1 per share or b) for any offering of preferred or common stock that closes within six months from September 25, 2002, the following percentage of price per unit: (i) for preferred with warrants — 70%, (ii)
for preferred without warrants — 80%, (iii) for common with warrants — 90%, (iv)
for common without warrants — 100%. The Company granted the stock options below the fair market on the date of grant; therefore, the Company recorded deferred compensation of
$3,305,542.

  As of April 30, 2003, options to
purchase 939,073 shares of common stock had vested, and $1,032,981 of the deferred compensation was expensed and is included in general and administration expenses on the accompanying statement of operations. Since the President/Chief Executive
Officer/Treasurer/Director resigned in March 2003, the unvested portion of deferred compensation of $2,272,561 was reversed.

  In February 2002, Microdevices
entered into a one-year employment agreement with its Vice President/Corporate Secretary.
In May 2002, the Company assumed the employment agreement. Under the agreement, the
Company paid a salary of $91,000 per year, a car allowance of $100 per week, a quarterly bonus of 5,589 shares of the Company’s common stock, starting May 2002, and a non-qualified stock option to purchase 89,410 shares of common stock at $0.157 per share, vesting immediately and having a five-year term. During the year ended April 30, 2003,
11,178 shares of common stock were issued, and 11,178 shares of common stock were committed. The shares were valued at $38,899, which approximates the fair value of the shares. In March 2003, the Vice President/Corporate Secretary resigned her positions.

  Consulting Agreements
  In April 2003, the Company entered
into a one-year consulting agreement with an investor relations firm. Under the terms of the agreement, the Company agreed to pay $6,500 per month, plus approved expenses.

  In July 2002, the Company entered
into a three-year consulting agreement, whereby the consultant will assist the Company with business development, product and corporate image advertising, and access to government grants and purchases. The Company will pay the consultant $20,000 per month, plus 5% of any gross revenues collected in cash from government grants or business and other third-party business that the consultant produces for the Company. Furthermore, the consultant was granted options to purchase 1,000,000 shares of common stock. Of these options, 500,000 vested immediately, and the remaining 500,000 vest one year after the
Company’s Minisenzor product is operational and ready to be shown. The stock options have an exercise price of $1 per share and are exercisable for six years from the date of grant.

  The stock options were valued at
$761,007, of which $211,390 was expensed and is included in general and administration expenses on the accompanying statement of operations. The remaining balance of $549,617 is included in prepaid consulting in other current assets, which will be amortized over the remaining term of the consulting agreement.

  In August 2002, the Company entered
into a one-year consulting agreement with an investor and media relations firm. Under the terms of the agreement, the Company will pay $10,000 per month, plus approved expenses. In addition, upon execution of the agreement, the Company issued options to purchase 400,000 shares of common stock, vesting immediately at an exercise price of $2 per share, exercisable for two years. The options were valued at $187,163, of which $140,372 was expensed and is included in general and administration expenses on the accompanying statement of operations. The remaining balance of $46,791 is included in prepaid consulting in other current assets, which will be amortized over the term of the consulting agreement. This agreement was terminated after six months.

The accompanying
notes are an integral part of these financial statements.

  NOTE 8 —
COMMITMENTS AND CONTINGENCIES (Continued)

  Consulting Agreements
(Continued)
  In September 2002, the Company
entered into a one-year consulting agreement with its former Chief Executive Officer.
Under the terms of the agreement, the Company will pay $5,000 per month, plus out-of-pocket expenses. Effective February 2003, the Company terminated this consulting agreement by mutual written consent.

  In November 2002, the Company entered
into a four-month consulting agreement with a public relations firm. Under the terms of the agreement, the Company agreed to pay $12,500 per month, plus out-of-pocket expenses.

  Lease Agreement
  In September 2002, the Company
entered into a three-year operating lease agreement with one of its directors for its corporate offices in Irvine, California. The lease provides for monthly rent of $8,000 for the first 18 months and $8,320 for the remaining term of the lease, expiring in October
2005. Future minimum payments at April 30, 2003 under this lease agreement were as follows:

Year Ending April 30,
2004	$96,160
2005	96,840
2006	45,760

Total	$241,760

  Placement Agent Agreements
  In August 2002, the Company entered
into an exclusive one-year agreement with a placement agent to arrange for the sale of debt or equity securities. Major terms of the agreement are as follows:

Upon execution of the agreement, the Company issued warrants to purchase 100,000 shares of common stock, exercisable at $0.01 per share. The warrants vest immediately and expire five years from date of grant.

The Company paid a placement fee equal to 8% of any gross proceeds received by the Company.

The Company issued warrants to purchase 10% of the amounts of securities issued to investors. The exercise price of the warrants will be equal to the price at which the security was issued. The warrants vest immediately and expire five years from the date of grant. Upon the closing of the preferred stock private placement and closing of the common stock private placement, the Company issued warrants to purchase 117,546 and 161,994 shares of common stock, respectively, at an exercise price of $1.15 per share and $1.35 per share, respectively.

In November 2002, to cancel the remainder of the terms of this agreement, the
Company issued warrants to purchase 150,000 shares of common stock. The warrants vest immediately, with an exercise price of $2.48 per share, and expire five years from the date of grant (see Note 9).

The accompanying
notes are an integral part of these financial statements.

  NOTE 8 -
COMMITMENTS AND CONTINGENCIES (Continued)

  Placement
Agent Agreements (Continued)

In December 2002, the Company entered into an exclusive one-year agreement with a placement agent to arrange for the sale of debt or equity securities. Major terms of the agreement are as follows:

Upon execution of the agreement, the Company paid a retainer fee of $25,000 and was to pay an additional $25,000 on March 1, 2003. As of April 30, 2003, the
additional $25,000 was not yet paid.

The Company will issue warrants to purchase 10% of the amounts of securities issued to investors. The exercise price of the warrants will be equal to the price at which the security was issued. The warrants vest immediately, expire five years from the date of grant, and include piggyback registration rights.

The placement agent has the right to participate in any equity transaction under the same terms as other investors. Its investment will be limited to 10% of the total capital raised.

The placement agent will act as a financial advisor to the Company with respect to any potential business combinations. Upon the closing of such business combination, the Company will pay a minimum transaction fee of $250,000.

  SEC
Investigation
  In February 2003, the Enforcement Division of the SEC
opened an investigation requesting the Company's cooperation on a voluntary basis. The Company has supplied the Enforcement Division's attorneys with the reports developed by the Company's independent investigators. The Company has cooperated promptly and continuously and intends to continue to cooperate with the Enforcement Division's investigation. It has also agreed to voluntarily provide the Enforcement Division with other documents they have requested in its informal investigation. In April 2003, the Enforcement Division of the SEC
commenced a formal investigation.

  In connection with the SEC
investigation, the Company may be subject to a claim by a former Chief Executive
Officer/director for an alleged right to indemnification from expenses incurred by him in connection with the investigation under the indemnification provisions of the Company's Certificate of Incorporation and Bylaws. The Company is in the
process of considering the request for indemnification and has not made a determination that he is entitled to it.

  Litigation

On or about May 2, 2003, a former consultant to the Company filed a complaint against the Company and its Chief Scientist/Chairman of the Board for breach of contract and other common counts in the Superior Court of Orange County. The plaintiff is suing the Company for alleged unpaid services. On June 20, 2003, the plaintiff filed an amended complaint. The Company intends to file a demurrer to this complaint and propound the written discovery and notice of the plaintiff's deposition. The Company intends to vigorously defend itself in this matter.

  On or about May 22, 2003, a
former director and officer of the Company filed a complaint against the Company for advancement of fees in the State Court of Delaware. The plaintiff was seeking the reimbursement of his legal fees associated with a pending SEC investigation. Through negotiations, the Company was successful in getting the complaint dismissed without prejudice on or about June 17, 2003. If and when the plaintiff re-files his lawsuit, the Company intends to vigorously defend itself in this matter.

  In addition, the Company is
also involved in certain other legal proceedings and claims which arise in the normal course of business. Management does not believe that the outcome of these matters will have a material effect on the Company's financial position or results of operations.

  Minority
Shareholders
  Microdevices has 20,540 minority shares issued and
outstanding. The Company may agree that in the event of any merger or other consolidation of Microdevices with HiEnergy, each remaining Microdevices shareholder will receive the greater of the market value of his/her Microdevices shares or shares in the Company on the same terms as the voluntary share exchange. If shares of common stock in the Company are issuable in a merger or other consolidation, the minority shareholders would receive an aggregate of
459,222 shares of common stock.

The accompanying
notes are an integral part of these financial statements.

  Warrant and Option Holders
  Microdevices has granted stock
options and warrants to purchase 12,365 and 32,247 shares, respectively, of common stock.
These stock options and warrants are exercisable at $3.50 per share. If the stock option and warrant holders exercise their stock options and warrants, the Company may agree to allow these stock option and warrant holders to voluntarily exchange their shares in
Microdevices for shares in HiEnergy at an exchange rate of 22.3524 per share (or $0.157 per share). At April 30, 2003, if these stock option and warrant holders exercise and convert their shares, the Company will be required to issue 951,513 additional shares of common stock to the stock option and warrant holders.

  Warrant and Option
Holders (Continued)
  During the year ended April 30, 2003,
stock options were exercised for the purchase of 2,047 shares of Microdevices’ common stock via a cash payment of $7,164, or $3.50 per share. The Company has agreed to exchange these shares in Microdevices for shares in HiEnergy at an exchange rate of 22.3524 per share, or 45,759 shares of common stock.

  During the year ended April 30, 2003,
options to purchase 4,000 shares of Microdevices’ common stock were assumed by the
Company at an exchange rate of 22.3524 per share (or $0.157 per share). Therefore, the
Company issued options to purchase 89,410 shares of its common stock at an exercise price of $0.157 per share.

  In conjunction with the merger (see
Note 1), options to purchase 111,040 shares of Microdevices’ common stock were assumed by the Company at an exchange rate of 22.3524 per share ($0.134 per share).
Therefore, the Company issued options to purchase 2,482,011 shares of its common stock at an exercise price of $0.134 per share.

  NOTE 9 —
SHAREHOLDERS’ EQUITY

  Series A Convertible,
Redeemable Preferred Stock
  In August 2002, the Board of
Directors approved an amendment to the Company’s Articles of Incorporation to establish Series A convertible, redeemable preferred stock (the “Series A”), par value $0.001 per share. The Company is authorized to issue 345 shares of the Series A.
Each share is convertible on either of these events a) any time at the option of the holder at $1.15 per share or b) mandatorily convertible two years following the issuance date at $1.15 per share. Under certain circumstances the conversion price is subject to adjustment. Furthermore, upon a certain major transaction or triggering event, the holder of the Series A has the right to require the Company to redeem all or a portion of the
Series A at a price per share equal to the liquidation preference, plus any accrued but unpaid dividends and liquidated damages.

  The liquidation preference is $10,000
per share. The holders of the Series A are entitled to receive, when and as declared by the Board of Directors, dividends at a rate of 8%, or $800 per share in advance for each of the first two years. The dividends may be paid in cash or common stock at the election of the Board of Directors. The Series A has certain class voting rights and general voting rights.

The accompanying
notes are an integral part of these financial statements.

  NOTE 9 —
SHAREHOLDERS’ EQUITY (Continued)

  Series A Convertible,
Redeemable Preferred Stock (Continued)
  In October 2002, the Company sold
97.93 shares of the Series A for net cash proceeds of $800,400. At the time of issuance, the conversion price of the preferred stock was less than the fair market value of the common stock. Since the Series A was convertible immediately, the Company recorded a beneficial conversion feature upon issuance of $767,431.

  In January 2003, 2.11 shares of the
Series A were converted into 18,336 shares of the Company’s common stock totaling
$17,246.

  In May 2003, all of the holders of
the Series A surrendered and exchanged their shares for 2,191,874 shares of the
Company’s common stock valued at $0.45 per share.

  Common Stock Issued for
Cash
  During the years ended April 30, 2003
and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, the Company issued 0, 712,071, and 2,677,497, shares, respectively, of common stock in exchange for cash of $0, $181,569, and $882,727, respectively.

  Common Stock Issued for
Subscriptions Receivable
  During the year ended April 30, 2003,
the Company issued 1,410,000 shares of common stock for subscriptions receivable totaling
$453,482.

  Common Stock Issued for
Services Rendered
  During the years ended April 30, 2003
and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, the Company issued 21,277, 5,059,560, and 11,723,980 shares, respectively, of common stock in exchange for services rendered valued at the fair market value of the stock given of $10,309,
$232,170, and $439,259, respectively.

  During the year ended April 30, 2003,
the Company was committed to issue 20,000 shares of common stock in exchange for services rendered valued at the fair market value of the stock given of $9,691. These shares were issued subsequent to April 30, 2003.

  Convertible Notes Payable
— Related Parties Converted into Common Stock
  During the years ended April 30, 2003
and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, the Company issued 37,898, 0, and 37,898 shares, respectively, of common stock for the outstanding principal on convertible notes payable — related parties and accrued interest of
$37,896, $0, and $37,896, respectively.

  Common Stock Issued in
Private Placements for Cash
  In April 2002, the Company completed
its first closing of its first private placement, whereby 1,225,000 shares of common stock were issued in exchange for cash of $1,225,000. The private placement offering was originally slated to close at the same time as the voluntary share exchange. HiEnergy extended the term of the offering and increased the size to a maximum of 2,000,000 shares of common stock at $1 per share.

  In June 2002, the Company completed
its second closing of its first private placement, whereby 500,000 shares of common stock were issued in exchange for cash of $500,000. This private placement has been closed.

  In October 2002, the Company
completed its second private placement, issuing 1,349,934 shares of common stock in exchange for net cash proceeds of $1,625,613.

The accompanying
notes are an integral part of these financial statements.

  NOTE 9 —
SHAREHOLDERS’ EQUITY (Continued)

  Common Stock Issued as
Dividends
  In October 2002, the Company issued
68,150 shares of common stock for $78,360 of dividends accrued on the Series A.

  Common Stock Issued as
Employee Bonus
  During the year ended April 30, 2003,
the Company issued 11,178 shares of common stock and committed to issue 11,178 shares of common stock to an employee of the Company in lieu of a cash bonus. The shares were valued at $38,899, which approximates the fair value of the shares.

  Common Stock Issued in
Cashless Exercise of Warrants
  In December 2002, warrants to
purchase 47,000 shares of common stock were exercised via a cashless exercise, whereby the
Company issued 33,909 shares of common stock.

  Stock Splits
  In September 1998 and May 1999, the
Company effectuated 2-for-1 stock splits. All share and per share data have been retroactively restated to reflect these stock splits.

  Warrants Issued as
Financing Expense
  In May 2002, the Company issued
warrants to purchase 150,000 shares of common stock to a shareholder/former officer/director (see Note 11).

  Warrants Issued as
Offering Costs
  In October 2002, the Company issued
warrants to purchase 255,536 shares of common stock as offering costs. The warrants vest immediately, have an exercise price of $1.50 per share, and expire in October 2004.

  Warrants Issued as
Offering Costs
  In October 2002, the Company issued
warrants to purchase 269,990 shares of common stock as offering costs. The warrants vest immediately, have an exercise price of $2.50 per share, and expire in October 2005.

  In August 2002, the Company issued
warrants to purchase 100,000 shares of common stock as offering costs. The warrants vest immediately, have an exercise price of $0.01, and expire in August 2007. In December 2002, warrants to purchase 16,000 shares of common stock were exercised via a cashless exercise.

  In October 2002, the Company issued
warrants to purchase 117,546 shares of common stock as offering costs. The warrants vest immediately, have an exercise price of $1.15 per share, and expire in October 2007. In
December 2002, warrants to purchase 15,000 shares of common stock were exercised via a cashless exercise.

  In October 2002, the Company issued
warrants to purchase 161,994 shares of common stock as offering costs. The warrants vest immediately, have an exercise price of $1.35 per share, and expire in October 2007. In
December 2002, warrants to purchase 16,000 shares of common stock were exercised via a cashless exercise.

  In December 2002, the Company issued
warrants to purchase 110,620 shares of common stock as offering costs. The warrants vest immediately, have an exercise price of $1.50 per share, and expire in December 2004.

The accompanying
notes are an integral part of these financial statements.

  NOTE 9 —
SHAREHOLDERS’ EQUITY (Continued)

  Warrants Issued for
Services Rendered
  In November 2002, the Company entered
into a termination agreement with one of its placement agents, whereby the Company issued warrants to purchase 150,000 shares of common stock. The warrants vest immediately, are exercisable at $2.48 per share, and expire on November 26, 2007. Any liabilities arising under the original placement agent agreement have been released. In relation to this transaction, the Company recorded consulting expense totaling $390,409 as of April 30,
2003.

  In February 2003, the Company issued
warrants to purchase 80,000 shares of common stock to a placement agent. The warrants vest immediately, have an exercise price of $1.50 per share, and expire in February 2006. In relation to this transaction, the Company recorded consulting expense totaling $130,712 as of April 30, 2003.

  In April 2003, the Company issued
warrants to purchase 50,000 shares of common stock for services rendered. The warrants vest immediately, have an exercise price of $0.60 per share, and expire in April 2006. In relation to this transaction, the Company recorded consulting expense totaling $18,284 as of April 30, 2003.

  In December 2002, the Company issued
warrants to purchase 250,000 shares of common stock for services rendered. The warrants vest immediately, have an exercise price of $2.12 per share, and expire in December 2007.
In relation to this transaction, the Company recorded consulting expense totaling $162,792 as of April 30, 2003.

  Stock Options Issued in
Exchange for Accounts Payable
  During the years ended April 30, 2003
and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, the Company converted accounts payable due to consultants of $65,000, $0, and $65,000, respectively, into options to purchase 72,726, 0, and 72,726 shares, respectively, of common stock. Of these options, 45,454 are exercisable at $1 per share, vest over a one-year period, and expire in September 2012. The remaining options are exercisable at $2.24 per share, vest over a one-year period, and expire in December 2012.

  Stock Options Issued for
Services Rendered
  In July 2002, the Company issued
options to purchase 1,000,000 shares of common stock for services rendered. As of April
30, 2003, options to purchase 500,000 shares of common stock were vested. The options have an exercise price of $1 per share and expire in July 2008. In relation to this transaction, the Company recorded consulting expense totaling $211,390 and prepaid consulting totaling $549,617 as of April 30, 2003.

  In August 2002, the Company issued
options to purchase 400,000 shares of common stock for services rendered. The options vest immediately, have an exercise price of $2 per share, and expire in August 2004. In relation to this transaction, the Company recorded consulting expense totaling $140,372 and prepaid consulting totaling $46,791 as of April 30, 2003.

  Stock Options Issued as
Compensation Expense
  In September 2002, the Company issued
options to purchase 3,005,038 shares of common stock to the President/Chief Executive
Officer/Treasurer/Director in accordance with an employment agreement (see Note 8).

  In February 2003, the Company issued
options to purchase 416,717 shares of common stock and was committed to issue options to purchase 40,000 shares of common stock to the Chief Scientist/Chairman of the Board in accordance with an employment agreement (see Note 8). In relation to this transaction, the
Company recorded compensation expense totaling $59,373 as of April 30, 2003.

The accompanying
notes are an integral part of these financial statements.

  NOTE 9 —
SHAREHOLDERS’ EQUITY (Continued)

  Stock Options —
General
  The Company has adopted only the
disclosure provisions of SFAS No. 123. It applies APB Opinion No. 25 and related interpretations in accounting for its plans and does not recognize compensation expense for its stock-based compensation plans other than for restricted stock and options issued to outside third parties.

  If the Company had elected to
recognize compensation expense based upon the fair value at the grant date for awards under this plan consistent with the methodology prescribed by SFAS No. 123, the
Company’s net loss and loss per share would be reduced to the pro forma amounts indicated below for the years ended April 30, 2003 and 2002:

2003

2002

Net loss

As reported
$ (5,411,265
)
$ (1,389,530
)

Pro forma
$ (6,602,619
)
$ (1,389,530
)

Basic and diluted loss per common share

As reported
$ (0.23
)
$ (0.08
)

Pro forma
$ (0.26
)
$ (0.08
)

  For purposes of computing the pro
forma disclosures required by SFAS No. 123, the fair value of each option granted to employees and directors is estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions for the year ended April 30, 2003. The Company did not grant any options during the year ended April 30, 2002: dividend yield of 0%, expected volatility of 125%, risk-free interest rate of 2.2%, and expected life of two years. All options granted to employees during the year ended April 30, 2003 had an exercise price less than the stock price on the grant date. The weighted-average fair value of these options was $1.63, and the weighted-average exercise price was $1.19.

  The Black-Scholes option valuation
model was developed for use in estimating the fair value of traded options, which do not have vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

  A summary of the Company’s
outstanding options and activity is as follows:

The accompanying
notes are an integral part of these financial statements.

  NOTE 9 —
SHAREHOLDERS’ EQUITY (Continued)

Stock
Options — General (Continued)
  The following summarizes the stock option
transactions:

	Stock Options Employee	Weighted- Average Granted Price per Share	Stock Options Non- Employee	Weighted- Average Granted Price per Share	Total Options	Weighted- Average Granted Price per Share
Outstanding,
August 21, 1995
(inception) to
April 30, 2001	--	$--	--	$--	--	$--
Granted	2,482,011	$0.13	--	$--	2,482,011	$0.13

Outstanding,
April 30, 2002	2,482,011	$0.13	--	$--	2,482,011	$0.13
Granted
Transferred	3,421,755	$1.22	1,472,726	$1.29	4,894,481	$1.24
from subsidiary

	89,410	$0.16	--	$--	89,410	$0.16
Canceled

	(2,065,965)	$1.00	--	$--	(2,065,965)	$1.00

Outstanding,
April
30, 2003
	3,927,211	$0.63	1,472,726	$1.29	5,399,937	$0.81

Exercisable,
April
30, 2003
	3,927,211	$0.63	929,546	$1.44	4,856,757	$0.78

The accompanying
notes are an integral part of these financial statements.

  NOTE 9 —
SHAREHOLDERS’ EQUITY (Continued)

  Stock Options —
General (Continued)

  The weighted-average remaining
contractual life of the options outstanding at April 30, 2003 was 5.96 years. The exercise prices of the options outstanding at December 31, 2002 ranged from $0.13 to $2.81, and information relating to these options is as follows:

     Range of
     Exercise
       Prices

      Stock
    Options
Outstanding

       Stock
     Options
  Exercisable

  Weighted-
   Average
 Remaining
 Contractual
       Life

   Weighted-
    Average
    Exercise
    Price of
    Options
 Outstanding

  Weighted-
   Average
   Exercise
   Price of
    Options
 Exercisable

$ 0.13 - 0.99

2,571,421

2,571,421

5.52 years

$ 0.13

$ 0.13

$ 1.00 - 2.81

2,828,516

2,285,336

6.36 years

$ 1.42

$ 1.53

5,399,937

4,856,757

  Warrants - General
  The
following summarizes the warrant transactions:

     Warrants
Non-Employee

    Weighted-
     Average Granted
        Price
  per Share

Outstanding, August 21, 1995 (inception) to April

30, 2002
--

$ --

Granted
1,695,686

$1.64

Exercised
(47,000
)
$0.83

Outstanding, April 30, 2003
1,648,686

$1.66

Exercisable, April 30, 2003
1,648,686

$1.66

The accompanying
notes are an integral part of these financial statements.

  NOTE 10 — INCOME
TAXES

          The
components of the deferred income tax assets (liabilities) at April 30, 2003 were as follows:

Deferred tax assets

Compensation
$ 1,018,665

Net operating loss carryforwards
2,440,171

Interest
15,117

Other
195

3,474,148

Deferred tax liability

State taxes
(243,160
)

3,230,988

Valuation allowance
(3,230,988
)

Total
$ --

  The following  table  presents the current and deferred  income tax provision for federal and state income taxes for the years ended April 30, 2003 and 2002:

2003

2002

Current

Federal
$ --

$ --

State
1,600

1,934

1,600

1,934

Deferred

Federal
--

--

State
--

--

Total
$ 1,600

$ 1,934

  The  provision  for (benefit  from) income taxes  differs from the amount that would result from  applying the federal statutory rate for the years ended April 30, 2003 and 2002 as follows:

2003

2002

Statutory regular federal income tax rate
34.00
%
34.00
%

State taxes
5.80

5.74

Change in valuation allowance
(39.09
.)
(39.77
)

Other
(0.68
)
(0.09
)

Total
0.03
%
(0.12
.)%

As
of April 30, 2003, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $4,661,000, which begin expiring in 2023. The utilization of net operating loss carryforwards may be limited due to the ownership change under the provisions of Internal Revenue Code Section 382 and similar state provisions.

The accompanying
notes are an integral part of these financial statements.

  NOTE 11 — FINANCING
EXPENSE — RELATED PARTY

In
May 2002, the Company issued warrants to purchase 150,000 shares of common stock to a shareholder/former officer/director of the Company. The warrants vest immediately, are exercisable at $1 per share, and expire on May 31, 2005. Since the Company was in default on the note payable for $150,000 to this shareholder/former officer/director of the
Company, the Company granted these warrants (see Note 6). Accordingly, the Company recorded financing expense of $223,710 during the year ended April 30, 2002.

  NOTE 12 — RELATED
PARTY TRANSACTIONS

During
the years ended April 30, 2003 and 2002 and the period from August 21, 1995 (inception) to
April 30, 2003, the Company purchased $4,767, $0, and $4,767, respectively, of property and equipment from a Board member.

See Notes 6, 7, 8, and 11 for additional related party transactions.

  NOTE 13 —
SUBSEQUENT EVENTS

In
May 2003, the Board of Directors approved the liquidation and termination of the
Company’s subsidiary, VWO, Inc., which did not have any assets or transactions during the year ended April 30, 2003.

In
May 2003, the Company received proceeds of $443,482, net of $10,000 in legal fees, from the sale of 1,410,000 shares of its common stock, which was included in subscriptions receivable at April 30, 2003.

In
May 2003, the holders of all of the Series A surrendered and exchanged their shares for
2,191,874 shares of the Company’s common stock valued at $0.45 per share. The number of shares received included 62,562 penalty shares of common stock for late registration of the common stock. In addition, the Company issued 91,526 shares of common stock to certain shareholders who invested in a private placement, dated October 29, 2002, to compensate them for the late registration of the common stock.

In
May 2003, the Board of Directors approved the formation of the 2003 Stock Incentive Plan and reserved 2,000,000 shares of authorized and unissued shares of common stock for such plan. Under the plan, the Board of Directors also approved the issuance of options to purchase 490,000 shares of common stock to various directors and employees of the Company at an exercise price of $0.75 per share and options to purchase 200,000 shares of common stock to consultants of the Company at an exercise price of $0.50 per share. The plan and the grants are subject to approval by the Company’s shareholders at the next annual meeting in October 2003.

In
May 2003, the Company issued warrants to purchase 150,000 shares of common stock at $0.45 per share to consultants for services rendered.

In
May 2003, the Company issued 45,000 shares of common stock to a consultant for services rendered totaling $15,000.

In
May and June 2003, the Company entered into notes payable agreements for $244,000 with its legal counsel in exchange for services rendered. The notes payable are unsecured, bear interest at 10% per annum, are convertible into shares of common stock at $1 for every dollar outstanding, subject to certain adjustments, and mature in September 2003 unless converted. In June 2003, the Company issued 300,000 shares of common stock to its legal counsel as payment for $100,000 of these notes payable.

In
two private sales in June 2003, the Company sold 600,000 shares of its common stock and raised $200,000.

The accompanying
notes are an integral part of these financial statements.

  NOTE 13 —
SUBSEQUENT EVENTS (Continued)

In
July 2003, the Company entered into a new lease agreement with one of the Company’s directors for a test site in Irvine, California. Under the terms of the contract, the
Company may use the test site from July 1, 2003 to December 31, 2003 for monthly payments of $1,200.

The accompanying
notes are an integral part of these financial statements.

  [THIS PAGE
INTENTIONALLY LEFT BLANK]

  PROSPECTUS

  HIENERGY TECHNOLOGIES,
INC.

  22,272,851
SHARES

  COMMON STOCK

  We have not authorized any dealer,
salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made after the date of this prospectus shall create an implication that the information contained in it or the affairs of HiEnergy Technologies have not changed since the date of this prospectus.

  Until the completion of each offering
(90 days after the date of each offering), all dealers that effect transactions in these shares of common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

  THE DATE OF THIS
PROSPECTUS IS SEPTEMBER 2, 2003

        PART II

  INFORMATION NOT
REQUIRED IN PROSPECTUS

  Item 24. Indemnification
of Directors and Officers

  In accordance with Delaware General
Corporation Law, Section 145, Article XI of our certificate of incorporation, filed as
Exhibit 3.1 hereto, provides that we will indemnify our directors to the full extent permitted by applicable corporate law, except that such indemnity will not apply if the director did not (a) act in good faith and in a manner the director reasonably believed to be in or not opposed to the best interests of the company, and (b) with respect to any criminal action or proceeding, have reasonable cause to believe the director’s conduct was unlawful. The certificate of incorporation also provides that we will advance expenses for such persons pursuant to the terms set forth in our bylaws, or in a separate board of directors resolution or contract. Delaware law requires a corporation to indemnify any such person who is successful on the merits or defense of such action against costs and expenses actually and reasonably incurred in connection with the action.

  Article X of our bylaws, filed as
Exhibit 3.2 hereto, provides that we will indemnify our officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of the company, absent a finding of negligence or misconduct in office. Section 10.6 of our bylaws, as well as Section 11.3 of our certificate of incorporation, also permits us to maintain insurance on behalf of our officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not we have the power to indemnify such person against liability for any of those acts.

  Insofar as indemnification for
liabilities arising under the Securities Act of 1933, as amended (the “Securities
Act”), may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

  Item 25. Other Expenses
of Issuance and Distribution

  The following table sets forth
estimated expenses over the course of the offering. Our estimates are subject to change, except for the SEC registration fee.

Item		Amount ($)

SEC registration fee
	$
		645

NASD Fees		--

Accounting fees and expenses		25,000

Legal fees and expenses		125,000

Blue Sky fees and expenses		10,000

Printing costs		5,000

Commission
		41,900

Miscellaneous fees and expenses		6,000

Total		$213,546

  The selling security holders will pay
for their own legal expenses in connection with the offering.

  Item 26. Recent Sales of
Unregistered Securities

  Set forth below is information
regarding the issuance and sale of our securities without registration during the past three years.

  In August 2003, we issued 666,666
shares of our common stock, and warrants to acquire 220,000 shares of our common stock at a price of $0.75 per share, to Platinum Partners Value Arbitrage Fund LP for gross proceeds of $500,000, and we issued warrants to acquire 60,000 shares of our common stock at a price of $0.8625 per share to Dunwoody Brokerage Services as compensation for facilitating the sale. We also issued 86,957 shares of our common stock, and warrants to acquire 28,697 shares of our common stock at a price of $0.75 per share, to Nicholas Yocca, Danny
M. Beadle and Patrick Bevilacqua for gross proceeds of $60,000. We believe these issuances of securities were exempt under Rule 506 of Regulation D and/or
    Section 4(2) under the Securities Act.

    In August 2003, we issued 400,000 shares of our common stock and warrants to acquire an additional 100,000 shares of our common stock at a price of $0.65 per share, plus 200,000 shares of our common stock and warrants to acquire an additional 50,000 shares of our common stock at a price of $0.69 per share, to Bullbear Capital
         Partners LLP in exchange for $346,000 in cash.  We also issued 217,392 shares of common stock and warrants to acquire 65,942 shares to Richard Melnick in exchange for $150,000 in cash. We believe these issuances of securities ere exempt under Rule
         506 of Regulation D and/or Section 4(2) under the Securities Act.

    In August 2003, we issued a total of 222,222 shares of our common stock, and warrants to acquire an additional
         55,556 shares of our common stock at a price of $0.60 per share, to Mark Yocca, Nicholas Yocca, Paul Kim and
         Central Answering Service, Inc. in exchange for $100,000 in cash.  Mark Yocca, Nicholas Yocca and Paul Kim are each attorneys associated with Yocca Patch & Yocca, LLP, counsel to the Company.  We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

    In May, June, & July 2003, we issued options to purchase an aggregate of 690,000 shares of common stock,
         490,000 shares of common stock to employees and other service providers, with an exercise price of $0.75 and a term of six years; and 200,000 shares of common stock to other service providers, with an exercise price of
         $0.50 and a term of six years, pursuant to the HiEnergy Technologies 2003 Stock Incentive Plan.  We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

    In April 2003, we issued warrants to purchase 50,000 shares of common stock, with an exercise price of $0.50 and a term of three years, to Dunwoody Brokerage Services as compensation for placement services, and in May
         2003, we issued warrants to purchase an aggregate of 150,000 shares of common stock, with an exercise price of
         $0.45 and a term of two years, to H.C. Wainwright & Co., Inc. and assigns as compensation for placement services.  We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2)
         under the Securities Act.

    In February 2003, we issued warrants to purchase 40,000 shares of common stock, with an exercise price of $1.50 and a term of three years, to each of the two principals of Columbus Group/cFour Partners, an employment placement agency, as compensation for services rendered to HiEnergy Technologies. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

    In February 2003, we issued stock options to purchase 416,717 shares of common stock, with an exercise price of
         $2.81 and a term of 5 years to our Chief Scientist and Chairman of the Board in connection with his employment agreement. An additional stock option to purchase 40,000 shares of common stock, with an exercise price of
         $2.81 and a term of 5 years was granted on June 26, 2003.  We believe the issuance was exempt under Rule 506 of
         Regulation D and/or Section 4(2) under the Securities Act.

    In January 2003, we issued 80,000 shares of common stock to Keith Cowan, a former director and executive officer of HiEnergy Microdevices, in connection with a settlement agreement. Mr. Cowan is an accredited investor. These shares were returned to the Company in April 2003. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

    As an accommodation to adjust amounts owing to QED Law Group, P.L.L.C., on December 19, 2002, we issued stock options to Shea Wilson and Derek Woolston to purchase an aggregate of 27,272 shares of common stock at $2.24 per share. December 19, 2002 was the third trading day following our filing of a report on Form 10-QSB for the quarterly period ended October 31, 2002. The closing sales price on December 19, 2002 was $2.79. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

    In December 2002, we issued warrants to purchase 250,000 shares of common stock, with an exercise price of
         $2.12 and a termination date of May 1, 2007, to Wolfe Axelrod Weinberger Associates in connection with the termination of a consulting agreement with HiEnergy Technologies. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

    In November 2002, the Company entered into a termination agreement with its placement agent, whereby the
         Company agreed to issue warrants to purchase 150,000 shares of common stock.  The warrants vest immediately, are exercisable at $2.48 per share and expire 5 years from the date of grant.  We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

    In October 2002, we issued 1,349,934 shares of common stock and 269,990 warrants in connection with a private placement offering of our common stock at $1.35 per unit for aggregate gross proceeds from the offering of approximately $1.8 million. The warrants have an exercise price of $2.50 and a term of 3 years. An offering memorandum was distributed to each investor. Fees consisting of approximately $146,000 and warrants to purchase approximately 162,000 shares of common stock, with an exercise price of $1.35 per share and a term of five years, were paid to H.C. Wainwright & Co., Inc., our placement agents, in connection with this offering.  All of the investors who purchased shares of common stock through the private placement were accredited investors.
         We believe that the offer and sale of the securities through the private placement offering were exempt from registration under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. In addition, for those investors who reside outside the United States and are not United States citizens, comprising $887,350 of the offering, we believe that the offer and sale of securities was exempt pursuant to Regulation S under the
         Securities Act.

    In October  2002,  we issued  approximately  98 shares of Series A  Convertible  Preferred  Stock,  approximately
         68,000 shares of common stock,  and  approximately  256,000  warrants in connection with the closing of a private placement  offering  of our  Series A  Convertible  Preferred  Stock at a face  value of  $10,000  per  share for aggregate  gross  proceeds of  approximately  $930,000.  The shares of Series A Preferred were  convertible  into common  stock at an exchange  rate based on $1.15 per share.  The  warrants  have an exercise  price of $1.50 per share and a term of two years.  On  December  9, 2002,  an  additional  110,620  warrants  were issued to Richard Melnick,  one of the Series A Preferred  investors,  in connection with consulting  services provided to HiEnergy
         Technologies by Mr. Melnick.  Those warrants have the same terms as the warrants  previously issued to the Series
         A Preferred investors.  Fees consisting of approximately  $74,000 and warrants to purchase  approximately 118,000 shares of common  stock,  with an exercise  price of $1.15 per share and a term of five years,  were paid to H.C.
         Wainwright & Co., Inc., our placement  agent,  in connection  with a private  offering.  All of the investors who purchased  Series A Preferred  shares and warrants through the private  placement were accredited  investors.  We believe  that the offer and sale of the  securities  through  the  private  placement  offering  were exempt from registration  under Rule 506 of  Regulation D and/or  Section  4(2) under the  Securities  Act. In addition,  for those  investors who reside outside the United States and are not United States'  citizens,  comprising  $190,000 of the  offering,  we believe that the offer and sale of  securities  were exempt  pursuant to Regulation S under the Securities Act.

    In September  2002, we issued a stock option to Tom Pascoe,  our  President  and CEO and a director,  to purchase
         3,005,038  shares  of  common  stock in  connection  with his  employment  agreement  with us.  Mr.  Pascoe is an accredited  investor.  We believe the issuance of  securities  was exempt  under Rule 506 of  Regulation D and/or
         Section 4(2) under the Securities Act.

    As an  accommodation to adjust amounts owing to QED Law Group, P.L.L.C.,  on September 25, 2002, we issued stock options to Shea Wilson and Derek  Woolston to purchase an  aggregate  of 45,454  shares of common  stock at $1.00 per share.  September  25, 2002 was the third trading day following our filing of a report on Form 10-QSB for the quarterly  period ended July 31, 2002.  The closing sales price on September  25, 2002 was $2.10.  We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

    In September  2002, we issued a stock option to Michal Levy,  our  Corporate  Secretary  and Vice  President,  to
         purchase  89,410  shares of common stock at $0.157 per share  pursuant to her  employment  agreement  with us. In
         September  2002, we also issued 11,178  shares of common stock to Ms. Levy pursuant to her  employment  agreement with us. In June 2003,  we issued an  additional  11,178  shares of common  stock to Ms.  Levy  pursuant  to the exercise of the option.  Ms. Levy is an accredited  investor.  We believe the issuances of securities were exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

    In August 2002, we issued  warrants to purchase  100,000 shares of common stock,  with an exercise price of $0.01 per share and a term of five years,  to H.C.  Wainwright  & Co.,  Inc.  as a retainer  fee in  connection  with a placement  agent letter  agreement.  In December  2002, we issued  warrants to purchase  150,000 shares of common stock,  with an  exercise  price of $2.48  per  share  and a term of five  years,  to H.C.  Wainwright  & Co.  in connection with the termination of the placement  agent letter  agreement.  We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

    In August  2002,  we issued a stock  option to Primoris  Group Inc. to purchase  400,000  shares of common  stock at $2.00  per share  with a term of 5 years in  connection  with a  consulting  agreement.  Primoris  Group  Inc.
         provided  investor  relations  services to us. Since  Primoris Group Inc. is an Ontario  corporation  and has its headquarters  in Toronto,  Ontario,  we believe the issuance of  securities  was exempt from  registration  under
         Regulation S under the Securities Act.

    In July 2002, we issued 11,678 shares of common stock,  par value $0.001 per share,  to Richard Alden, a director of HiEnergy  Technologies,  valued at $1.00 per share to retire the principal and interest  owing to Mr. Alden on a note payable  totaling  $11,678.  The note is  considered  paid in full.  In July 2002,  we also issued  15,000 shares of common  stock,  par value $0.001 per share,  to Rimar  Investments,  Inc.,  a  California  corporation, valued at $1.00 per share to retire  the  principal  and  interest  owing to Rimar  Investments,  Inc.  on a note payable  totaling  $15,000.  The note is  considered  paid in full.  Mr. Alden is one of three  stockholders  and directors of Rimar  Investments,  Inc. We believe the  issuances of stock to Mr. Alden and to Rimar  Investments,
         Inc.  were  exempt  from  registration  pursuant  to Rule 506 of  Regulation  D and/or  Section  4(2)  under  the
         Securities Act. Mr. Alden and Rimar Investments, Inc. are accredited investors.

    In July 2002, we issued and granted a non-qualified stock option to Isaac Yeffet to purchase up to 1,000,000 shares of our common stock with an exercise price of $1.00 per share. The stock option was issued in connection with a consulting agreement between Yeffet Security Consultant, Inc., of which Mr. Yeffet is the sole principal, and HiEnergy Technologies. One half of the shares are exercisable immediately and the other  half are exercisable beginning one year after our Minisenzor product is operational and ready to be shown for approval to appropriate authorities. The stock option agreement was amended and restated in September 2002 to add a cashless exercise provision. We believe the issuance of the stock option to Mr. Yeffet was exempt from registration pursuant to Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. Mr. Yeffet is an accredited investor.

    In July 2002, we issued 11,218 shares of common stock, par value $0.001 per share, to Mr. Al Zuhair, a director of HiEnergy Technologies, valued at $1.00 per share to retire the principal and interest owing to Mr. Al Zuhair on two notes payable in the amounts of $5,780 and $5,438, respectively. The notes are considered paid in full.
         We believe the issuance of the stock to Mr. Al Zuhair was exempt from registration pursuant to Rule 506 of
         Regulation D and/or Section 4(2) under the Securities Act. Alternatively, the offer and sale of the stock may be exempt pursuant to Regulation S under the Securities Act. Mr. Al Zuhair is an accredited investor and resides outside of the United States.

    In May 2002, we issued a warrant to Rheal Cote, a former director, to purchase 150,000 shares of common stock at an exercise price of $1.00 and with a term of three (3) years. Mr. Cote is an accredited investor. We believe that the issuance of the warrant and underlying common stock was exempt from registration under Rule
         506 of Regulation D and/or Section 4(2) under the Securities Act. Since Mr. Cote is a Canadian citizen, we believe the issuance of securities was also exempt from registration under Regulation S under the Securities
         Act.

    In April 2002, we issued 1,225,000 shares of common stock in connection with the initial closing of a private placement offering of our common stock at $1.00 per share. The initial closing was contingent upon closing the reverse acquisition of HiEnergy Microdevices by SLW Enterprises through the voluntary share exchange. In June
         2002, we issued an additional 500,000 shares of common stock at $1.00 per share in connection with the final closing of the private placement for aggregate gross proceeds of $1,725,000. An offering memorandum was distributed to each prospective investor. All of the investors who purchased shares of common stock through the private placement were accredited investors. We believe that the private placement offering was exempt under
         Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.  In addition, for those investors who reside outside the United States and are not United States' citizens, comprising $750,000 of the offering, we believe that the offer and sale of common stock was exempt pursuant to Regulation S under the Securities Act.

    In April 2002, we issued 14,380,200 shares of common stock to the stockholders of HiEnergy Microdevices in connection with a voluntary share exchange offering between SLW Enterprises and the stockholders of HiEnergy
         Microdevices. An offering memorandum was distributed to all of the HiEnergy Microdevices stockholders 20 business days before the offering closed.  We believe that the private placement offering was exempt under Rule
         506 of Regulation D and/or Section 4(2) under the Securities Act.  In addition, for those HiEnergy Microdevices stockholders who reside outside the United States and are not United States citizens, comprising 1,444,606 shares of the offering, we believe that the offer and sale of common stock was exempt pursuant to Regulation S under the Securities Act.

    In April 2002, SLW Enterprises' board of directors authorized and approved the grant and issuance of a stock option to Dr. Bogdan Maglich to purchase 2,482,011 shares of common stock at an exercise price of $0.134 per share. The option will terminate on November 30, 2008. The stock options were granted and issued in exchange for Dr. Maglich's agreement to cancel 111,040 HiEnergy Microdevices stock options issued to him prior to the acquisition of HiEnergy Microdevices by HiEnergy Technologies. The 2,482,011 shares underlying the stock option were calculated at the same rate as the voluntary share exchange transaction, or 22.3524 per HiEnergy
         Microdevices share and the option price was adjusted accordingly from $3.00 per share to $0.134 per share. We believe that the offer and sale of the stock options and underlying common stock was exempt from registration under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. Dr. Maglich is an executive officer and director of both HiEnergy Microdevices and HiEnergy Technologies. The stockholders of HiEnergy
         Technologies, excluding Dr. Maglich and shares beneficially attributed to him, ratified the grant of the stock option at our Annual Meeting of Stockholders held on October 10, 2002.

Item 27. Exhibits

Exhibit Number

Description

2.1(1)

Voluntary
 Share  Exchange   Agreement  by  and  between  HiEnergy Technologies, Inc. and
HiEnergy Microdevices, Inc. dated March 22, 2002

2.2(5)

Agreement
 and  Plan  of  Merger  dated October 18, 2002 by and between the Registrant  and  its wholly  owned  subsidiary,  HiEnergy Technologies, Inc., a Delaware corporation

3.1(5)

Certificate
of  Incorporation of HiEnergy  Technologies,  Inc., a Delaware  corporation,  filed on
October 17, 2002

3.2(5)

Bylaws
of HiEnergy Technologies, Inc., a Delaware corporation, adopted on October 18, 2002

3.3(10)

Certificate
of Elimination of Series A Convertible Preferred Stock

4.1(4)

Designation
 of Relative Rights and Preferences of the Series A Convertible Preferred  Stock
(see Exhibit 3.1)

4.1.1(5)

Specimen
Common Stock Certificate

4.2(1)

Form
of Registration Rights Agreement

4.2.2(5)

Specimen
Series A Convertible Preferred Stock Certificate

4.3(1)

Form
of Amendment No. 1 to Registration Rights Agreement

4.4(3)

Warrant
Certificate issued to Rheal Cote by HiEnergy Technologies, Inc. dated June 3, 2002

4.4.1(5)

Form
 of Registration Rights Agreement between the Registrant and each June 2002  Private
Placement Common Stock investor

4.5(5)

Registration
Rights Agreement dated July 12, 2002 between the Registrant and Isaac Yeffet

4.6(5)

Registration
Rights Agreement dated August 19, 2002 between the Registrant and Primoris Group Inc.

4.7(5)

Form
of Registration Rights Agreement dated October 7, 2002 between the Registrant and the
Series A Convertible Preferred Stock investors

4.8(5)

Form
of Warrant Certificate dated October 7, 2002 issued by the Registrant to each Series A
Convertible Preferred Stock investor

4.9(5)

Form
of Registration Rights Agreement between the Registrant and each October 2002 Private
Placement Common Stock Investor

4.10(5)

Form
of Warrant Certificate issued by the Registrant to each October 2002 Private Placement
Common Stock investor

10.1(5)

Lease
Agreement dated August 15, 2002 between the Registrant and Del Mar Avionics

10.1.1(10)

Addendum
to Original  Lease  Agreement  dated August 15, 2002,  between the Registrant and Del Mar
Avionics dated July 1, 2003

10.3(4)

Stock
Option Agreement between Isaac Yeffet and HiEnergy Technologies, Inc. dated July 12, 2002

10.4(4)

Letter
Agreement between H.C. Wainwright & Co., Inc. and HiEnergy Technologies, Inc.  dated
August 8, 2002

10.4.1(3)

Award
Contract between HiEnergy Microdevices, Inc. and the U.S. Department of Defense dated
February 12, 2002

10.5.1(3)

Employment
Agreement between HiEnergy Microdevices,  Inc. and Dr. Bogdan C. Maglich dated March 6,
2002*

10.6(3)

Assignment
and Assumption of Employment  Agreement between HiEnergy  Technologies,  Inc., HiEnergy
Microdevices, Inc. and Dr. Bogdan C. Maglich dated July 16, 2002*

10.7(3)

Stock
Option Agreement between Dr. Bogdan C. Maglich and HiEnergy Technologies, Inc. effective
April 24, 2002*

10.8(3)

Consulting  Agreement between Yeffet Security  Consultant,  Inc. and HiEnergy
Technologies, Inc. dated July 12, 2002

10.9(5)

Amended
and Restated Nonqualified Stock Option dated July 12, 2002 issued by the Registrant to
Isaac Yeffet

10.11(5)

Consulting
Agreement dated August 1, 2002 between the Registrant and Primoris Group Inc.

10.12(5)

Amendment
No. 1 to the Consulting Agreement dated August 19, 2002 between the Registrant and
Primoris Group Inc.

10.13(5)

Nonqualified
Stock Option (Warrant) dated August 1, 2002 issued by the Registrant to Primoris
Group Inc.

10.15(5)

Letter
Employment Agreement dated February 26, 2002 between HiEnergy Microdevices, Inc. and
Michal Levy*

10.16(5)

Assignment,
Assumption and Amendment of Employment Agreement dated September 17, 2002 by and among the Registrant, HiEnergy Microdevices, Inc. and Michal Levy*

10.17(5)

Nonqualified
Stock Option dated September 17, 2002 issued by the Registrant to Michal Levy*

10.17.1(6)

Form
of Warrant Certificate dated August 11,  2002 issued by the Registrant  to  H.C.
Wainwright & Co., Inc. and Assigns

                   The following warrants have been issued:

Holder

Issue Date

# Shares

Price

Termination

H.C. Wainwright &
8/11/2002

50,000

$0.01

5 years

Co., Inc.

Jason T. Adelman
8/11/2002

16,000

$0.01

5 years

Sherbrooke
8/11/2002

34,000

$0.01

5 years

Partners LLC

10.18(5)

Nonqualified
Stock Option dated September 25, 2002 issued by the Registrant to Chapin E. Wilson

10.18(6)

Form
of Warrant Certificate dated October 7, 2002 issued by the Registrant to H.C.  Wainwright
&Co., Inc. and Assigns

The following warrants have been issued:

Holder

Issue Date

# Shares

Price

Termination

H.C. Wainwright &
10/7/2002
58,773

$1.15

5 years

Co., Inc.

Jason T. Adelman
10/7/2002
15,000

$1.15

5 years

Sherbrooke
10/7/2002
35,000

$1.15

5 years

Partners LLC

Scott Weisman
10/7/2002
3,773

$1.15

5 years

Steven Markovich
10/7/2002
5,000

$1.15

5 years

10.19(6)

Form
of Warrant Certificate dated October 31, 2002 issued by the Registrant to H.C.
Wainwright & Co., Inc. and Assigns

The following warrants have been issued:

Holder

Issue Date

# Shares

Price

Termination

H.C. Wainwright &
10/31/2002
80,997

$1.35

5 years

Co., Inc.

Jason T. Adelman
10/31/2002
16,000

$1.35

5 years

Sherbrooke
10/31/2002
37,000

$1.35

5 years

Partners LLC

Scott Weisman
10/31/2002
3,997

$1.35

5 years

Robert Nathan
10/31/2002
24,000

$1.35

5 years

10.19(5)

Nonqualified
Stock Option dated September 25, 2002 issued by the Registrant to Derek W. Woolston

10.20(5)

Employment
Agreement dated September 25, 2002 between the Registrant and Tom Pascoe*

10.21(5)

Nonqualified
Stock Option effective September 25, 2002 issued by the Registrant to Tom Pascoe*

10.22(5)

Form
of Series A Convertible Preferred Stock Purchase Agreement dated October 7, 2002 between the Registrant and the investors named therein

10.23(5)

Consulting
Agreement dated September 25, 2002 between the Registrant and Barry Alter*

10.24(5)

Form
of  Subscription  Agreement  between the  Registrant and each April 2002 Private
Placement Common Stock investor

10.25(5)

Form
of  Subscription  Agreement  between the  Registrant  and each October  2002  Private
Placement Common Stock investor

10.26(7)

Warrant
 Certificate  dated  December 9, 2002 issued by the  Registrant to Wolfe Axelrod
Weinberger Associates LLC

10.29(7)

Termination
Agreement dated November 27, 2002 between HiEnergy Technologies, Inc. and H.C. Wainwright
& Co., Inc.

10.30(7)

Termination
 Agreement  dated  December 2, 2002  between  HiEnergy Technologies, Inc. and Wolfe
Axelrod Weinberger Associates LLC

10.31(7)

Form
of Warrant Certificate dated December 9, 2002 issued by the Registrant to H.C. Wainwright
& Co., Inc. and Assigns

                    The following warrants have been issued:

Holder

Issue Date

# Shares

Price

Termination

Sherbrooke
12/9/2002

80,000

$2.48

5 years

Partners LLC

Jason T. Adelman
12/9/2002

40,000

$2.48

5 years

Steven Markovich
12/9/2002

5,000

$2.48

5 years

H.C. Wainwright &
12/9/2002

25,000

$2.48

5 years

Co., Inc.

10.32(7)

Placement
Agent  Agreement dated  December 16, 2002  between HiEnergy  Technologies, Inc.  and
Seabury Transportation Advisors LLC

10.32.1(10)

Letter
dated July 2003 terminating agreement with Seabury Transportation Advisors, LLC

10.33(7)

Nonqualified
 Stock  Option  dated  December  19,  2002  issued  by HiEnergy  Technologies, Inc.  to
Chapin E. Wilson

10.34(7)

Nonqualified
Stock  Option dated  December 19, 2002  issued by HiEnergy  Technologies, Inc.  to Derek
W. Woolston

10.35(7)

Settlement
Agreement dated January 15, 2003 between HiEnergy Technologies, Inc. and Keith Cowan

10.36(7)

Settlement
 Agreement dated  February 14, 2003  among HiEnergy  Technologies,  Inc.,  Columbus
Group/cFour Partners, Robert W. Bellano and Shaun Corrales

10.37(7)

Form
 of  Warrant   Certificate   dated  February  17,  2003  between  HiEnergy  Technologies,
Inc. and the principals of Columbus Group/cFour Partners

The
 following warrants have been issued:

Holder

Issue Date

# Shares

Price

Termination

Shaun Corrales
2/17/2003
40,000

$1.50

3 years

Robert W. Bellano
2/17/2003
40,000

$1.50

3 years

10.38(7)

Award
Contract  dated January 15,  2003 by the U.S.  Department of  Defense to  HiEnergy
Technologies, Inc. (Confidential Treatment Requested As to Parts)

10.39(8)

Letter
Agreement                dated                November                18,
               2002                between                HiEnergy
               Technologies,                Inc.                and                HWH
Enterprises, Inc.

10.40.1(9)

Client
Fee Agreement between HiEnergy Technologies and Yocca Patch & Yocca, LLP

10.40.2(9)

Form
of Promissory                    Note                    between
                   HiEnergy                    Technologies,                    Inc.
                   and                    Yocca                    Patch
& Yocca, LLP

 The following promissory notes have been issued:

No.
Date
Original Principal Amount

1

4/18/03

$ 46,718.40

2

5/27/03
$147,146.81

3

6/10/03
$ 41,667.39

10.41(9)

Jenkins
Capital Management LLC Private Placement Agreement dated April 22, 2003

10.42(9)

Vertical
Ventures Investments LLC Stock Purchase Agreement dated April 23, 2003

10.43(9)

Greenwich
Growth Fund Limited Stock Purchase Agreement dated April 28, 2003

10.44(9)

Consulting
 Agreement dated  April 15, 2003,  between HiEnergy  Technologies, Inc.  and Charles Van
Musscher

10.45(9)

Letter
Agreement between HiEnergy Technologies, Inc. and Roth Investor Relations

10.46(9)

Stock
Option                    Agreement                    between                    Bogdan
                   C.                    Maglich                    and
                   HiEnergy                    Technologies,                    Inc.
dated February 11, 2003*

10.47(10)

HiEnergy
Technologies, Inc. 2003 Stock Option Plan*

10.48(10)

HiEnergy
Technologies, Inc. Form of Stock Option Agreement*

 Options  have  been
 granted as follows:

Grantee           Grant Date      # Shares        Price           Vesting          Termination
----------------- --------------- --------------- --------------- ---------------- ---------------
Harb S. Al        5/16/2003       100,000         $0.75           100% vest on     5/16/2009
Zuhair                                                            11/16/2003
----------------- --------------- --------------- --------------- ---------------- ---------------
David R. Baker    5/16/2003       50,000          $0.75           100% vest on     5/16/2009
                                                                   11/16/2003
----------------- --------------- --------------- --------------- ---------------- ---------------
Bruce E. Del Mar  5/16/2003       30,000          $0.75           100% vest on     5/16/2009
                                                                   11/16/2003
----------------- --------------- --------------- --------------- ---------------- ---------------
Robert H.         5/16/2003       30,000          $0.75           100% vest on     5/16/2009
Drysdale                                                          11/16/2003
----------------- --------------- --------------- --------------- ---------------- ---------------
Ioana C. Nicodin  5/16/2003       50,000          $0.75           50% vest on      5/16/2009
                                                                   11/16/2003;
                                                                   50% vest on
                                                                   11/16/2004
----------------- --------------- --------------- --------------- ---------------- ---------------
Justin R. Hone    6/26/2003       50,000          $0.75           50% vest on      6/26/2009
                                                                   12/26/2003;
                                                                   50% vest on
                                                                   12/26/2004
----------------- --------------- --------------- --------------- ---------------- ---------------
Mu Young Lee      5/16/2003       40,000          $0.75           50% vest on      5/16/2009
                                                                   11/16/2003;
                                                                   50% vest on
                                                                   11/16/2004
----------------- --------------- --------------- --------------- ---------------- ---------------
Tsuey-Fen Chuang  5/16/2003       30,000          $0.75           50% vest on      5/16/2009
                                                                   11/16/2003;
                                                                   50% vest on
                                                                   11/16/2004
----------------- --------------- --------------- --------------- ---------------- ---------------
Alec E. Miller    5/16/2003       30,000          $0.75           50% vest on      5/16/2009
                                                                   11/16/2003;
                                                                   50% vest on
                                                                   11/16/2004
----------------- --------------- --------------- --------------- ---------------- ---------------
Mohammed          6/26/2003       25,000          $0.75           50% vest on      6/26/2009
Muniruzzaman                                                      12/26/2003;
                                                                   50% vest on
                                                                   12/26/2004
----------------- --------------- --------------- --------------- ---------------- ---------------
George W. Kamin   5/16/2003       20,000          $0.75           50% vest on      5/16/2009
                                                                   11/16/2003;
                                                                   50% vest on
                                                                   11/16/2004
----------------- --------------- --------------- --------------- ---------------- ---------------
Chris N. Druey    5/16/2003       20,000          $0.75           50% vest on      5/16/2009
                                                                   11/16/2003;
                                                                   50% vest on
                                                                   11/16/2004
----------------- --------------- --------------- --------------- ---------------- ---------------
Grace A. Fortich  6/26/2003       15,000          $0.75           50% vest on      6/26/2009
                                                                   12/26/2003;
                                                                   50% vest on
                                                                   12/26/2004
----------------- --------------- --------------- --------------- ---------------- ---------------
Peter J. LeBeau   7/16/2003       100,000         $0.50           50% vest on      7/16/2009
                                                                   1/16/2004;
                                                                   50% vest on
                                                                   1/16/2005
----------------- --------------- --------------- --------------- ---------------- ---------------
Ivan Obolensky    7/16/2003       100,000         $0.50           50% vest on      7/16/2009
                                                                   1/16/2004;
                                                                   50% vest on
                                                                   1/16/2005
----------------- --------------- --------------- --------------- ---------------- ---------------
 Kevin S. McKinny   8/27/2003      25,000          $1.02           50% vest on     8/27/2009
                                                                   2/27/2004;
                                                                   50% vest on
                                                                   8/27/2004
----------------- --------------- --------------- --------------- ---------------- ---------------
 Carrie K. Geyer    8/27/2003      25,000          $1.02           50% vest on     8/27/2009
                                                                   2/27/2004;
                                                                   50% vest on
                                                                   8/27/2004
----------------- --------------- --------------- --------------- ---------------- ---------------
 Laurel             8/27/2003      15,000          $1.02           50% vest on     8/27/2009
 Hubbard-Nowak                                                     2/27/2004;
                                                                   50% vest on
                                                                   8/27/2004
----------------- --------------- --------------- --------------- ---------------- ---------------
 Melvin J. Schwartz 8/27/2003      10,000          $1.02           50% vest on     8/27/2009
                                                                   2/27/2004;
                                                                   50% vest on
                                                                   8/27/2004
----------------- --------------- --------------- --------------- ---------------- ---------------
 Giovanni G. Fazio  8/27/2003      10,000          $1.02           50% vest on     8/27/2009
                                                                   2/27/2004;
                                                                   50% vest on
                                                                   8/27/2004
----------------- --------------- --------------- --------------- ---------------- ---------------
 Robert J. Macek    8/27/2003      10,000          $1.02           50% vest on     8/27/2009
                                                                   2/27/2004;
                                                                   50% vest on
                                                                   8/27/2004
----------------- --------------- --------------- --------------- ---------------- ---------------
 Andrew J. Lankford 8/27/2003      10,000          $1.02           50% vest on     8/27/2009
                                                                   2/27/2004;
                                                                   50% vest on
                                                                   8/27/2004

10.49(10)

Yocca,
Patch & Yocca, LLP Stock Purchase Agreement dated June 16, 2003

10.50(10)

Richard
Melnick Stock Purchase Agreement dated June 18, 2003

10.51(10)

Jeffrey
Herman Stock Purchase Agreement dated June 23, 2003

10.52(10)

Form of Stock Purchase Agreement dated August, 2003 between HiEnergy Technologies, Inc. and purchase of common stock and warrants.

10.53(10)

Form
  of   Warrant  Certificate   dated  August         2003  between    HiEnergy
Technologies, Inc. and the purchasers of common stock and warrants

 The       following
 shares and warrants  have been
 issued:

Holder

Issue Date

     # Shares
Issued

     #
     Warrant
Share
s
Price

Termination

Bullbear Capital

8/8/2003

400,000

100,000

$0.65

3 1/2 years

Partners LLC

Nicholas Yocca

8/14/2003

66,667

16,667

$0.60

3 1/2 years

Mark Yocca

8/14/2003

66,667

16,667

$0.60

3 1/2 years

Paul Kim

8/14/2003

44,444

11,111

$0.60

3 1/2 years

Central

8/14/2003

44,444

11,111

$0.60

3 1/2 years

     Communication

Services, Inc.

     Bullbear Capital
Partners LLC

8/25/2003

200,000

50,000

$0.69

3 1/2 years

Richard Melnick

8/25/2003

725,464

18,116

$0.69

3 1/2 years

Platinum Partners Value Arbitrage Fund LP

8/28/2003

333,333

110,000

$0.75

3 1/2 years

Platinum Partners Value Arbitrage Fund LP
8/29/2003
333,333

110,000

$0.75

3 1/2 years

Richard Melnick
8/28/2003
144,928

47,826

$0.75

3 1/2 years

Nicholas J. Yocca
8/29/2003
43,478

14,348

$0.75

3 1/2 years

Danny M. Beadle
8/29/2003
14,493

4,783

$0.75

3 1/2 years

Patrick Bevilacqua
8/29/2003
28,986

9,565

$0.75

3 1/2 years

10.54(10)

International
 Distribution  Agreement   between  the  Registrant and  Electronic  Equipment  Marketing
Company (EEMCO) dated July 28, 2003

14.1(9)

Code
of Ethics for Senior Financial Officers of HiEnergy Technologies, Inc.

16.1(1)

Letter
of Manning Elliott

21.1(9)

List
of Subsidiaries

23.1

Consent
of Singer Lewak Greenbaum & Goldstein LLP, independent accountants

23.2

Consent
of Yocca,                                Patch & Yocca, LLP
(contained in Exhibit 5.1)

24.1

Power
of Attorney (contained on the signature page to this registration statement)

  * Indicates a management compensatory
plan or arrangement.

  (1)
          Filed on May 10, 2002 as an exhibit to HiEnergy Technologies’ report on
          Form 8-K dated April 25, 2002 and incorporated herein by reference.

  (2)
          Filed on June 2, 2000 as an exhibit to HiEnergy Technologies’ registration statement on Form SB-2 (File No. 333-38536) and incorporated herein by reference.

  (3)
          Filed on July 29, 2002 as an exhibit to HiEnergy Technologies’ annual report on Form 10-KSB for the fiscal year ended April 30, 2002, and incorporated herein by reference.

  (4)
          Filed on September 20, 2002 as an exhibit to HiEnergy Technologies’
          quarterly report on Form 10-QSB for the fiscal quarter ended July 31, 2002, and incorporated herein by reference.

  (5)
          Filed on November 6, 2002 as an exhibit to HiEnergy Technologies’
          registration statement on Form SB-2 and incorporated herein by reference.

  (6)
          Filed on December 16, 2002 as an exhibit to HiEnergy Technologies’
          quarterly report on Form 10-QSB for the fiscal quarter ended October 31, 2002, and incorporated herein by reference..

  (7)
          Filed on February 25, 2003 as an exhibit to HiEnergy Technologies’
          registration statement on Form SB-2/A (File No. 333-101055) and incorporated herein by reference.

  (8)
          Filed on March 24, 2003 as an exhibit to HiEnergy Technologies’ quarterly report on Form 10-QSB for the fiscal quarter ended January 31, 2003, and incorporated herein by reference.

  (9)
          Filed on August 8, 2003 as an exhibit to HiEnergy Technologies’ annual report on Form 10-KSB for the fiscal year ended April 30, 2003, and incorporated herein by reference.

  (10)
          Filed on or about September 3, 2003 as an exhibit to HiEnergy Technologies’
          post-effective amendment no. 1 to its registration statement on Form SB-2/A (File No. 333-101055) and incorporated herein by reference.

  Item 28. Undertakings

  The undersigned Registrant hereby
undertakes:

  (1)
          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)
include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

(iii)
include any additional or changed material information on the plan of distribution.

  (2)
          That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
          To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

  Insofar as indemnification for
liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Securities
Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  SIGNATURES

  In accordance with the requirements
of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Irvine, State of California, on the 29th day of August, 2003.

                                               HIENERGY TECHNOLOGIES, INC.

                                               By: /s/ Bogdan C. Maglich
                                               Bogdan C. Maglich,
                                               Chief Executive Officer, President,

                                               Treasurer and Chief Scientific Officer
                                               (Principal Executive Officer and
                                               Principal Financial Officer)

  POWER OF ATTORNEY

  Each person whose individual
signature appears below hereby authorizes Bogdan C. Maglich as attorney-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments, and any related prospectus and any amendment thereto.

  Pursuant to the requirements of the
Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the 28th day of August, 2003.

Signature	Title

/s/ B. C. Maglich B. C. Maglich	Chairman of the Board, Chief Executive Officer, President, Treasurer and Chief Scientific Officer (Principal Executive Officer and Principal Financial Officer)

   /s/ Harb Al
Zuhair Harb Al Zuhair	Director

/s/ David R. Baker David R. Baker	Director

   /s/ Robert
Drysdale Robert Drysdale	Director

  EXHIBITS FILED WITH
THIS REGISTRATION STATEMENT

Exhibit Number

Description

5.1

Opinion
of Yocca, Patch & Yocca, LLP

23.1

Consent
of Singer, Lewak, Greenbaum & Goldstein, LLP, Independent Auditors

23.2

Consent
of Yocca, Patch & Yocca, LLP (contained in Exhibit 5.1)

24.1

Power
of Attorney (contained on the signature page to this registration statement)